UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A INFORMATION

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Securities Exchange Act of 1934
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Northfield Bancorp, Inc.

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April 25, 2014
Dear Fellow Stockholder:
We cordially invite you to attend the 2014 Annual Meeting of Stockholders of Northfield Bancorp, Inc., the parent company of Northfield Bank. The Annual Meeting will be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York 10314, at 10:00 a.m., local time, on May 28, 2014.
The accompanying Notice of Annual Meeting and Proxy Statement describe the formal business expected to be transacted. During the Annual Meeting we also will report on the consolidated operations of Northfield Bancorp, Inc.
The business to be conducted at the Annual Meeting consists of the election of four directors, the approval of the Northfield Bancorp, Inc. 2014 Equity Incentive Plan, the approval of the Northfield Bancorp, Inc. Management Cash Incentive Plan, the ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2014, and the consideration of an advisory, non-binding resolution, with respect to the executive compensation described in the Proxy Statement.
The Board of Directors has determined that the matters to be considered at the Annual Meeting are in the best interest of Northfield Bancorp, Inc., and its stockholders, and unanimously recommends a vote “FOR” each matter to be considered.
YOUR VOTE IS IMPORTANT.   You may vote your shares using the Internet or the telephone by following the instructions set forth in the Proxy Statement. You also may vote by signing, dating, and returning a Proxy Card or voting instruction form, in the postage-paid envelope provided. Voting in advance of the Annual Meeting will not prevent you from voting in person, but will assure that your vote is counted if you are unable to attend the Annual Meeting.
Also provided for your review is our Annual Report on Form 10-K for the year ended December 31, 2013, which contains detailed information concerning our activities and operating performance. On behalf of the Board of Directors, I thank you for your continued support.
Sincerely,

John W. Alexander
Chairman of the Board
and Chief Executive Officer

NORTHFIELD BANCORP, INC.
581 Main Street
Woodbridge, New Jersey 07095
(732) 499-7200
NOTICE OF
2014 ANNUAL MEETING OF STOCKHOLDERS
To Be Held On May 28, 2014
Notice is hereby given that the 2014 Annual Meeting of Stockholders of Northfield Bancorp, Inc. will be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York 10314, at 10:00 a.m., local time, on May 28, 2014.
The Meeting is for the purpose of considering and acting upon:
I.
  The election of four directors;
II.
  The approval of the Northfield Bancorp, Inc. 2014 Equity Incentive Plan;
III.
  The approval of the Northfield Bancorp, Inc. Management Cash Incentive Plan;
IV.
  The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2014;
V.
  An advisory, non-binding resolution, to approve the executive compensation described in the Proxy Statement; and
such other matters as may properly come before the Annual Meeting, or any adjournments thereof. The Board of Directors is not aware of any other business to come before the Annual Meeting.
Any action may be taken on the foregoing proposals at the Annual Meeting on the date specified above, or on any date or dates to which the Annual Meeting may be adjourned. Stockholders of record at the close of business on April 15, 2014, are the stockholders entitled to vote at the Meeting, and any adjournments thereof.
Your Vote is Important
Please vote as promptly as possible by using the Internet or telephone, or by signing, dating, and returning the Proxy Card or voting instruction form, in the postage-paid envelope.
Even if you plan to attend the meeting, you may choose to vote your shares by internet, by telephone or by signing, dating, and returning the enclosed proxy card without delay in the postage-paid envelope. Any proxy that you give may be revoked at any time before it is exercised. You may revoke a proxy by filing with the Corporate Secretary of Northfield Bancorp, Inc., a written revocation, or a duly executed proxy bearing a later date. If you attend the meeting you may revoke your proxy and vote personally on each matter brought before the meeting. However, if your shares are not registered in your name, you will need additional documentation from the record holder to vote personally at the meeting.

By Order of the Board of Directors
Woodbridge, New Jersey April 25, 2014	M. Eileen Bergin Vice President, Corporate Secretary

Proxy Statement
NORTHFIELD BANCORP, INC.
581 Main Street
Woodbridge, New Jersey 07095
(732) 499-7200
2014 ANNUAL MEETING OF STOCKHOLDERS
May 28, 2014
This Proxy Statement is furnished in connection with the solicitation of proxies on behalf of the Board of Directors of Northfield Bancorp, Inc. to be used at the 2014 Annual Meeting of Stockholders of Northfield Bancorp, Inc. (the “Company”), which will be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York 10314, at 10:00 a.m., local time, on May 28, 2014, and all adjournments of the Annual Meeting. The accompanying Notice of Annual Meeting of Stockholders and this Proxy Statement are first being made available to stockholders on or about April 25, 2014.
REVOCATION OF PROXIES
Stockholders who execute proxies in the form solicited hereby retain the right to revoke them in the manner described below. Unless so revoked, the shares represented by such proxies will be voted at the Annual Meeting and all adjournments thereof. Proxies solicited on behalf of our Board of Directors will be voted in accordance with the directions given thereon. You may vote by using the Internet or telephone or by signing, dating, and returning your Proxy Card or voting instruction form to Northfield Bancorp, Inc. Unrevoked proxies we receive that are signed and dated, but contain no instructions for voting, will be voted “FOR” Proposals I, II, III, IV and V, as set forth in this Proxy Statement.
Proxies may be revoked by sending written notice of revocation to the Corporate Secretary of Northfield Bancorp, Inc., M. Eileen Bergin, at the address shown above, or by returning a duly executed proxy bearing a later date by mail as described on your Proxy Card. The presence at the Annual Meeting of any stockholder who had given a proxy shall not revoke such proxy unless the stockholder delivers his or her ballot in person at the Annual Meeting or delivers a written revocation to the Corporate Secretary prior to the voting of such proxy.
VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF
Holders of record of our shares of common stock, par value $0.01 per share, as of the close of business on April 15, 2014, are entitled to one vote for each share then held. As of April 15, 2014, there were 54,198,365 shares of common stock issued and outstanding. The presence in person or by proxy of a majority of the outstanding shares of common stock entitled to vote is necessary to constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining that a quorum is present. A list of such stockholders will be available for inspection at 581 Main Street, Woodbridge, New Jersey 07095 for 10 days prior to the Annual Meeting. The list also will be available for inspection at the Annual Meeting.
As to the election of directors, a stockholder may: vote FOR ALL NOMINEES proposed by the Board; vote to WITHHOLD AUTHORITY FOR ALL NOMINEES; or vote FOR ALL EXCEPT one or more of the nominees being proposed. Directors are elected by a plurality of votes cast, without regard to either broker non-votes, or proxies as to which the authority to vote for the nominees being proposed is withheld.
As to the approval of the Northfield Bancorp, Inc. 2014 Equity Incentive Plan, by checking the appropriate box, a stockholder may: (i) vote FOR the approval; (ii) vote AGAINST the approval; or (iii) ABSTAIN from voting on such approval. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of the Northfield Bancorp, Inc. 2014 Equity Incentive Plan.

As to the approval of the Northfield Bancorp, Inc. Management Cash Incentive Plan, by checking the appropriate box, a stockholder may: (i) vote FOR the approval; (ii) vote AGAINST the approval; or (iii) ABSTAIN from voting on such approval. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of the Northfield Bancorp, Inc. Management Cash Incentive Plan.
As to the ratification of KPMG LLP as our independent registered public accounting firm, a stockholder may: (i) vote FOR the ratification; (ii) vote AGAINST the ratification; or (iii) ABSTAIN from voting on such ratification. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the ratification of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2014.
As to the advisory, non-binding resolution to approve our executive compensation as described in this Proxy Statement, a stockholder may: (i) vote “FOR” the resolution; (ii) vote “AGAINST” the resolution; or (iii) “ABSTAIN” from voting on the resolution. The affirmative vote of a majority of the votes cast at the Annual Meeting, without regard to either broker non-votes, or shares as to which the “ABSTAIN” box has been selected on the proxy card, is required for the approval of this non-binding resolution. While this vote is required by law, it will neither be binding on Northfield Bancorp, Inc. or the Board of Directors, nor will it create or imply any change in the fiduciary duties of, or impose any additional fiduciary duty on Northfield Bancorp, Inc. or the Board of Directors.
Persons and groups who beneficially own in excess of five percent of our shares of common stock are required to file certain reports with the Securities and Exchange Commission (the “SEC”) regarding such ownership pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”). The following table sets forth, as of April 15, 2014, the shares of our common stock beneficially owned by each person known to us who was the beneficial owner of more than five percent of the outstanding shares of common stock.

Name and Address of Beneficial Owner(s)	Amount of Shares Owned and Nature of Beneficial Ownership(1)		Percent of Shares of Common Stock Outstanding
Northfield Bank Employee Stock Ownership Plan 1731 Victory Blvd. Staten Island, NY 10314	3,838,976		7.08%
Advisory Research, Inc. 180 N. Stetson Ave. Chicago, IL 60601	3,374,996	(2)	6.23%

(1)
  In accordance with Rule 13d-3 under the Exchange Act, a person is deemed to be the beneficial owner for purposes of this table, of any shares of common stock if he has shared voting or investment power with respect to such security, or has a right to acquire beneficial ownership at any time within 60 days from the date as of which beneficial ownership is being determined. As used herein, “voting power” is the power to vote or direct the voting of shares and “investment power” is the power to dispose or direct the disposition of shares, and includes all shares held directly as well as by spouses and minor children, in trust and other indirect ownership, over which shares the named individuals effectively exercise sole or shared voting or investment power.
(2)
  This information is based on Schedule 13G filed by Advisory Research, Inc., with the Securities Exchange Commission on February 14, 2014.

Corporate Governance and Board Matters
Board of Directors, Leadership Structure, Role in Risk Oversight, Meetings and Standing Committees
Board of Directors.   There are currently 12 members of the Board of Directors:

John W. Alexander	John P. Connors, Jr.	Steven M. Klein
John R. Bowen	John J. DePierro	Susan Lamberti
Annette Catino	Timothy C. Harrison	Frank P. Patafio
Gil Chapman	Karen J. Kessler	Patrick E. Scura, Jr.

The Board of Directors affirmatively determines the independence of each director in accordance with NASDAQ Stock Market rules, which include all elements of independence as set forth in the listing requirements for NASDAQ securities. The Board of Directors has determined that each of the above Directors, other than John W. Alexander and Steven M. Klein, meet the independence standards to serve on the Board of Directors. In addition, the Board of Directors has determined that all of the above directors, other than John W. Alexander, John P. Connors, Jr., and Steven M. Klein, qualify to serve on the Audit Committee and the Compensation Committee pursuant to applicable independence requirements and guidelines of NASDAQ and the rules and regulations of the SEC.
The Board of Directors has also determined that Directors Catino, Chapman, Harrison, Patafio and Scura each meet the qualifications to serve as an “audit committee financial expert” as that term is used in the rules and regulations of the SEC. The Board of Directors has designated Audit Committee members Catino and Scura as “audit committee financial experts.”
Leadership Structure.   The Nominating and Corporate Governance Committee and the Board of Directors periodically review the functioning of the Board, including an assessment of its effectiveness, and the ability of directors to identify and discuss topics of interest or concern for Board discussion. The Board of Directors believes that it should maintain the flexibility to select the Chairman, and its Board leadership structure, based upon the Board’s operating needs and its assessment of what is in the best interest of the Company and its stockholders. Currently, the offices of the Chairman of the Board and the Chief Executive Officer are combined, with Mr. Alexander serving as both. The Board of Directors believes that combining the Chairman and Chief Executive Officer positions is an effective corporate governance structure for the Company at this time. Mr. Alexander’s combined roles effectively utilize his extensive experience and knowledge regarding the Company and the financial services industry, thereby allowing him to lead Board discussions regarding the Company’s business, its strategy, and its risks, as well as providing unified leadership for the Company.
The Board of Directors also recognizes the importance of strong independent leadership on the Board. Accordingly, in addition to the Board maintaining a majority of independent directors and independent Nominating and Corporate Governance, Compensation, and Audit Committees, the Board also has designated the position of Lead Independent Director. The Board of Directors believes that the Lead Independent Director structure provides the similar independent leadership, oversight, and benefits for the Company and the Board that would be provided by an independent Chairman. Our Corporate Governance Principles provide that a majority of the independent directors appoint the Lead Independent Director. Currently, Mr. John J. DePierro serves as the Board’s Lead Independent Director. The Lead Independent Director also serves as Chairman of the Nominating and Corporate Governance Committee. The independent directors also have approved a Lead Independent Director Charter delineating the role and responsibilities of the Lead Independent Director, which include the following:
•
  promote open and effective communications among the non-management members of the Board of Directors and between non-management directors and the management of the Company, including in particular the Chairman and Chief Executive Officer. The role of the Lead Director also is to facilitate and promote the Board’s strength and independence;
•
  convene and chair executive sessions of the non-management and independent directors at least twice annually, and other meetings as may be necessary from time to time and, as appropriate, provide prompt feedback to the Chief Executive Officer;

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  coordinate and develop the agenda for and chair executive sessions of the non-management and independent directors;
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  coordinate feedback to the Chief Executive Officer on behalf of non-management and independent directors regarding business issues and management;
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  coordinate and develop with the Chairman of the Board the agendas for meetings of the Board and informational needs associated with those agendas and presentations;
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  discuss the results of the Chief Executive Officer’s performance evaluation with the Chairman of the Compensation Committee;
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  convey to the Chief Executive Officer, together with the Chairman of the Compensation Committee, the results of the Chief Executive Officer’s performance evaluation;
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  identify and develop with the Chairman of the Board and the Nominating and Corporate Governance Committee, the Board’s compositional needs and criteria for director candidates;
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  coordinate with legal counsel, responses to questions and/or concerns from stockholders or other interested parties that were communicated or addressed to the Company’s non-management directors; and
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  perform such other duties as may be necessary for the Board to fulfill its responsibilities or as may be requested by the Board as a whole, by the non-management Directors, or by the Chairman of the Board.
Role in Risk Oversight.   The Board of Directors fulfills its risk oversight role primarily through its Risk Committee, and its other standing committees. The Risk Committee has responsibility for enterprise-wide risk management and determining that significant risks of the Company are monitored by the Board of Directors or one of its standing committees. In addition, the Risk Committee reviews new products and services proposed to be implemented by management to determine that appropriate risk identification has occurred; controls are considered to mitigate identified risks to an acceptable level, and significant risks are monitored by one of the Board’s standing committees.
Each Board committee and its chair work closely with the Chief Risk Officer and other members of management in overseeing its assigned risks and each committee receives reports and information regarding risk issues directly from management and, in some cases, the Risk Committee. Each of the Board’s committees is responsible for oversight of specific risks as outlined in each of its charters. In addition, director committee assignments are made with the intention of having directors serve on multiple committees to foster communications and synergies between committees, while reducing redundancies and inefficiencies.
The Board periodically receives reports and information about the Company’s enterprise-wide risk management program directly from the Risk Committee and members of management, including the Chief Risk Officer. The chair of each committee makes periodic reports to the Board of Directors regarding significant activities and actions of their committee, including activities related to risk monitoring and oversight. The reports are discussed and accepted by the Board of Directors, with specific approvals provided for certain actions of the committees.
Related to compensation programs of our employees, the Compensation Committee, in consultation with its third-party independent consultants, and with the assistance of the Chief Risk Officer, the Chief Executive Officer and the President, performed a risk assessment of the Company’s compensation program (including cash incentive compensation) for all employee levels within the Company. The objective of the review was to determine if the compensation programs, at all employee levels, encouraged behaviors that exposed the Company to unacceptable levels of risk in relation to its business model. The review evaluated the balance of compensation elements between cash and equity, fixed versus variable compensation, and long-term versus short-term compensation. The review considered the level of potential cash incentive compensation as compared to base salary, the focus of individual goals, weighting, amount of hold backs, appropriateness of clawbacks, and the balance of such goals, as well as, internal controls in place to mitigate possible high risk behaviors.

Based upon its risk assessment, the Compensation Committee concluded that the compensation programs (including cash incentive compensation) for all employee levels were based on balanced performance metrics that were reasonable in relation to base salary, and promoted disciplined progress towards longer-term strategic goals. The Compensation Committee also concluded that the compensation programs did not motivate improper risk taking, and are not reasonably likely to have a material adverse effect on the Company. The Company will continue to conduct risk assessments and will review our process in light of any new and emerging regulations.
Meetings.   The business of Northfield Bancorp, Inc. is conducted at regular and special meetings of the Board and its standing committees. During the year ended December 31, 2013, the Board of Directors held 12 meetings, consisting of 11 regular monthly meetings and one annual reorganization meeting. In addition, the Board of Directors and its committees will meet for training purposes and occasionally hold conference calls to finalize or update topics discussed at its regular meetings. Independent directors meet in executive sessions, no less than twice a year.
No member of the Board or any committee thereof attended fewer than 75% of the aggregate of: (i) the total number of meetings of the Board of Directors (held during the period for which she or he has been a director); and (ii) the total number of meetings held by all committees of the Board on which she or he served (during the periods that she or he served).
Standing Committees.   The Company has six standing committees of the Board consisting of the Nominating and Corporate Governance, Audit, Compensation, Risk, Loan, and Compliance Committees.
The duties and responsibilities of the Board’s standing committees are as follows:
The Nominating and Corporate Governance Committee consists of Directors DePierro, who serves as Chairman, Catino, and Lamberti. Our Board of Directors has adopted a written charter for the Nominating and Corporate Governance Committee, which is available at our website at www.eNorthfield.com. The Nominating and Corporate Governance Committee met four times during the year ended December 31, 2013.
The duties and responsibilities of the Nominating and Corporate Governance Committee include assisting the Board of Directors in implementing policies and practices related to corporate governance, including:
•
  reviewing and monitoring our compliance with our Corporate Governance Principles, Code of Conduct and Ethics for Employees, Officers and Directors, and Code of Conduct and Ethics for Senior Financial Officers;
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  periodically evaluating the size, composition, and independence of the Board of Directors (and its committees);
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  evaluating individuals to be considered for Board service;
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  recommending director nominees to the Board;
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  overseeing the process to assess Board and committee effectiveness;
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  making recommendations to the Board with respect to committee assignments;
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  in consultation with the Compensation Committee, reviewing and recommending director compensation; and
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  monitoring compliance with director and executive stock ownership guidelines.
The Audit Committee consists of Directors Catino, who serves as Chairman, Bowen, Kessler, Lamberti, and Scura. Our Board of Directors has adopted a written charter for the Audit Committee, which is available at our website at www.eNorthfield.com. The Audit Committee met 12 times during the year ended December 31, 2013.
The duties and responsibilities of the Audit Committee include:
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  monitoring and overseeing the integrity of our accounting and financial reporting process, audits, financial statements and systems of internal controls;

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  monitoring and overseeing the independence and performance of our external auditors, internal auditors, and outsourced internal audit consultants;
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  facilitating communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants; and
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  maintaining oversight of the external auditors, including the appointment, compensation, retention and, when considered necessary, the dismissal of the external auditors.
The Compensation Committee consists of Directors Scura, who serves as Chairman, Catino, Chapman, and DePierro. Our Board of Directors has adopted a written charter for the Compensation Committee, which is available on our website at www.eNorthfield.com. The Compensation Committee met ten times during the year ended December 31, 2013.
The duties and responsibilities of the Compensation Committee include:
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  reviewing, evaluating and recommending objectives relevant to the Chief Executive Officer’s compensation; evaluating the Chief Executive Officer’s performance relative to established goals; and reviewing, evaluating and recommending to the Board the Chief Executive Officer’s compensation including amounts available for awards under incentive cash plans and equity-based plans;
•
  reviewing, evaluating and recommending, in consultation with the Chief Executive Officer, goals relevant to the compensation of our other executive management; reviewing such officers’ performance in light of these goals and recommending to the Board such officers’ compensation, including amounts available for awards under cash incentive plans and equity-based plans, based on this evaluation;
•
  reviewing the Company’s compensation practices and the relationship among risk, risk management and compensation in light of the Company’s objectives, including its safety and soundness and the avoidance of practices that would encourage excessive risk;
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  establishing and administering our equity based plans, and incentive cash compensation program for executive management;
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  reviewing, evaluating and recommending, in consultation with the Nominating and Corporate Governance Committee, the compensation to be paid to our directors and to directors of our affiliates for their service on the Board;
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  reviewing, evaluating and recommending succession planning and development for executive officers;
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  appointing the named fiduciaries and the plan administrator for employee benefit plans subject to ERISA; approving the fiduciary rules; approving the compensation for any named fiduciary who is not an employee; and receiving reports from and overseeing the named fiduciaries;
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  reviewing, evaluating and recommending the terms of employment and severance agreements and arrangements for executive management, including any change of control and indemnification provisions, as well as other compensatory arrangements and perquisite programs for executive management;
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  reviewing and approving changes in our qualified benefit plans that result in a material change in costs or the benefit levels provided and changes in a plan trustee, administrator, or service provider;
•
  reviewing the compensation discussion and analysis included in the proxy statements of the Company, and approving the related Compensation Committee Report; and
•
  reviewing and evaluating annually the independence of compensation committee consultants and legal advisors.
The Risk Committee’s duties and responsibilities include monitoring the Company’s enterprise-wide risk management program as well as reviewing and monitoring interest rate and liquidity risks, strategic planning and capital deployment, annual budgeting, and asset quality (excluding loans). The Risk Committee met five times during the year ended December 31, 2013.

The Loan Committee’s duties and responsibilities include annually reviewing and recommending for approval all of the Company’s policies related to lending; approving or rejecting loans meeting certain amount criteria as described in loan policies; and monitoring loan quality, including concentrations. The Loan Committee met 13 times during the year ended December 31, 2013.
The Compliance Committee’s duties and responsibilities include overseeing the Company’s Bank Secrecy Act/anti-money laundering and consumer compliance programs, assessing the adequacy of consumer compliance controls and internal consumer compliance monitoring, assessing the effectiveness of management policies, procedures, and practices relating to consumer compliance, and advising the Board of Directors as to the status of our consumer compliance program and ongoing developments relating to consumer compliance matters. The Compliance Committee also provides oversight related to our information technology strategy and risks, and compliance with the Community Reinvestment Act. The Compliance Committee met seven times during the year ended December 31, 2013.
Director and Director Nominee Evaluation Process
The Nominating and Corporate Governance Committee evaluates our current business and strategic plan to determine both the number of directors, and qualifications necessary to properly execute upon the Board’s oversight role. The Committee considers, among other things, the annual self assessment performance results of the Board and its committees, the contributions of each Board member, published board composition survey data and other relevant information pieces. The Committee also consults with its outside corporate and securities counsel, who is expert in corporate governance, as part of this process.
The Nominating and Corporate Governance Committee generally seeks to identify individuals who, at a minimum, satisfy the following criteria:
•
  have the highest personal and professional ethics and integrity and whose values are compatible with our values;
•
  have experience and achievements that have given them the ability to exercise and develop good business judgment;
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  have a willingness to devote the necessary time to the work of the Board and its committees, which includes being available for Board and committee meetings;
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  have a commitment to the communities in which we operate and/or are actively engaged in community activities;
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  are involved in other activities or interests that do not create a conflict with their responsibilities to the Company and its stockholders; and
•
  have the capacity and desire to represent the balanced, best interests of our stockholders as a group, and not primarily a special interest group or constituency.
Specific characteristics that are highly valued by the Committee include relevant and timely experience (both professional and life experiences), commitment to ongoing training and personal development, and ability to promote the interests of the Company, which include involvement in local business, community, and industry groups. The Committee recognizes that each director, and director nominee, is unique and that desired characteristics will be demonstrated at different levels by each individual. The Committee also considers the ability of individuals to work as part of a team to support the strategic initiatives of the Company and whether a candidate satisfies the criteria for “independence” under the NASDAQ corporate governance listing standards.
The Committee does not have a formal policy or specific guidelines regarding diversity among Board members, and generally views and values diversity from the perspective of professional and life experiences, as well as geographic location, representative of the markets in which we do business. The Committee recognizes that diversity in professional and life experiences may include consideration of gender, race, or national origin, in identifying individuals who possess the qualifications that the Committee believes are important to be represented on the Board.
The Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board possessing skills and experience that are relevant to the current business and strategic direction of the Company, and who are willing to continue in service are first considered for re-nomination. The Committee evaluates the value of proven performance and continuity of service by existing members of the Board compared to that of obtaining a new perspective. In addition, the Nominating and Corporate Governance Committee is authorized by its charter to engage a third party to assist in identifying director nominees, if it so chooses.
The following details include for each of the director nominees, and directors continuing in office: their name; age as of December 31, 2013; year in which they first became a director of the Company; year that their term expires; and their business experience for at least the past five years. None of the directors listed below currently serves as a director, or served as a director during the past five years, of a publicly-held entity (other than the Company), with the exception of Mr. Klein who serves on the board of directors of Middlesex Water Company, which is traded on the NASDAQ Stock Market, LLC under the symbol “MSEX”; and Ms. Catino who previously served on the board of directors of Middlesex Water Company, and resigned from the board of directors of Middlesex Water Company effective October 26, 2010. The following also includes the particular experience, qualifications, attributes, or skills considered by the Nominating and Corporate Governance Committee that led the Board to conclude that such person should serve as a director of the Company.

Name, Age, Director Since, Term Expiration	Experience, Qualifications, Attributes, Skills
DIRECTOR NOMINEES:
John W. Alexander, 64, director since 1997 Nominee for term expiring in 2017
Business Experience: Mr. Alexander joined Northfield Bank in 1997, and has served as Chairman of the Board and Chief Executive Officer since 1998 and Chairman of the Board of Northfield Bancorp, Inc. since 2002. Mr. Alexander also served as President of Northfield Bank and Northfield Bancorp, Inc. from October, 2006, through January, 2013.

Reasons why this person should serve as a director: Mr. Alexander has strong analytical and leadership skills. Mr. Alexander resides in Staten Island, New York, and is involved in state and national professional organizations including serving as a director of both the New York Bankers Association and the New Jersey Bankers Association. He is active in many community organizations, including serving on the board of North Shore-LIJ Health System and Staten Island University Hospital, the Staten Island Economic Development Corporation, Snug Harbor Cultural Center and Botanical Garden, and as a director of the Northfield Bank Foundation. Mr. Alexander is a former tax partner with a national accounting and auditing firm, specializing in bank taxation and asset securitization.

Annette Catino, 57, director since 2003 Nominee for term expiring in 2017
Business Experience: Ms. Catino has served as President and Chief Executive Officer of QualCare Alliance Networks, Inc., Piscataway, New Jersey, since 2001, the parent company of QualCare, Inc., a privately-held, managed-care organization. Ms. Catino served as President and Chief Executive Officer of QualCare, Inc. from 1993 until 2012, and continues to serve as Chief Executive Officer of that subsidiary.
Reasons why this person should serve as a director: Ms. Catino has over 35 years of business experience in the healthcare industry. Ms. Catino has strong analytical and leadership skills with extensive experience in healthcare, municipal, and state governmental entities. Ms. Catino has the requisite qualifications to be designated as an audit committee financial expert under the SEC’s rules and regulations. Ms. Catino is a resident of New Jersey and is involved in local professional and community organizations including the Boards of Caucus Educational Corporation, the Val Skinner Foundation and the Meridian Healthcare Perspective. She served on New Jersey Governor Christie’s transition committee on healthcare. Most recently, Ms. Catino was named Ernst & Young’s

Name, Age, Director Since, Term Expiration	Experience, Qualifications, Attributes, Skills

Entrepreneur of the Year in New Jersey. She was also recognized as a National Finalist in the 2013 Ernst & Young Strategic Growth Forum. In 2012 she was named by NJBIZ as one of the 100 Most Powerful People in New Jersey, as well as one of the 50 Most Powerful People in New Jersey Health Care. In addition, she was named by New Jersey Monthly as one of the top 25 Leading Women Entrepreneurs in New Jersey. She serves as Chairman of the Board of Pure Inventions, LLC, a privately held company that manufactures and distributes liquid, dietary supplements in the spa, wellness and natural food markets.

John P. Connors, Jr., 57, director since 2002, Nominee for term expiring in 2017
Business Experience: Mr. Connors is the managing partner of the law firm of Connors & Connors, P.C., located in Staten Island, New York.
Reasons why this person should serve as a director: Mr. Connors has over 26 years of business experience as a practicing attorney. Mr. Connors is admitted to practice in the state and federal courts of New York and New Jersey and the District of Columbia. Mr. Connors has strong risk management skills and in-depth knowledge of contract and professional liability law related to key areas of the Company’s operations. Mr. Connors also has knowledge of and relationships with many of the residents and businesses located in Staten Island, New York. Mr. Connors is a resident of Staten Island, and is involved in local professional and community organizations including the Richmond County Bar Association, Notre Dame Academy, the Snug Harbor Cultural Center and Botanical Garden, and as a director of the Northfield Bank Foundation.

Steven M. Klein, 48, director since 2013, Nominee for term expiring in 2016
Business Experience: Mr. Klein joined the Company in 2005 as Chief Financial Officer. He was named Chief Operating Officer in March, 2011. He was appointed President effective February 1, 2013, and retained the title of Chief Operating Officer.
Reasons why this person should serve as a director: Mr. Klein is a registered certified public accountant, with strong analytical and leadership skills. Mr. Klein has over 25 years experience in banking, and financial reporting, including SEC reporting. He is involved in state and national professional organizations including both the New York Bankers Association and the New Jersey Bankers Association. Mr. Klein is a former audit partner with a national accounting and auditing firm, specializing in community banks.

DIRECTORS CONTINUING IN OFFICE:
John R. Bowen, 73, director since 2003, term expires 2016
Business Experience: Mr. Bowen has over 35 years of business experience in all aspects of community banking, and retired as the Chief Executive Officer of Liberty Bank in 2002.
Reasons why this person should serve as a director: Mr. Bowen has extensive knowledge of banking regulation and internal control, and has strong risk assessment and leadership skills. Mr. Bowen also has extensive experience in loan origination and monitoring. Mr. Bowen is a resident of New Jersey and is involved in local professional and community organizations including the Gateway Regional Chamber of Commerce and as a director of the Northfield Bank Foundation.

Name, Age, Director Since, Term Expiration	Experience, Qualifications, Attributes, Skills
Gil Chapman, 60 director since 2005, term expires 2016
Business Experience: Mr. Chapman has over 25 years of business experience, most recently owning and operating an automobile dealership in Staten Island, New York.
Reasons why this person should serve as a director: Mr. Chapman has strong marketing, sales, and customer service assessment skills. Mr. Chapman has significant experience in employee development, training, and business management. Mr. Chapman also has extensive experience in actively supervising financial personnel while operating his automobile business and has the requisite qualifications to be designated as an audit committee financial expert under the SEC’s rules and regulations. Mr. Chapman is a resident of New Jersey, and is involved in local professional and community organizations including the National Association of Corporate Directors and, as a former Staten Island businessman, the Staten Island Economic Development Corporation and the Staten Island Urban League.

John J. DePierro, 73, director since 1984, term expires 2016
Business Experience: Mr. DePierro has over 45 years of business experience in the healthcare industry. Mr. DePierro recently retired as a consultant to the healthcare industry and is a retired Chief Executive Officer of a major Staten Island health care system.
Reasons why this person should serve as a director: Mr. DePierro has strong leadership skills, and extensive knowledge of corporate governance, as well as knowledge of and relationships with many of the residents and businesses located in Staten Island, New York. Mr. DePierro is a resident of Staten Island, New York, and is involved in local professional and community organizations including directorships at the Seton Foundation for Learning, Mount Manresa Jesuit Retreat House, and the Northfield Bank Foundation.

Timothy C. Harrison, 56, director since 2013, term expires 2015
Business Experience: Since 1990, Mr. Harrison has been a principal in TCH Realty & Development Co., LLC, and affiliated partnerships, which develop retail and office projects. Mr. Harrison is a licensed attorney in the State of New York and the Commonwealth of Pennsylvania.
Reasons why this person should serve as a director: Mr. Harrison has extensive knowledge of real estate development and real estate law and possesses strong risk assessment and leadership skills. Mr. Harrison is a resident of Staten Island, New York and is involved in local professional and community organizations, including Project Hospitality in Staten Island, New York, and as a director of the Northfield Bank Foundation.

Karen J. Kessler, 57, director since 2013, term expires 2015
Business Experience: Ms. Kessler is a founding partner and President of Evergreen Partners, Inc. and has over 25 years of experience in the public relations industry, specializing in reputation management and communication.
Reasons why this person should serve as a director: Ms. Kessler has extensive experience as a leader in the public relations industry. She has been featured in numerous local and national media and is a frequent speaker on the topics of corporate and board best practices, corporate reputation and women in leadership. Ms. Kessler is chairman of the Board of AllSpire Health Partners, the nation’s largest health consortium, and Atlantic Health System. Ms. Kessler, a New Jersey resident, possesses strong skills in risk management, communication, economics, governance, and leadership.

Name, Age, Director Since, Term Expiration	Experience, Qualifications, Attributes, Skills
Susan Lamberti, 71, director since 2001, term expires 2015
Business Experience: Ms. Lamberti was an educator with the New York City public schools until her retirement in 2001.
Reasons why this person should serve as a director: Ms. Lamberti has over 30 years of experience in the New York City Public School system. Ms. Lamberti has strong training and development skills, and has extensive knowledge of and relationships with many residents and businesses located in Staten Island, New York. Ms. Lamberti is a resident of Staten Island, and is involved in local professional and community organizations including the Sisters of Charity Housing Development Fund Corporation, and the Service Auxiliary of Staten Island University Hospital. Ms. Lamberti also serves as Chairman of the Northfield Bank Foundation.

Frank P. Patafio, 53, director since 2013, term expires 2016
Business Experience: Since 2009, Mr. Patafio has served as a senior vice president and portfolio manager at RXR Realty, New York, New York, with interests in approximately $7 billion of assets containing over 17.7 million square feet. From 1999 until 2009, Mr. Patafio was a partner and Chief Financial Officer of The Praedium Group, New York, New York. In addition, Mr. Patafio is a principal in FJKP, LLC, and affiliated partnerships, which develop residential homes and own rental properties.
Reasons why this person should serve as a director: Mr. Patafio has extensive knowledge and experience in real estate development and operations in the New York City marketplace and is a licensed Certified Public Accountant in New York State. Mr. Patafio possesses strong risk assessment skills in real estate investment, operations, and financing. Mr. Patafio is a resident of Staten Island, New York and is a director of the Northfield Bank Foundation.

Patrick E. Scura, Jr., 69, director since 2006, term expires 2015
Business Experience: Mr. Scura was an audit partner with a national accounting and auditing firm for 27 years until his retirement in 2005.
Reasons why this person should serve as a director: Mr. Scura is a former audit partner with a national accounting and auditing firm, specializing in community banking and has over 35 years experience auditing public company financial institutions. Mr. Scura is a licensed certified public accountant, and has strong risk assessment, financial reporting, and internal control expertise. Mr. Scura also has extensive knowledge of and relationships with community banks in our market area. Mr. Scura resides in New Jersey, and is involved in local professional and community organizations including St. Peter’s University and the American Institute of Certified Public Accountants.

Director Compensation
Every three years, director compensation is reviewed in detail by the Compensation Committee, in consultation with the Nominating and Corporate Governance Committee. The Compensation Committee considers, among other things, the size and complexity of the Company, as well as the responsibilities, marketplace availability of necessary skill sets, and the time commitment necessary for the Board, its committees, and its committee chairs, to adequately discharge their oversight role and responsibilities. The Compensation Committee utilizes the assistance of a third-party compensation consultant, Pearl Meyer & Partners (PM&P), and available peer and survey data, regarding director compensation at other comparable financial institutions, as part of this process. For interim years between detailed reviews, the Compensation Committee reviews current market conditions and trends in director compensation in consultation with its third-party compensation consultant. In 2013, the Compensation Committee performed its triennial detailed review of director compensation. Based on market information reviewed, and the current and anticipated functioning of the board and its committees, adjustments were made to the director compensation structure effective September 1, 2013, as detailed below.
On January 24, 2013, Northfield Bancorp, MHC, completed a mutual-to-stock conversion which resulted in a 1.4029-for-one stock split. All references in this Proxy Statement to shares of Northfield Bancorp, Inc. common stock, including restricted stock, options to acquire Northfield Bancorp, Inc. stock, and stock prices have been adjusted to reflect the stock split.
In December 2008, the stockholders of the Company approved the Northfield Bancorp, Inc. 2008 Equity Incentive Plan. The objective of equity awards is to further align the interests of our employees and directors with those of other stockholders and reward sustained performance. In January 2009, the Compensation Committee granted equity awards to each director, consisting of 38,930 shares of restricted common stock, and 97,220 options to purchase shares of common stock at a price of $7.09 per share, representing the closing price of the Company’s common stock on the grant date. The equity awards vest in equal installments over a five-year period, commencing one year from the date of the grant.
The following table sets forth the Director and committee fee structure for the Board and its standing committees (all of which were due and payable in cash) for the year ended December 31, 2013. Directors who are also employees of the Company receive no additional compensation for service as a director. Attendance fees, and one-fourth of any annual retainer, are paid on a quarterly basis, in arrears, unless a director elects to have such fees or a portion thereof, deferred under our non-qualified deferred compensation plan, described below.

	Board of Directors(1)	Nominating and Corporate Governance(2)	Compensation Committee(2)	Audit Committee(3)
Annual Retainer	$54,000	—	—	—
Annual Retainer – Chair	—	$4,000	$8,000	$24,000
Annual Retainer – Members	—	—	—	$12,000
Per Meeting Fee	—	$1,000	$1,000	—

(1)
  Effective September 1, 2013, the Board of Directors’ annual retainer increased from $30,000 to $54,000, per director and meeting fees of $1,250 per meeting were eliminated.
(2)
  Effective September 1, 2013, the annual Chair retainer for the Nominating and Corporate Governance Committee increased from $3,000 to $4,000, the annual Chair retainer for the Compensation Committee was increased from $4,000 to $8,000, and meeting fees for each Committee were increased from $850 to $1,000 per meeting.
(3)
  Effective September 1, 2013, the annual Chair retainer for the Audit Committee was increased from $6,000 to $24,000, a member retainer of $12,000 was established, and meeting fees of $1,250 per meeting were eliminated.
Members of other committees of the Board receive in cash a $1,000 per meeting attendance fee and chairs of such committees receive an annual committee chair retainer of $4,000. Prior to September 1, 2013, other committees of the Board received $850 per meeting fee, and chairs of other committees received annual retainers of $3,000. In addition, the Lead Independent Director receives an annual retainer of $4,000; prior to September 1, 2013, the Lead Independent Director annual retainer was $3,000.
The Company also pays directly or reimburses Directors for normal, customary, and necessary business expenses, which include certain computer equipment, services, and supplies, relevant professional memberships, and participation in professional training seminars.
The following table sets forth for the year ended December 31, 2013, certain information as to the total remuneration we paid or was earned by our directors. Messrs. Alexander and Klein do not receive separate compensation for their service as directors. The “Stock awards,” “Options awards,” “Non-equity incentive plan compensation,” and “Change in pension value and nonqualified deferred compensation earnings” columns have been omitted from the table because no director earned any compensation during the year ended December 31, 2013, of a type required to be disclosed in those columns.

Name	Fees earned or paid in cash ($)(1)	All other compensation ($)(2)	Total ($)
John R. Bowen	79,883	3,885	83,768
Annette Catino	74,867	3,885	78,752
Gil Chapman	81,633	3,885	85,518
John P. Connors, Jr.(3)	68,133	3,885	72,018
John J. DePierro	72,417	3,885	76,302
Timothy C. Harrison	22,000	—	22,000
Karen J. Kessler	23,000	—	23,000
Susan Lamberti	71,850	3,885	75,735
Frank P. Patafio	23,000	—	23,000
Albert J. Regen(4)	38,600	3,885	42,485
Patrick E. Scura, Jr.	88,116	3,885	92,001

(1)
  Includes retainer payments, meeting fees, and committee and/or chairmanship fees earned during the calendar year, whether the director received payment of such amounts or elected to defer them.
(2)
  Other compensation consists solely of dividends paid upon the vesting of restricted stock awards that were withheld while the restricted stock awards were unvested.
(3)
  During 2013, Mr. Connors provided legal services to or for the benefit of Northfield Bank that are not included in the table above. See “Transactions with Certain Related Persons” for a discussion of fees received for legal services provided in 2013.
(4)
  Includes amounts received by Mr. Regen for service as a director of NSB Services Corp and NSB Realty Trust. The Company’s wholly-owned subsidiary, Northfield Bank, is the sole owner of the outstanding common stock of these two entities. Mr. Regen retired from the Company effective May 25, 2013.
Additionally, at December 31, 2013, each director named in the table, except new directors Harrison, Kessler, and Patafio, held 7,786 unvested shares of restricted stock. As of December 31, 2013, Messrs. Bowen, Chapman, Connors, DePierro, and Scura, Ms. Catino, and Ms. Lamberti each had 77,776 vested but unexercised stock options and 19,444 unvested stock options. As of December 31, 2013, Mr. Regen had 58,332 vested but unexercised stock options, and 19,444 unvested stock options.
Transactions with Certain Related Persons
Loans and Extensions of Credit.   The Sarbanes-Oxley Act of 2002 generally prohibits us from making loans to our executive officers and directors, but it contains a specific exemption from such prohibition for loans made by Northfield Bank to our executive officers and directors in compliance with federal banking regulations.
The aggregate amount of our outstanding loans to our executive officers and directors and their related entities was $664,726 at December 31, 2013. All such loans were made in the ordinary course of business, were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to Northfield Bank, and did not involve more than the normal risk of collectability or present other unfavorable features. These loans were performing according to their original terms at December 31, 2013, and were made in compliance with federal banking regulations.
Compensation Committee Interlocks and Insider Participation.   We have no compensation committee interlocks. Ms. Catino, and Messrs. Chapman, DePierro, and Scura constitute all of the directors who served on our Compensation Committee at any time during 2013. Each is and was an independent, outside director, and none is a current or former officer or employee of the Company.

Other Transactions.   John P. Connors, Jr. is a practicing attorney who performs legal work directly for or on behalf of Northfield Bank. During the year ended December 31, 2013, Mr. Connors received fees, either from Northfield Bank, or directly from our customers, in connection with transactions with Northfield Bank, of approximately $54,200. The Board of Directors authorizes the appointment of Mr. Connors each year, and the Compensation Committee of the Board of Directors reviews a summary of the services performed and the total fees paid for services on an annual basis. All transactions with Mr. Connors are in the ordinary course of business, and the terms and fees are considered to be consistent with those prevailing at the time for comparable transactions with unrelated persons.
Attendance at Annual Meetings of Stockholders
Although we do not have a formal written policy regarding director attendance at annual meetings of stockholders, it is expected that Directors will attend these meetings absent unavoidable scheduling conflicts. All Directors attended the 2013 Annual Meeting of Stockholders.
Codes of Conduct and Ethics
We have adopted a Code of Conduct and Ethics for Senior Financial Officers that is applicable to our chief executive officer, chief financial officer, principal accounting officer, and controller. The Code of Conduct and Ethics for Senior Financial Officers is available on our website at www.eNorthfield.com. Amendments to and waivers of the Code of Conduct and Ethics for Senior Financial Officers will be disclosed on our website, or otherwise in the manner required by applicable law, rule, or listing standard.
We also adopted a Code of Conduct and Ethics that is applicable to all employees, officers, and directors which is available on our website at www.eNorthfield.com. Employees, officers, and directors acknowledge annually that they will comply with all aspects of the Code of Conduct and Ethics for Employees, Officers, and Directors.
Stock Ownership Guidelines
The Board of Directors believes that Directors and Executive Officers should own and hold common stock of the Company to further align their interests with the interests of our stockholders. Therefore, the Board has established minimum stock ownership guidelines (the “Guidelines”). The Guidelines are applicable to non-employee Directors and Executive Officers. Executive Officers are defined as the Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Senior Lending Officer, and Senior Operations Officer of the Company. In the event a Director also serves as an Executive Officer of the Company, the Director will be subject to the Executive Officer stock ownership guidelines instead of the Director stock ownership guidelines. As of December 31, 2013, all non-employee Directors and Executive Officers were in compliance with the stock ownership Guidelines, with the exception of Mr. Harrison and Ms. Kessler, each of whom has until September 1, 2016, to achieve compliance with the stock ownership guidelines.
For purposes of meeting the Guidelines, shares owned directly, shares obtained through stock option exercises or pursuant to the Company’s Employee Stock Ownership Plan and 401(k) plan, vested restricted shares and restricted stock units and shares owned indirectly in a trust, by a spouse and/or minor children are defined as “Qualifying Shares.” Shares of stock that Directors and Executive Officers have the right to acquire through the exercise of stock options (whether or not vested) are not included as Qualifying Shares.
Directors of the Company must own Qualifying Shares equal to the greater of (1) the sum of 5,000 shares plus 25 percent of the total number of vested restricted shares granted to them under the Northfield Bancorp Inc. 2008 Equity Incentive Plan; or (2) 10,000 shares. A Director is prohibited from selling any shares of Company stock unless the Director is in compliance with the Guidelines.
Each Executive Officer must own a minimum number of Qualifying Shares with a market value equal to a multiple of such Executive Officer’s base salary, as set forth below, on March 31, 2011, or such later date that they first become an Executive Officer. The market value of the stock is based on the closing price of the Company’s stock on March 31, 2011, or such later date that they first become an Executive Officer. In addition, an Executive Officer must own a minimum of 25 percent of the total number of vested restricted shares granted to them under the Northfield Bancorp Inc. 2008 Equity Incentive Plan, commencing with the first award after they become subject to the Guidelines. An Executive Officer is prohibited from selling any shares of Company stock unless the Executive Officer is in compliance with these Guidelines.

Position	Multiple of Base Salary
Chief Executive Officer, President	2x base salary
Chief Financial Officer	1x base salary
Executive Vice Presidents	1x base salary

The applicable ownership level for Directors and Executive Officers must be achieved by the later of March 31, 2011, or three years after the Director or Executive Officer first becomes subject to the Guidelines, and must be maintained thereafter for as long as the individual remains a Director or Executive Officer, until the Director or Executive Officer reaches age 70. To allow for tax and estate planning, the Director or Executive Officer’s level will be capped at age 70, and reduced each subsequent calendar year by 20 percent.
If an Executive Officer’s title changes and the multiple of base salary increases such that the Executive Officer would be subject to a greater ownership requirement, the Executive Officer will have three years to satisfy the additional requirement. If an Executive Officer’s title changes, the overall market value ownership requirement as a multiple of base salary will be recalculated based on the closing price of the Company’s stock on the date the Executive Officer becomes subject to the increased requirement.
If an Executive Officer’s base salary increases subsequent to initially being subject to these guidelines the number of Executive Officer’s Qualifying Shares will not change. The number of Qualifying Shares will not change as a result of fluctuations in the market price of the Company’s stock price, subsequent to the Executive Officer first being subject to the Guidelines.
The Nominating and Corporate Governance Committee will evaluate whether exceptions should be made for any Director or Officer on whom any requirement of the Guidelines would impose a financial hardship or prevent such Director or Executive Officer from complying with a court order.
Each Director’s and Executive Officer’s compliance with or progress towards compliance with the Guidelines will be reviewed annually by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee shall be responsible for monitoring and interpreting the application of the Guidelines and may amend the Guidelines at any time.
Stockholder Communications
Stockholder Proposals.   In order to be eligible for inclusion in our proxy materials for our 2015 Annual Meeting of Stockholders, any stockholder proposal to take action at such meeting must be received at our executive office, 581 Main Street, Suite 810, Woodbridge, New Jersey 07095, no later than December 26, 2014. Any such proposals shall be subject to the requirements of the proxy rules adopted under the Securities Exchange Act of 1934.
Advance Notice of Business to be Conducted at an Annual Meeting of Stockholders.   In order for a stockholder to properly bring business before an annual meeting, or to propose a nominee to the Board of Directors, our Corporate Secretary must receive written notice not less than 90 days prior to the anniversary date of the proxy materials for the preceding year’s annual meeting of stockholders; provided, however, that if the date of the annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after the anniversary of the preceding year’s annual meeting, notice by the stockholder to be timely must be so delivered not later than the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made.
The stockholder’s notice must include (a) as to each person whom the stockholder proposes to nominate for election or reelection as a director all information relating to such person as would be required to be disclosed in solicitations of proxies for the elections of such nominees as directors pursuant to Regulation 14A under the Securities Exchange Act of 1934, as amended, and such person’s written consent to serve as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of such business, the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on our books, and of such beneficial owner, (ii) (A) the class, series, and number of shares of the Company that are owned, directly or indirectly, beneficially and of record by each such party, (B) any option, warrant, convertible security, stock appreciation right, or similar right with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of shares of the Company or with a value derived in whole or in part from the value of any class or series of shares of the Company, whether or not such instrument or right shall be subject to settlement in the underlying class or series of capital stock of the Company or otherwise (a “Derivative Instrument”) directly or indirectly owned beneficially by each such party, and any other direct or indirect opportunity to profit or share in any profit derived from any increase or decrease in the value of shares of the Company, (C) any proxy, contract, arrangement, understanding, or relationship pursuant to which either party has a right to vote, directly or indirectly, any shares of any security of the Company, (D) any short interest (as described in the Bylaws) in any security of the Company held by each such party, (E) any rights to dividends on the shares of the Company owned beneficially directly or indirectly by each such party that are separated or separable from the underlying shares of the Company, (F) any proportionate interest in shares of the Company or Derivative Instruments held, directly or indirectly, by a general or limited partnership in which either party is a general partner or, directly or indirectly, beneficially owns an interest in a general partner and (G) any performance-related fees (other than an asset-based fee) that each such party is directly or indirectly entitled to based on any increase or decrease in the value of shares of the Company or Derivative Instruments, if any, as of the date of such notice, including without limitation any such interests held by members of each such party’s immediate family sharing the same household (which information shall be supplemented by such stockholder or such beneficial owner, as the case may be, not later than 10 days after the record date for determining the stockholders entitled to vote at the meeting; provided, that if such date is after the date of the meeting, not later than the day prior to the meeting); and (iii) whether either such stockholder or beneficial owner intends to deliver a proxy statement and form of proxy to holders of, in the case of a proposal, at least the percentage of the Company’s voting shares required under applicable law to carry the proposal or, in the case of a nomination or nominations, a sufficient number of holders of the Company’s voting shares to elect such nominee or nominees.
The 2015 annual meeting of stockholders is expected to be held May 27, 2015. Advance written notice for certain business, or nominations to the Board of Directors, to be brought before the next annual meeting must be given to us no later than January 26, 2015. If notice is received after January 26, 2015, it will be considered untimely, and we will not be required to present the matter at the stockholders’ meeting.
Nothing in this proxy statement shall be deemed to require us to include in our proxy statement and proxy relating to an annual meeting any stockholder proposal that does not meet all of the requirements for inclusion established by the SEC in effect at the time such proposal is received.
Procedures for the Recommendation of Director Nominees by Stockholders.   The Nominating and Corporate Governance Committee has adopted procedures for the submission of recommendations for director nominees by stockholders. If a determination is made that an additional candidate is needed for the Board of Directors, the Nominating and Corporate Governance Committee will consider candidates submitted by our stockholders. Stockholders can submit the names of qualified candidates for Director by writing to us at 581 Main Street, Woodbridge, New Jersey 07095, Attention: Corporate Secretary. The Corporate Secretary must receive a submission for consideration for the 2015 Annual Meeting of Stockholders no later than November 26, 2014.
The submission must include the following information:
•
  a statement that the writer is a stockholder and is proposing a candidate for consideration by the Committee;
•
  the name and address of the stockholder as they appear on our books, and number of shares of our common stock that are owned beneficially by such stockholder (if the stockholder is not a holder of record, appropriate evidence of the stockholder’s ownership will be required);

•
  the name, address and contact information for the candidate, and the number of shares of our common stock that are owned by the candidate (if the candidate is not a holder of record, appropriate evidence of the stockholder’s ownership should be provided);
•
  a statement of the candidate’s business and educational experience;
•
  such other information regarding the candidate as would be required to be included in the proxy statement pursuant to SEC Regulation 14A;
•
  a statement detailing any relationship between the candidate and Northfield Bancorp, Inc. and its affiliates;
•
  a statement detailing any relationship between the candidate and any customer, supplier or competitor of Northfield Bancorp, Inc. or its affiliates;
•
  detailed information about any relationship or understanding between the proposing stockholder and the candidate; and
•
  a statement of the candidate that the candidate is willing to be considered and willing to serve as a Director if nominated and elected.
A nomination submitted by a stockholder for presentation by the stockholder at an annual meeting of stockholders must comply with the procedural and informational requirements described in our Bylaws.
Stockholder Communications with the Board.   A stockholder of Northfield Bancorp, Inc. who wants to communicate with the Board of Directors or with any individual director can write to us at 581 Main Street, Woodbridge, New Jersey 07095, Attention: Corporate Secretary. The letter should indicate that the author is a stockholder and, if shares are not held of record, should include appropriate evidence of stock ownership. Depending on the subject matter, the Corporate Secretary will:
•
  forward the communication to the Director or Directors to whom it is addressed; or
•
  attempt to handle the inquiry directly, or forward the communication for response by another employee of Northfield Bancorp, Inc. For example, a request for information about a financial statement matter may be forwarded to our Chief Financial Officer; or
•
  not forward the communication if it is primarily commercial in nature, relates to an improper or irrelevant topic, or is unduly hostile, threatening, illegal, or otherwise inappropriate.
The Corporate Secretary will make those communications that were not forwarded available to the Directors on request.
Executive Officers who are not Directors
The business experience for the past five years of each of our executive officers other than Messrs. Alexander and Klein is set forth below. Unless otherwise indicated, executive officers have held their positions for the past five years.
Kenneth J. Doherty joined Northfield Bank in 1988, and currently serves as Executive Vice President and Chief Lending Officer.
Michael J. Widmer joined Northfield Bank in 2002 and currently serves as Executive Vice President, Operations.
William R. Jacobs joined Northfield Bank in 2006 as Vice President and Controller, and currently serves as Senior Vice President and Chief Financial Officer. Mr. Jacobs began serving as Principal Accounting Officer in December 2012, and on February 1, 2013, as Chief Financial Officer. Mr. Jacobs is a licensed certified public accountant in the State of New Jersey.

Equity Compensation Plans Approved by Stockholders
Set forth below is certain information as of December 31, 2013 regarding equity compensation plans that have been approved by stockholders.

Equity compensation plans approved by stockholders	Number of securities to be issued upon exercise of outstanding options and rights	Weighted average exercise price(1) ($)	Number of securities remaining available for issuance under the plan(2)
2008 Equity Incentive Plan:
Restricted Stock	240,083	N/A	60,085
Stock Options/Stock Appreciation Rights	2,800,305	7.13	151,445
Total	3,040,388	N/A	211,530

(1)
  Exercise price relates only to stock options that were issued with tandem stock appreciation rights.
(2)
  The 2008 Equity Incentive Plan permits the Compensation Committee of the Board to award, at its discretion, the remaining securities available for issuance under the plan entirely in stock options and/or stock appreciation rights.
The Company’s only equity compensation program that was not approved by stockholders is its employee stock ownership plan.

EXECUTIVE COMPENSATION
Compensation Committee Report
The Compensation Committee has reviewed and discussed with management, the section included in this proxy statement entitled “Compensation Discussion and Analysis.” Based on this review and discussion, the Compensation Committee recommended to the Board of Directors that the “Compensation Discussion and Analysis” be included in our Proxy Statement. The members of the Compensation Committee are: Patrick E. Scura, Jr., who serves as Chairman, Annette Catino, Gil Chapman, and John J. DePierro.
Compensation Discussion and Analysis
Persons Covered.   This discussion and analysis addresses 2013 compensation for the following executive officers: John W. Alexander, Chairman and Chief Executive Officer; William R. Jacobs, Senior Vice President and Chief Financial Officer, Steven M. Klein, President and Chief Operating Officer; Kenneth J. Doherty, Executive Vice President and Chief Lending Officer; and Michael J. Widmer, Executive Vice President of Operations. These five executives are referred to in this discussion as the “Named Executive Officers.”
Executive Summary.   Prior to completing our initial public offering in November 2007, we were wholly-owned by our mutual holding company. As a mutually owned company, our compensation programs were, by nature, limited, and consisted primarily of base salary and annual cash incentive compensation.
As part of our transition to a fully public company, our compensation program continues to evolve and is being augmented and modified, as appropriate, to ensure that we attract and retain superior financial services executive talent, and reward sustainable performance within the context of appropriate risk management parameters and safe and sound operation of the Company and its subsidiary, Northfield Bank.
We strive to create a compensation program that rewards performance and the long-term success of the Company. Our compensation program is designed to achieve an appropriate balance between shorter-term and longer-term performance, fixed and performance-based compensation, and cash and equity compensation. A primary objective of our current compensation program is to align the interests of our executives with those of our stockholders. Our 2013 compensation program included competitively benchmarked base salaries, a formal annual cash incentive compensation program directly linked to, among other things, the Company’s strategic objectives, and an equity incentive plan. The Company has remained committed to its disciplined and balanced approach to providing community banking services and utilizes the same philosophy in designing a compensation program that is consistent with effective risk management.
Role of the Compensation Committee.   The Compensation Committee of the Board of Directors is responsible for overseeing and approving, subject to ratification by the Board of Directors, the compensation of the Named Executive Officers, including the Chief Executive Officer. As part of these duties, the Committee administers the Company’s cash and equity incentive compensation plans and conducts an annual performance review of the Chief Executive Officer and, in consultation with the Chief Executive Officer, reviews the performance of the other Named Executive Officers. The Board of Directors has ultimate authority to ratify the compensation of all Named Executive Officers, including the Chief Executive Officer.
The Compensation Committee also reviews and oversees Northfield Bank’s employee benefit plans. The Committee has a formal charter that describes the Committee’s scope of authority and its duties.
The Compensation Committee consists of four Directors, all of whom are “independent” as set forth in the listing requirements for NASDAQ securities. No member of the Compensation Committee receives compensation related to the activities of the Company, except for services in their capacity as a board member. The Nominating and Corporate Governance Committee of the Board of Directors evaluates the independence of Committee members at least annually, using the standards contained in NASDAQ listing requirements. This evaluation, and the determination that each member of the Committee is independent, was made most recently in March of 2014.
Role of Executives in Committee Activities.   The executive officers who serve as a resource to the Compensation Committee are the Chief Executive Officer, the President and Chief Operating Officer, the Chief Risk Officer, and the Director of Human Resources. These executives provide the Compensation Committee with input regarding employee compensation philosophy, processes, risk considerations, and compensation matters regarding employees other than Named Executive Officers. This communication assists in the design and alignment of compensation programs throughout the Company. In addition to providing factual information such as Company-wide performance on relevant measures, these executives articulate management’s views on current compensation programs and processes, recommend relevant performance measures to be used for future evaluations, and otherwise supply information to assist the Compensation Committee. The Chief Executive Officer also provides information about individual performance assessments for the other Named Executive Officers, and expresses to the Compensation Committee his views on the appropriate levels of compensation for the other Named Executive Officers for the ensuing year. At the request of the Compensation Committee, the President and Chief Operating Officer communicates directly with third-party consultants, providing third-party consultants with Company-specific data and information, and assisting in the evaluation of the estimated financial effect regarding any proposed changes to the various components of compensation.
Executives participate in Committee activities purely in an informational and advisory capacity and have no vote in the Committee’s decision-making process. The Chief Executive Officer and the President and Chief Operating Officer do not attend those portions of Compensation Committee meetings during which their performance is evaluated or their compensation is being determined. In addition, the Compensation Committee meets, as appropriate, without management being present.
Use of Advisors.   The Compensation Committee periodically engages independent compensation consultants to assist it in the compensation process for Named Executive Officers. Compensation consultants are retained by and report directly to the Compensation Committee. The Compensation Committee places no restrictions on the compensation consultants within the scope of contracted services and such consultants are not engaged by management for any purpose. The consultants provide expertise and information about competitive trends in the employment marketplace, including established and emerging compensation practices at other companies. The consultants also provide proxy statement and survey data, and assist in assembling relevant comparison groups for various purposes and establishing benchmarks for base salary, equity awards, and cash incentives from the comparison group proxy statements and survey data.
For 2013, the Compensation Committee engaged PM&P, an independent compensation consulting firm, as its advisor on executive and Board compensation matters. PM&P assisted the Compensation Committee in the development of the 2013 cash incentive plan and provided the Committee with updates on current executive compensation trends, including those related to employment contracts. The Compensation Committee also engaged the independent consulting firm of Meridian Compensation Partners, LLC (“Meridian”). Meridian provided the Compensation Committee primarily with independent objective consultation on current and emerging equity practices in the financial services industry, in particular, recently converted mutual holding companies such as the Company. The Committee regularly reviews the services provided by its outside advisors. PM&P’s and Meridian’s independence was reviewed against the requirements of the SEC and NASDAQ and found to meet all of the criteria for independence.
For 2013, the Compensation Committee also utilized the firm of Luse Gorman Pomerenk & Schick, P.C. (“Luse Gorman”) to provide consultation regarding legal matters related to the functioning of the Compensation Committee, including review of the Compensation Committee’s charter, interpretation of applicable rules and regulations, and preparation of legal documents pertaining to Named Executive Officer employment and change-in-control agreements, and benefit plans. The Compensation Committee does not utilize Luse Gorman for compensation consultation. The Compensation Committee regularly reviews the services provided by Luse Gorman. Luse Gorman also provides services to the Company related to SEC and regulatory matters and is not deemed to be independent.

Compensation Objectives and Philosophy.   The overall objectives of the Company’s compensation program are to retain, motivate, and reward employees and officers (including the Named Executive Officers) for sustained high performance, and to provide competitive compensation, including incentive compensation, to attract talent to the Company, consistent with effective risk management. The methods used to achieve these goals for Named Executive Officers are influenced by the compensation and employment practices of our competitors within the financial services industry, and elsewhere in the marketplace, for executive talent. Other considerations include each Named Executive Officer’s individual performance in achieving both financial and non-financial corporate goals.
Our compensation program is designed to reward the Named Executive Officers based on their level of assigned management responsibilities, individual experience and performance levels, and knowledge of banking and our business. The creation of long-term value is highly dependent on the development and effective execution of our business strategy by our executive officers.
Our 2013 compensation program for our Named Executive Officers included three key components. The first component is base salary, which is designed to provide a reasonable level of predictable income commensurate with market standards for the position held. The second component is an annual cash incentive plan, designed to reward our executives for attaining specific performance goals that support the strategic objectives of the Company. The third component is the vesting of equity incentive awards in the form of Company common stock, and options to purchase Company common stock at a specified price. We also provide benefits and perquisites to the Named Executive Officers at levels that are competitive and appropriate for their roles.
Benchmarking.   Our compensation program is periodically evaluated in relation to benchmark data derived from information reported in publicly-available proxy statements and from market survey data. The Compensation Committee will generally review and consider updated peer proxy and market survey compensation data every three years. In 2010, the Compensation Committee engaged PM&P to assist it in completing a comprehensive competitive review. PM&P recommended the peer group using objective criteria to reflect banks similar in asset size, business model and region to the Company. The asset size ranged from one-half to two times the Company’s asset size with a median of $2 billion.
The Compensation Committee approved the following peer group:

Dime Community Bancshares, Inc.	State Bancorp, Inc.	Smithtown Bancorp, Inc.
Provident New York Bancorp	Sandy Spring Bancorp, Inc.	First of Long Island Corporation
Flushing Financial Corporation	Suffolk Bancorp	Financial Institutions, Inc.
OceanFirst Financial Corp.	Sun Bancorp, Inc.	Eagle Bancorp, Inc.
Kearny Financial Corp.	Oritani Financial Corp.	Roma Financial Corporation
Sterling Bancorp	Hudson Valley Holding Corp.	First United Corporation
Center Bancorp, Inc.	Lakeland Bancorp, Inc.	First Mariner Bancorp

PM&P provides high level market trend information including typical base salary movement, incentive targets, and other guidance to update the Committee, as requested.
Assembling the Components of Compensation.   The Compensation Committee analyzes the level and relative mix of executive compensation by component (e.g., base salary, incentives, and benefits) and in the aggregate. The Chief Executive Officer provides recommendations to the Committee relating to compensation to be paid to the Named Executive Officers other than himself. Based on their analysis, the Compensation Committee approves each Named Executive Officer’s compensation, subject to ratification by the Board of Directors.
When evaluating the mix of total compensation, the Compensation Committee considers among other things, general market practices, benchmarking studies conducted by the consultants, the alignment of cash and equity incentive awards with our strategic objectives and Company performance, and the desire to reward performance through incentive compensation within Board-approved risk parameters. The Compensation Committee seeks to create appropriate incentives without encouraging behaviors that result in undue risk. These components are periodically evaluated in relation to benchmark data derived from information reported in publicly-available proxy statements and from market survey data.

Base Salary.   Base salary is designed to provide a reasonable level of predictable income commensurate with the position, pay levels of similar positions in the market, individual experience, and demonstrated performance. Named Executive Officers are eligible for periodic adjustments to their base salary as a result of their individual performance, market analysis, or significant changes in their duties and responsibilities. The Compensation Committee annually reviews and approves base salaries, and changes thereto, for Named Executive Officers, including our Chief Executive Officer.
Base salary amounts were determined based on a review of peer proxy and survey data provided by PM&P after an analysis of current financial services industry compensation trends. The Compensation Committee reviewed the 50th percentile of peer proxy and survey data, and a pay range around the median to allow for recognition of each Named Executive Officer’s specific experience, responsibilities and performance, estimated value in the marketplace, and the Committee’s view of each Named Executive Officer’s role in the future success of the Company. Subsequent to the triennial comprehensive competitive compensation review conducted in 2010, salary data was updated by PM&P consistent with market movement to provide appropriate guidelines to the Committee. The Compensation Committee generally targets base salary compensation at the 65th percentile for each of the Named Executive Officers.
The Committee considered the responsibility, significant experience, contributions, and performance of each Named Executive Officer, their value in the marketplace, and their critical roles in the future successes of the Company, and determined in December, 2012, that existing base salaries properly reflected these factors and made a determination not to change base salaries for any Named Executive Officers in 2013. Messrs. Jacobs and Klein were promoted to Chief Financial Officer and President, respectively, in 2013, and in connection with these promotions and changes in roles and responsibilities their base salaries were increased to $180,000 and $405,000, respectively. Messrs. Jacobs and Klein’s base salary increases represented a 16.5% and 15.7% increase from their 2012 base salaries, respectively.
Cash Incentives.   The Compensation Committee developed and implemented a management incentive plan (the “Cash Incentive Plan”) for 2013 and established Corporate Goals (as defined below) and Individual Goals (as defined below) in January, 2013. The Cash Incentive Plan provides performance-based annual cash incentives to reward the Company’s Named Executive Officers for the execution of specific financial and non-financial elements of our strategic business plan, as well as individual goals related to each executive’s functional area. A defined level (80 percent or greater) of corporate performance is required for the Cash Incentive Plan to activate or “turn on.” Once the Plan is active, incentives are based on corporate and individual performance. The Corporate Goals are designed to reflect a significant portion of the Named Executive Officer’s incentive (70 percent to 100 percent) while the individual performance reflects up to 30 percent of the incentive.
The Compensation Committee evaluates the reasonableness and likelihood of attaining designated incentive goals, including stretch goals, in an effort to ensure that such targets appropriately reward performance, but do not encourage undue risk taking. Actual performance over the applicable measurement period may exceed or fall short of the targets resulting in the Named Executive Officer receiving an annual incentive cash award that is above or below the initial targeted level. Annual incentive cash awards granted in prior years are not taken into account by the Compensation Committee in the process of setting performance targets for the current year. The Committee believes that doing so would be inconsistent with the underlying reasons for the use of incentive compensation.
For 2013, the Compensation Committee set a “target” total cash incentive award of between 20 to 30 percent of base salary for each Named Executive Officer. The actual cash incentive award range was defined as 50 percent of target for “threshold” performance and 150 percent of target for “stretch” performance. These targets were intentionally set lower than current market practice as part of the Company’s shift from its former compensation philosophy as a mutually owned bank (greater focus on cash compensation weighted towards base salary) to that of a public company (which includes equity compensation and a greater weighting of compensation towards long-term incentive compensation rather than short-term incentives).
The Compensation Committee established two shared corporate goals (the “Corporate Goals”) and individual performance goals for Messrs. Doherty, Widmer, and Jacobs. The first Corporate Goal (Corporate Goal #1), weighted at 80 percent, measured the attainment of the Board-approved, budgeted basic earnings per share of $0.33. The stretch goal was budgeted basic earnings per share $0.40 or greater and the threshold was $0.30 budgeted basic earnings per share. The second target Corporate Goal (Corporate Goal #2), weighted at 20 percent, was to achieve the Budgeted efficiency ratio of 62.56 percent. The stretch goal was 50.05 percent or better, and the threshold goal was a maximum efficiency ratio of 68.82 percent.
Individual performance goals were aligned with our strategic business plan and focused on the following areas: for Mr. Doherty, originating new loans to specified targets while minimizing credit risk, and reducing non-accruing loans to specified targets; for Mr. Widmer, increasing deposits to specified targets and, for Mr. Jacobs, enhancing investor relationships, and enhancing and automating financial and operational reporting processes.
In February of 2014, the Compensation Committee evaluated achievement of the Corporate Goals and Individual Goals. Regarding the first Corporate Goal, the Company reported 2013 basic earnings per share of $0.35, exceeding the target budget basic earnings per share. Based on the achievement of $0.35 basic earnings per share, the Corporate Goal was achieved between “Target” and “Stretch” and resulted in an award between 12.9 percent and 27.6 percent of base salary. Regarding the second Corporate Goal, the Company achieved an efficiency ratio of 62.87 percent. Based on this efficiency ratio, the Corporate Goal was achieved between “Threshold” and “Target” and resulted in an award between 2.7 percent and 5.9 percent of base salary. The Compensation Committee made no adjustment to reported metrics in making its determination of goal achievements.
Each remaining Named Executive Officer’s eligible award was determined based on the Named Executive’s attainment of individual goals, which were assessed by the Compensation Committee in its annual evaluation of each Named Executive Officer’s performance.
The Compensation Committee concluded the following related to each Named Executive Officer’s performance related to their Corporate and individual goals in accordance with the 2013 Management (Cash) Incentive Plan:
Mr. Alexander’s incentive award for the Corporate Goals, weighted at 100 percent, was $226,377 (33.49 percent of base salary), consisting of an award of $186,822 related to Corporate Goal #1, and $39,555 related to Corporate Goal #2.
Mr. Klein’s incentive award for the Corporate Goals, weighted at 100 percent, was $135,625 (33.49 percent of base salary), consisting of an award of $111,927 related to Corporate Goal #1, and $23,698 related to Corporate Goal #2.
Mr. Doherty’s award for the Corporate Goals, weighted at 70 percent, was $54,697 (19.53 percent of base salary with individual goals, weighted at 30 percent, of $27,552 (9.84 percent of base salary). The Compensation Committee concluded that Mr. Doherty achieved his individual goal of new loan originations between “Target” and “Stretch.” The Compensation Committee also considered loan quality metrics when evaluating Mr. Doherty’s achievement of his new loan originations goal and did not make an adjustment to his award based on these factors.
Mr. Widmer’s award for the Corporate Goals, weighted at 70 percent, was $48,836 (19.53 percent of base salary) with individual goals, weighted at 30 percent, of $9,375 (3.75 percent of base salary). The Compensation Committee considered Mr. Widmer’s progress towards increasing deposits, and implementing on-line account acquisition capabilities. The Compensation Committee concluded that Mr. Widmer met his goal related to implementing on-line account acquisition capabilities.
Mr. Jacobs’ award for the Corporate Goals, weighted at 70 percent, was $28,130 (15.63 percent of base salary) with an individual goal, weighted at 30 percent, of $5,400 (3.00 percent of base salary). The Compensation Committee considered Mr. Jacobs’ progress towards participating in investor presentations and further automating the financial monitoring reports in determining the individual award. The Compensation Committee concluded that Mr. Jacobs achieved his goal related to enhancing investor relationships.

For 2013, the Named Executive Officers’ total target award opportunities, and actual incentives awarded as a percentage of target are detailed below.

Name	Target Award Opportunity ($)	Actual Award ($)	Actual Award as a percentage of Target Award Opportunity (%)
John W. Alexander	202,800	226,377	111.63
William R. Jacobs	36,000	33,530	93.14
Steven M. Klein	121,500	135,625	111.63
Kenneth J. Doherty	70,000	82,249	117.49
Michael J. Widmer	62,500	58,211	93.14

Equity Awards.   In December 2008, the stockholders of the Company approved the Northfield Bancorp, Inc. 2008 Equity Incentive Plan. The objective of equity awards is to further align the interests of our executives with those of stockholders and reward sustained performance. In January 2009, the Compensation Committee, granted equity awards in the form of common stock, and options to purchase common stock at $7.09 per share, split-adjusted, representing the closing price of the Company’s common stock on the grant date, to each of the Named Executive Officers. In January 2010, upon his promotion to Senior Vice President, Mr. Jacobs received a supplemental award of common stock and options to purchase common stock at $9.44 per share split-adjusted. The equity awards vest in equal installments over a five-year period, commencing one year from the date of the grant. No additional equity grants were made in 2013.
Broad-based Benefits.   We also provide to our Named Executive Officers certain broad-based benefits available to all qualifying employees of the Company, as well as fringe benefits and perquisites, and restoration and other termination benefits, not generally available to all qualifying employees of the Company.
The following summarizes the significant broad-based benefits in which the Named Executive Officers were eligible to participate in 2013:
•
  a defined contribution 401(k) retirement plan and discretionary profit-sharing plan;
•
  an employee stock ownership plan;
•
  medical coverage (all employees share between 20 percent and 30 percent of the cost, depending on their elections);
•
  pre-tax health and dependent care spending accounts; and
•
  group life insurance coverage (death benefit capped at $750,000, with the value of the death benefit over $50,000 being reported as taxable income to all employees).
The Northfield Bank Employee Stock Ownership Plan (the “ESOP”) allocates a certain number of shares of the Company’s common stock on an annual basis among plan participants subject to Internal Revenue Code limitations. All eligible employees, including Named Executive Officers, participate in the plan and received an allocation of common stock for 2013.
Executive Benefits and Perquisites.   In addition to the broad-based benefits described above, the specifically Named Executive Officers received the following fringe benefits and perquisites in 2013:
•
  All Named Executive Officers may participate in a non-qualified deferred compensation plan. The plan provides restoration of benefits capped under Northfield Bank’s broad-based benefits due to Internal Revenue Code salary limitations or limitations due to participation requirements under tax-qualified plans. The plan also permits elective salary and cash incentive award deferrals;
•
  all Named Executive Officers pay for and are provided with reimbursement for long-term disability insurance coverage;

•
  all Named Executive Officers are reimbursed for appropriate spousal expenses for attendance at business events;
•
  all Named Executive Officers are provided a cellular allowance of $120 per month for business usage. The Company also reimburses individuals for the cost of cellular phone equipment;
•
  Messrs. Alexander and Klein are provided full-time use of a company maintained vehicle; and
•
  Messrs. Doherty and Widmer received a monthly automobile allowance of $875.
The Company incurs the expense of one country club membership and related expenses for Mr. Alexander. Mr. Alexander reimburses Northfield Bank for personal expenses pertaining to club usage. In lieu of a monthly automobile allowance, Messrs. Alexander and Klein received use of an automobile (including all operating expenses) leased by Northfield Bank for business and personal use. Personal use of the automobile is reported as taxable income to Messrs. Alexander and Klein. In addition, Northfield Bank pays an annual premium on a whole-life insurance policy for the benefit of Mr. Alexander.
The Compensation Committee reviews the other components of executive compensation (broad-based benefits, and executive benefits and perquisites) on an annual basis. Changes to the level or types of broad-based benefits within these categories, including considerations relating to the addition or elimination of benefits and plan design changes, are made by the Compensation Committee on an aggregate basis with respect to the group of employees entitled to those benefits, and not necessarily with reference to a particular Named Executive Officer’s compensation. Decisions about these components of compensation are made without reference to the Named Executive Officers’ salary and annual cash incentives, as they involve issues of more general application and often include consideration of trends in the industry or in the employment marketplace.
Employment Agreements.   In addition to the components of executive compensation described above, Messrs. Alexander, Klein, Doherty, and Widmer are each parties to employment agreements with Northfield Bank. See “Employment Agreements” for a description of these agreements and “Potential Payments to Named Executive Officers” for information about potential payments to these individuals upon termination of their employment with Northfield Bank. The employment agreements contain no payment provisions for tax gross-ups to executives under any circumstance.
The employment agreements are designed to allow the Company to retain the services of the designated executives while reducing, to the extent possible, unnecessary disruptions to Northfield Bank’s operations. In addition, the Compensation Committee believes that the employment agreements better align the interests of the executive with those of our stockholders. The Compensation Committee believes that these agreements allow executives to more objectively evaluate opportunities for stockholders without causing undue personal financial conflicts.
The Compensation Committee reviewed prevailing market practices, consulted with PM&P and Meridian on the competitiveness and reasonableness of the terms of the agreements, and negotiated the agreements with the individuals. The Compensation Committee believes such agreements are common and necessary to retain executive talent.
The employment agreements are for a three-year period, are reviewed for renewal annually by the Compensation Committee of the Board of Directors, and provide for salary and incentive cash compensation payments, as well as additional post-employment benefits, primarily health benefits (or equivalent cash payments), under certain conditions, as defined in the employment agreements. See “Employment Agreements” for further discussion.
Exceptions to Usual Procedures.   The Compensation Committee may recommend to the Board of Directors that they approve the payment of special cash compensation to one or more Named Executive Officers in addition to payments approved during the normal annual compensation-setting cycle. The Committee may make such a recommendation if it believes it would be appropriate to reward one or more Named Executive Officers in recognition of contributions to a particular project, or in response to competitive and other factors that were not addressed during the normal annual compensation-setting cycle. The Compensation Committee made no recommendations for 2013.

The Compensation Committee will consider off-cycle compensation adjustments whenever a Named Executive Officer’s status, role or responsibilities change, or an executive officer is hired. The Compensation Committee may depart from the compensation guidelines it would normally follow for executives in the case of outside hires.
The Compensation Committee considers, but is not bound by, the tax treatment of each component of compensation. Under Section 162(m) of the Internal Revenue Code, annual compensation paid to a Named Executive Officer is not deductible if it exceeds $1 million unless it qualifies as “performance-based compensation” as defined in the Internal Revenue Code and related tax regulations. Base salary is not a form of performance-based compensation. Fringe benefits and perquisites also do not qualify as performance-based compensation. Annual incentive cash awards may qualify as a form of performance-based compensation under the income tax regulations. For 2013, we estimate that approximately $203,463 of the total amount of executive compensation earned for our Named Executive Officers will not be deductible for tax purposes due to limitations under Section 162(m).
Committee Action Affecting 2014 Compensation, and Other Actions by the Committee.
In December 2013, the Compensation Committee completed a review of updated competitive salary and cash incentive data for an updated peer group regarding executive compensation, in consultation with PM&P. Based on this review, which included an assessment of current compensation trends and practices, a determination was made to increase base salaries for Messrs. Jacobs, Doherty, and Widmer to $200,000, $300,000 and $275,000, representing increases of 11.1%, 7.1% and 10.0%, respectively. In December, 2013, the Compensation Committee approved the 2014 annual cash incentive compensation plan. The plan contains similar terms and conditions as the 2013 plan.
Compensation Tables
Summary Compensation Table.   The following table sets forth for the three years ended December 31, 2013 (and for Mr. Jacobs for the two years ended December 31, 2013), certain information as to the total remuneration we paid to our Named Executive Officers. The “Change in Pension Value and Nonqualified Deferred Compensation Earnings,” “Stock Awards,” and “Option Awards” columns have been omitted from the Summary Compensation Table because no listed individual earned any compensation during the years ended December 31, 2013, 2012, or 2011 of a type required to be disclosed in those columns.
Summary Compensation Table

Name and principal position	Year	Salary ($)	Bonus ($)	Non-equity incentive plan compensation ($)	All other compensation(2) ($)	Total ($)
John W. Alexander, Chairman of the Board and Chief Executive Officer	2013	676,000	—	226,377	192,830	1,095,207
	2012	676,000	60,000	191,202	161,776	1,088,978
	2011	676,000	34,400	193,285	147,523	1,051,208
William R. Jacobs, Senior Vice President and Chief Financial Officer(1)	2013	178,041	—	33,530	39,109	250,680
	2012	154,533	10,000	29,669	20,031	214,233
Steven M. Klein, President and Chief Operating Officer(1)	2013	399,923	—	135,625	122,343	657,891
	2012	350,000	40,000	98,995	72,136	561,131
	2011	342,308	23,000	99,089	59,811	524,208
Kenneth J. Doherty, Executive Vice President and Chief Lending Officer	2013	280,000	—	82,249	109,448	471,697
	2012	280,000	25,000	77,236	57,447	439,683
	2011	280,000	11,600	82,421	56,573	430,594
Michael J. Widmer, Executive Vice President, Operations	2013	250,000	—	58,211	102,905	411,116
	2012	250,000	15,000	67,760	52,102	384,862
	2011	250,000	11,000	72,889	51,030	384,919

(1)
  Mr. Klein was promoted to President and Mr. Jacobs was promoted to Chief Financial Officer, each effective February 1, 2013.
(2)
  The individuals listed in this table participate in certain medical and dental coverage plans, not disclosed in the Summary Compensation Table, that are generally available to salaried employees and do not discriminate in scope, terms and operation. The amount shown below for each individual for the year ended December 31, 2013, includes our direct out-of-pocket costs (reduced for Messrs. Alexander and Klein, in the case of the figures shown for automobiles, by the amount that would otherwise have been paid in cash reimbursements during the year for business use) for the following items:

	Mr. Alexander	Mr. Jacobs	Mr. Klein	Mr. Doherty	Mr. Widmer
Employer contributions to qualified and non-qualified deferred compensation plans	$100,071	$35,406	$88,208	$83,055	$79,520
Life insurance premiums	37,676	98	410	1,078	405
Long-term disability	5,075	1,048	2,535	1,753	1,565
Automobile	9,849	—	17,843	10,500	10,500
Club dues	13,137	—	—	—	—
Dividends paid on restricted stock awards(3)	23,520	1,357	10,962	10,220	8,400
Travel expense for spouse to accompany on business travel	2,062	—	945	1,402	1,075
Reimbursement for business cell phone and data usage	1,440	1,200	1,440	1,440	1,440
Total	$192,830	$39,109	$122,343	$109,448	$102,905

(3)
  Amounts represent dividends paid upon the vesting of restricted stock awards that were withheld while the restricted stock awards were unvested.
Plan-Based Awards.   As further discussed in “Compensation Discussion and Analysis — Assembling the Components of Compensation,” the Company maintained a cash incentive award program and equity incentive award program (both based upon Board and Stockholder approved plans) for its Named Executive Officers for the year ended December 31, 2013.
The following table sets forth for the year ended December 31, 2013, certain information as to grants of plan-based cash and equity awards.
Grants of Plan-based Awards Table — 2013

		Estimated future payouts under non-equity incentive plan awards
Name	Grant date	Threshold ($)	Target ($)	Maximum ($)
John W. Alexander	1/28/13	101,400	202,800	304,200
William R. Jacobs	1/28/13	18,000	36,000	54,000
Steven M. Klein	1/28/13	60,750	121,500	182,250
Kenneth J. Doherty	1/28/13	35,000	70,000	105,000
Michael J. Widmer	1/28/13	31,250	62,500	93,750

The following table sets forth certain information regarding stock awards and stock options outstanding at December 31, 2013:

	Option Awards				Stock Awards
Name	Number of securities underlying unexercised options (exercisable) (#)	Number of securities underlying unexercised options (unexercisable) (#)	Option exercise price ($)	Option expiration date(1)	Number of shares or units of stock that have not vested (#)	Market value of shares or units of stock that have not vested(2) ($)
John W. Alexander	472,777	118,194	7.09	01/30/19	47,137	622,208
William R. Jacobs	5,078	5,078	7.09	01/30/19	4,234	55,889
	2,525	1,684	9.44	01/29/20
Steven M. Klein	230,636	57,659	7.09	01/30/19	21,969	289,991
Kenneth J. Doherty	215,485	53,871	7.09	01/30/19	20,482	270,362
Michael J. Widmer	177,045	44,261	7.09	01/30/19	16,835	222,222

(1)
  Stock options expire if unexercised 10 years from the grant date.
(2)
  Amount is based on a $13.20 per share which is the last reported closing price of the Company’s common stock on December 31, 2013.
The following table provides information concerning stock option exercises and the vesting of stock awards for each Named Executive Officer during 2013.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
John W. Alexander	—	—	47,137	527,463
William R. Jacobs	—	—	3,001	33,581
Steven M. Klein	—	—	21,969	245,833
Kenneth J. Doherty	—	—	20,482	229,194
Michael J. Widmer	—	—	16,834	188,372

(1)
  Represents the market value of the vested stock on the day the stock vested (January 30, 2013) as determined by the last reported closing price of the stock of $11.19.
Nonqualified Deferred Compensation Plan.   Northfield Bank maintains a non-qualified deferred compensation plan to provide for the elective deferral of non-employee director fees by participating members of the Boards of Directors, and the elective deferral of compensation and/or performance-based compensation payable to eligible employees of the Company and Northfield Bank. A designated amount of director fees, compensation and/or performance based compensation may be deferred until one of the specified events in the plan occurs, which permits all or part of the monies so deferred, together with earnings, to be distributed to participants or their beneficiaries. In addition, the plan provides eligible employees of Northfield Bank with supplemental retirement income from Northfield Bank when such amounts are not payable under the contribution formula of the Northfield Bank 401(k) Savings Plan (the “401(k) Savings Plan”), due to reductions and other limitations imposed under the Internal Revenue Code.
Members of the Boards of Directors of the Company and Northfield Bank, and certain employees are eligible to participate in the plan. Eligible directors or employees become participants upon agreeing in a written enrollment agreement to defer any portion of their trustee fees, director fees, compensation, and/or performance-based compensation. In the Company’s sole discretion, each participant may request that his or her deferred compensation account be deemed to be invested in any one or more of the investment options available to the Company or Northfield Bank. A participant may periodically request a change to his or her investment allocation deemed available under the plan. In the event any participant fails to direct the investment of his or her deferred compensation account, or to the extent the employer chooses not to honor the participant’s request, the deferred compensation account will be deemed to bear interest at the rate prevailing for 30-year United States Treasury Bonds.
With respect to amounts of deferred trustee or director fees, deferred compensation or performance-based compensation, distributions will be made under the plan in the event of the participant’s retirement, death, termination due to disability, separation from service prior to the participant’s retirement date, upon the establishment of an unforeseeable emergency, upon a change in control, or upon the attainment of a specific date of distribution in a single lump sum or in up to 15 annual installment payments, as designated by the participant in his or her enrollment agreement. In the case of an unforeseeable emergency, the amounts distributed will not exceed the amounts necessary to satisfy the emergency plus an amount necessary to pay any taxes owed on the distribution. In the event the participant fails to designate a payment schedule on his enrollment agreement or if the entire balance credited to the participant’s account is less than $10,000, payment will be made in a single lump sum. In the event a participant dies before receiving the full amount of his benefit, the remaining amounts will be paid to the participant’s designated beneficiary according to the participant’s form of election or, if there is no designated beneficiary at the time of the participant’s death, to the participant’s estate in a single lump sum. Distributions to certain “specified employees” on account of their separation from service may be delayed for six months, if necessary, to comply with Internal Revenue Code Section 409A.
In addition, the non-qualified deferred compensation plan provides for benefits which supplement those paid under the 401(k) Savings Plan in the event of normal, early or postponed retirement, death or termination of service. Such benefits will be equal to the sum of: (i) the maximum amount of employer matching contributions provided to a participant each calendar year, assuming a participant’s maximum contributions, reduced by the amount of employer matching contributions made for the participant under the 401(k) Savings Plan for such year, adjusted by gains and losses; (ii) commencing January 1, 2000, the amount of employer matching contributions not credited to a participant’s 401(k) Savings Plan account as a result of an employer error, adjusted by gains and losses, if any; and (iii) the maximum amount of discretionary employer contributions that would be provided to a participant under the 401(k) Savings Plan, assuming an allocation without taking into account the limitations imposed by the Internal Revenue Code, reduced by the amount of discretionary employer contributions actually made to a participant under the 401(k) Savings Plan for each such year, adjusted by gains and losses, if any. Benefits payable under this plan that supplement matching contributions under the 401(k) Savings Plan will be aggregated with benefits payable under the Supplemental ESOP (described below). Upon the occurrence of a distribution event, such benefits will be payable in either a lump sum or installments over a period of up to 15 years, at the election of the participant made in accordance with Section 409A of the Internal Revenue Code.
The non-qualified deferred compensation plan is considered an unfunded plan for tax and Employee Retirement Income Security Act purposes. All obligations owing under the plan are payable from the general assets of Northfield Bank and the Company and are subject to the claims of Northfield Bank’s or the Company’s creditors.
Supplemental Employee Stock Ownership Plan.   The Northfield Bank Supplemental Employee Stock Ownership Plan (the “Supplemental ESOP”) is a benefit restoration plan that provides additional cash benefits, equal to the participant’s account balance, at retirement or other termination of employment (or upon a change in control) to participants who are key employees, who are approved by the Compensation Committee and whose benefits under the tax-qualified ESOP, described below, are limited by tax law limitations applicable to tax-qualified plans. In 2013, Messrs. Alexander, Klein, and Doherty were the only participants receiving a benefit from this plan. The Supplemental ESOP credits each participant who also participates in the tax-qualified ESOP with an annual amount equal to the sum of the difference (expressed in dollars) between (a) the number of shares of common stock of Northfield Bancorp, Inc. that would have been allocated to the participant’s account in the employee stock ownership plan, but for the tax law limitations, plus earnings thereon, and (b) the actual number of shares allocated to the participant’s account in the employee stock ownership plan plus earnings thereon. In each case, the number of shares will be multiplied by the fair market value of the shares on the allocation date to determine the annual allocation amount. Each participant is permitted to make investment recommendations for the annual amount credited to his or her account among a broadly diversified group of mutual funds selected for investment by a committee appointed by Northfield Bank’s Board of Directors to administer the Supplemental ESOP. Northfield Bank has established a rabbi trust to hold assets attributable to the Supplemental ESOP to informally fund its benefit obligation. Northfield Bank, at its discretion, may account for the Supplemental ESOP solely as bookkeeping entries. Whether or not a rabbi trust is established, the participant’s account value is based on the value of the investments in which the participant invests, or is deemed to invest, his account. Benefits distributed to participants from the Supplemental ESOP will be aggregated with benefits payable under the matching contributions portion of the Nonqualified Deferred Compensation Plan (described above). Upon the occurrence of a distribution event, such benefits will be payable in either a lump sum or installments over a period of up to 15 years, at the election of the participant made in accordance with Section 409A of Internal Revenue Code.
The following table sets forth certain information with respect to our nonqualified deferred compensation plans at and for the year ended December 31, 2013.
Nonqualified Deferred Compensation At And For The Year Ended December 31, 2013

Name	Executive contributions in last fiscal year ($)(1)	Registrant contributions in last fiscal year ($)(1)	Aggregate earnings in last fiscal year ($)(2)	Aggregate withdrawals/distributions ($)	Aggregate balance at last fiscal year end ($)(3)
John W. Alexander	51,000	24,332	740,495	—	2,932,876
Steven M. Klein	9,396	6,829	53,188	—	244,304
Kenneth J. Doherty	2,650	1,151	67,115	—	278,758
Michael J. Widmer	324	—	14,579	—	79,487

(1)
  Contributions included in the “Executive contributions in last fiscal year” and the “Registrant contributions in last fiscal year” columns are included as compensation for the listed individuals in the Summary Compensation Table.
(2)
  Amounts included in the “Aggregate earnings in last fiscal year” are not included as compensation for the listed individuals in the Summary Compensation Table as such earnings are not preferential or “above market.”
(3)
  Amounts included in the “Aggregate balance at last fiscal year end” previously were reported as compensation for the listed individuals except to the extent that such balances reflect earnings, all of which were not preferential or “above market.” Mr. Jacobs currently does not participate in the deferred compensation plan.
Short- and Long-Term Disability
Named Executive Officers and certain other members of senior management at Northfield Bank will be paid their full salary for the duration of any period of short-term disability, up to 26 weeks. Senior management receives this benefit in lieu of the ability to “bank” paid time off for future use, which is only available to employees of Northfield Bank who are not senior management. With respect to long-term disability, senior management employees are required to purchase long-term disability coverage and Northfield Bank provides such persons a bonus payment, including related income taxes, in recognition of their payment of such coverage. The amount of the bonus is in the sole discretion of Northfield Bank.
Life Insurance Coverage
Employees of Northfield Bank receive life insurance coverage of up to three times salary if hired before January 1, 2003, and up to two times salary if hired on or after January 1, 2003. Such life insurance coverage is generally capped at $500,000. However, in the case of senior management, such life insurance coverage is capped at $750,000.
Employment Agreements
Northfield Bank has entered into employment agreements with each of Messrs. Alexander, Klein, Doherty, and Widmer. Northfield Bancorp, Inc. is a signatory to each of the agreements for the sole purpose of guaranteeing payments thereunder. Each of these agreements has an initial term of three years. Each year, on the anniversary date of the agreements, the employment agreements renew for an additional year so that the remaining term will be three years unless notice of nonrenewal is provided to the executive prior to such anniversary date. The Compensation Committee of the Board of Directors conducts a performance evaluation of each executive for purposes of determining whether to renew the employment agreement. The Compensation Committee also evaluates the terms and conditions of the agreements prior to renewal, in consultation with an independent third party compensation consultant, to determine that such terms and conditions are competitive with the market for the designated positions. The Compensation Committee will present its findings to the Board of Directors and the independent members of the Board, or the full Board will approve the renewal or nonrenewal. If the Board determines not to renew an employment agreement, it must give notice to the executive not less than 30 and not more than 60 days prior to the anniversary date.
The employment agreements for Messrs. Klein and Doherty were renewed for an additional three-year period on July 1, 2013, and Messrs. Alexander and Widmer, were renewed for an additional three-year period on their most recent anniversary date of January 1, 2014.
Under the employment agreements, base salaries for Messrs. Alexander, Klein, Doherty, and Widmer on December 31, 2013, were $676,000, $405,000, $280,000, and $250,000, respectively. In addition to base salary, each agreement provides for, among other things, participation in cash incentive programs and other employee retirement benefit and fringe benefit plans applicable to executive employees. Northfield Bank also will pay or reimburse each executive for all reasonable business expenses incurred by the executive in the performance of his obligations. In addition, Northfield Bank will provide Mr. Alexander with a life insurance policy, pay or reimburse Mr. Alexander for the annual dues associated with his membership in a country club, and pay directly or reimburse Mr. Alexander for the expense of leasing an automobile and reasonable expenses associated with the use of such automobile. Each employment agreement may be terminated for cause at any time, in which event the executive would have no right to receive compensation or other benefits under the employment agreement for any period after termination.
Certain events resulting in the executive’s termination or resignation entitle the executive to payments of severance benefits following termination of employment. In the event the executive’s employment is terminated for reasons other than “just cause” (as defined in the employment agreements), “disability” (as defined in the employment agreements), or death, or in the event the executive resigns during the term of the agreement following:
(i)
  the failure to elect or reelect or to appoint or reappoint the executive to his executive position, and in the case of Mr. Alexander, the failure to nominate or re-nominate him as a director of Northfield Bank or Northfield Bancorp, Inc.;
(ii)
  a material change in the nature or scope of the executive’s authority that would cause the executive’s position to become one of lesser importance;
(iii)
  a relocation of the executive’s principal place of employment by more than 30 miles from designated areas;
(iv)
  a material reduction in the benefits and perquisites of executive, other than a reduction in pay or benefits of all Northfield Bank employees;
(v)
  the liquidation or dissolution of Northfield Bank or Northfield Bancorp, Inc. that would affect the status of the executive; or
(vi)
  a material breach of the employment agreement by Northfield Bank, the executive would be entitled to a lump sum cash severance payment and the continuation of certain welfare benefits for a period of time after termination of employment, as more fully described under the table “Potential Payments to Named Executive Officers.”
In the event an executive resigns in connection with or following a “change in control” and due to the occurrence of one of the events described in the immediately preceding paragraph the executive would also be entitled to a lump sum cash severance payment and the continuation of certain welfare benefits, including health and life insurance benefits for a period of time after termination of employment, as more fully described under the table “Potential Payments to Named Executive Officers.” Payments will be made in a lump sum within 30 days after the date of termination, or, if necessary to avoid penalties under

Section 409A of the Internal Revenue Code, no later than the first day of the seventh month following the date of termination. In addition, the executive and his family would be entitled, at no expense to the executive, to the continuation of life, medical, dental and disability coverage for 36 months following the date of termination. If such benefits cannot be provided, a lump sum cash payment for the value of such benefits will be made to the executive.
Notwithstanding the foregoing, in the event payments to the executive would result in an “excess parachute payment” as defined in Section 280G of the Internal Revenue Code, payments under the employment agreements would be reduced in order to avoid such a result.
In the event Mr. Alexander becomes disabled, his obligation to perform services under the employment agreement will terminate and he will receive the benefits provided under any disability program sponsored by Northfield Bancorp, Inc. or Northfield Bank. To the extent disability benefits for Mr. Alexander are less than his base salary on the effective date of his termination of employment, and less than 66 2/3 percent of his base salary after the first year following termination, he will receive a supplemental disability benefit equal to the difference between the benefits provided under any disability program sponsored by Northfield Bancorp, Inc. or Northfield Bank and his base salary for one year following the date of termination, and 66 2/3 percent of his base salary after the first year following termination, until the earliest to occur of his death, recovery of disability or the date he attains age 65. If disability payments to Mr. Alexander are not taxable to him for federal income tax purposes, such amounts shall be tax adjusted assuming a combined federal, state and city tax rate of 38 percent, for purposes of determining the reduction in payments under the agreement, to reflect the tax-free nature of the disability payments. In addition, Mr. Alexander and his dependents will continue to be covered, at no cost to them, under all benefit plans, including retirement plans, life insurance plans and non-taxable medical and dental plans in which they participated prior to the occurrence of his disability, until the earliest of his recovery from disability or attaining age 65.
The employment agreements for Messrs. Klein, Doherty, and Widmer provide that in the event of the executive’s disability, the executive’s obligation to perform services under the employment agreement will terminate, and the executive will continue to receive his then current base salary for one year. Such payment will be reduced by the amount of any short- or long-term disability benefits payable under any disability program sponsored by Northfield Bancorp, Inc. or Northfield Bank. If disability payments to Messrs. Klein, Doherty, or Widmer are not subject to federal income tax, then amounts payable to the executives under the employment agreements shall be tax adjusted in a manner similar to payments to Mr. Alexander. In addition, the executive and his dependents will continue to be provided with certain medical, dental and other health benefits on the same terms as those provided prior to the executive’s termination for a period of one year.
In the event of the executive’s death, the executive’s estate or beneficiaries will be paid the executive’s base salary for one year and will receive continued medical, dental, and other health benefits for one year on the same terms as those provided prior to the executive’s death. Upon retirement at age 65 or such later date determined by the Board of Directors, the executive will receive only those benefits to which he is entitled under any retirement plan of Northfield Bank to which he is a party.
Upon termination of the executive’s employment other than in connection with a change in control or for cause, the executive agrees not to compete with Northfield Bank for a period of two years in any city, town or county in which the executive’s normal business office is located and Northfield Bank has an office or has filed an application for regulatory approval to establish an office.
Potential Payments to Named Executive Officers
The following table sets forth estimates of the amounts that would be payable to the listed individuals, under their employment agreements and stock option and restricted stock agreements in the event of their termination of employment on December 31, 2013, under designated circumstances. Mr. Jacobs is not subject to an employment contract, but is party to stock option and restricted stock agreements. Amounts related to the acceleration of equity awards for Mr. Jacobs would be $93,248 in the event of a discharge without cause or resignation with good reason in connection with a change in control. See note 9 to the table below for further information. The table does not include vested or accrued benefits under qualified and non-qualified benefit plans or qualified or non-qualified deferred compensation plans that are disclosed elsewhere in this proxy statement. The estimates shown are highly dependent on a variety of factors, including but not limited to the date of termination, interest rates, federal, state, and local tax rates, and compensation history. Actual payments due could vary substantially from the estimates shown. For example, the amounts presented in the table below for discharge without cause or resignation with good reason in connection with a change in control have not been reduced to reflect any cut-back required to avoid an excess parachute payment under section 280G of the Internal Revenue Code. We consider each termination scenario listed below to be exclusive of all other scenarios and do not expect that any of our executive officers would be eligible to collect the benefits shown under more than one termination scenario. If an executive officer is terminated for “just cause” as defined in the employment agreement, the Company has no contractual payment or other obligations under the employment agreement.

	Mr. Alexander	Mr. Klein	Mr. Doherty	Mr. Widmer
Disability
Salary continuation(1)	$515,655	$244,655	$129,332	$113,848
Medical, dental and other health benefits(2)	21,488	14,268	14,268	14,268
Life insurance(3)	2,097	—	—	—
Total	$539,240	$258,923	$143,600	$128,116
Death
Salary (lump-sum payment)(4)	$676,000	$405,000	$280,000	$250,000
Medical, dental and other health benefits(4)	14,268	14,268	14,268	14,268
Total	$690,268	$419,268	$294,268	$264,268
Discharge Without Cause or Resignation With Good Reason – no Change in Control(5)
Salary (lump sum)	$2,028,000	$1,215,000	$840,000	$750,000
Bonus (lump sum)	705,264	396,709	278,506	224,860
Retirement contributions (lump sum)	300,213	265,080	249,165	238,587
Medical, dental and other health benefits(6)	68,768	68,768	68,768	68,768
Life insurance contributions(7)	6,414	1,304	3,430	1,289
Total	$3,108,659	$1,946,861	$1,439,869	$1,283,504
Discharge Without Cause or Resignation With Good Reason – Change in Control Related(8)
Salary (lump sum)	$2,028,000	$1,215,000	$840,000	$750,000
Bonus (lump sum)	753,606	416,985	306,708	251,667
Acceleration of vesting of equity awards(9)	1,344,382	642,294	599,521	492,657
Retirement contributions (lump sum)	300,213	265,080	249,165	238,587
Medical, dental and other health benefits(6)	68,768	68,768	68,768	68,768
Life insurance contributions	6,414	1,304	3,430	1,289
Total	$4,501,383	$2,609,431	$2,067,592	$1,802,968

(1)
  In the case of disability, Mr. Alexander’s employment agreement provides for supplemental salary continuation until the earlier of: recovery from such disability, attaining age 65, or death. The reported figure assumes salary continuation until Mr. Alexander attains the age of 65. Mr. Klein, Mr. Doherty, and Mr. Widmer receive salary continuation benefits for one-year following such disability. The employment agreement provides the executive with his base salary in the first year following disability, reduced by any assumed short-term or long-term disability insurance benefits provided under separate insurance plans we maintain. Mr. Alexander’s employment agreement provides for second-year benefits and benefits for every year thereafter, equal to 66 2/3 percent of his base salary. Such amounts due under the employment agreements are reduced by any assumed short-term or long-term disability insurance benefits provided under separate insurance plans on a tax-equivalent basis (assuming a 38 percent tax rate), if such short-term or long-term disability benefits are excludable for federal income tax purposes. Supplemental salary continuation benefits have been discounted at an annual compounding rate of 2 percent for Mr. Alexander. The figures presented for Mr. Klein, Mr. Doherty, and Mr. Widmer are presented without discount.

(2)
  Mr. Alexander’s employment agreement provides for medical, dental, and other health benefits to him and his family, at no cost to him, until Mr. Alexander recovers from such disability, or Mr. Alexander attains the age of 65. Mr. Klein’s, Mr. Doherty’s, and Mr. Widmer’s employment agreements provide for one year of medical, dental, and other health benefits on the same terms, including cost sharing by the executive, as provided to the executive prior to his disability. The reported figure for Mr. Alexander reflects the estimated present value of the future premium cost of such benefits, calculated utilizing substantially the same health care cost increase assumptions we use in measuring our liability for such benefits for financial statement purposes. For purposes of this presentation, the estimated future costs were discounted at a 2 percent annual compounding rate for Mr. Alexander. The figures presented for Mr. Klein, Mr. Doherty, and Mr. Widmer are presented without discount.
(3)
  Mr. Alexander’s employment agreement provides for the continuation of group life insurance until the earlier of: the date he recovers from such disability or attains the age of 65. The reported figure in the table assumes that group term life insurance benefits will continue until Mr. Alexander attains the age of 65.
(4)
  Each of the employment agreements provides for a lump-sum death benefit equal to one-year of base salary for each executive. The employment agreements also provide for the continuation of medical, dental, and other health benefits to the executive’s family for a period of one-year at the same terms and cost to the executive immediately prior to his death.
(5)
  Each of the employment agreements provides for the lump-sum payment of: three times base salary; three times the average annual bonus/and or incentive award for three years prior to the year of termination; and the retirement contributions or payments that we would have made on the executive’s behalf, as if the executive had continued his employment for a 36-month period, based on contributions or payments made (on an annualized basis) at the date of termination.
(6)
  Each of the employment agreements provides for medical, dental, and other health benefits to the executive and his family, at no cost to the executive for a period of 36 months from the date of termination. The reported figures reflect the estimated present value of the future premium cost of such benefits, calculated utilizing substantially the same health care cost increase assumptions we used in measuring our liability for such benefits for financial statement purposes. For purposes of this presentation, the estimated future costs were discounted at a 2 percent annual compounding rate.
(7)
  Each of the employment agreements provides for life insurance benefits to the executive and his family, at no cost to the executive for a period of 36 months from the date of termination. Mr. Alexander receives an annual reimbursement of $35,660 for a whole-life insurance policy. The final reimbursement was issued in January 2014. Mr. Alexander, Mr. Klein, Mr. Doherty, and Mr. Widmer also participate in our group life insurance plan. The reported figures also include the estimated costs of group term life insurance benefits for Mr. Alexander, Mr. Klein, Mr. Doherty, and Mr. Widmer for a three year period with an assumed annual cost increase of 4 percent and a discount rate of 2 percent compounded annually.
(8)
  Each employment agreement provides for severance benefits on termination following a Change in Control only if their employment is terminated involuntarily or with Good Reason. Under each of the employment agreements, amounts payable under a change in control are identical to those payable for “Discharge Without Cause or Resignation With Good Reason — no Change in Control” except that: (i) payments pertaining to bonus and/or incentive awards are based upon the highest annual bonus and/or incentive award earned in any of the three years preceding the year in which the termination occurs and (ii) each of the employment agreements limits the total payments to an executive to an amount that is one dollar less than three times the executive’s “base amount” as defined in Section 280G of the Internal Revenue Code.
(9)
  Amounts represent the value of unvested equity awards at December 31, 2013, calculated as the sum of: (a) unvested restricted stock of 47,137 shares, 21,969 shares, 20,482 shares, 16,834 shares, and 4,234 shares for Mr. Alexander, Mr. Klein, Mr. Doherty, Mr. Widmer, and Mr. Jacobs, respectively, multiplied by the last reported closing price of the Company’s common stock as reported on December 31, 2013, of $13.20 per share; and (b) unvested stock options of 118,194 options, 57,659 options, 53,871 options, 44,261 options, and 5,078 options for Mr. Alexander, Mr. Klein, Mr. Doherty, Mr. Widmer, and Mr. Jacobs, respectively, multiplied by $6.11 per option. The $6.11 value of each option represents the last reported closing price of the Company’s stock on December 31, 2013, less the option exercise price of $7.09. 1,684 options of Mr. Jacobs are valued at $3.76, which represents the last reported closing price of the Company’s stock on December 31, 2013 of $13.20, less the option exercise price of $9.44.
Say-on-Pay
At the 2013 Annual Meeting, stockholders voted, on an advisory basis, whether to approve the compensation paid to the Named Executive Officers (“say-on-pay”). A majority of the votes were cast in favor of the resolution to approve the executive compensation described in the Proxy Statement. Stockholders also voted on a non-binding proposal to establish whether stockholders should vote on executive compensation every one, two, or three years. A majority of the votes were cast in favor of holding the non-binding vote on executive compensation every year. The Board of Directors took this vote into account in passing a resolution in which it approved holding a non-binding stockholder vote on executive compensation every year.

AUDIT-RELATED MATTERS
Audit Committee Report
The charter of the Audit Committee of the Board specifies that the purpose of the Committee is to assist the Board in its oversight of:
•
  monitoring and overseeing the integrity of our accounting and financial reporting process, audits, financial statements and systems of internal controls;
•
  monitoring and overseeing the independence and performance of our external auditors, internal auditors and outsourced internal audit consultants;
•
  facilitating communication among the external auditors, management, internal auditors, and the outsourced internal audit consultants; and
•
  maintaining oversight of the external auditors, including the appointment, compensation, retention and, when considered necessary, the dismissal of the external auditors.
In carrying out these responsibilities, the Audit Committee, among other things:
•
  monitors the preparation of quarterly and annual financial reports by the Company’s management;
•
  supervises the relationship between the Company and its independent registered public accountants, including: reviewing the scope of their audit services; approving audit and non-audit services; and confirming the independence of the independent registered public accountants;
•
  oversees management’s implementation and maintenance of effective systems of internal and disclosure controls, and review of the Company’s internal auditing program; and
•
  monitors financial reporting risks assigned to the Committee by the Board under the Company’s Enterprise Risk Management (ERM) program and reports thereon to the Board.
The Committee schedules its meetings with a view to ensuring that it devotes appropriate attention to all of its tasks. The Committee’s meetings include, whenever appropriate, executive sessions in which the Committee meets separately with the Company’s independent registered public accountants, the Company’s internal auditors, the Company’s chief financial officer, and SEC counsel.
As part of its oversight of the Company’s financial statements, the Committee reviews and discusses with both management and the Company’s independent registered public accountants all annual and quarterly financial statements prior to their issuance. During 2013, management advised the Committee that each set of financial statements reviewed had been prepared in accordance with U.S. generally accepted accounting principles, and reviewed significant accounting and disclosure issues with the Committee. The Committee’s review included discussions with the independent registered public accountants of matters required to be discussed pursuant to Public Company Accounting Oversight Board AU 380 (Communications with Audit Committees), including the quality of the Company’s accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements. The Committee also discussed with the independent registered public accountants matters relating to its independence, including a review of their audit, written disclosures and a letter from KPMG LLP to the Audit Committee pursuant to applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the audit committee concerning independence.
In addition, the Committee reviewed key initiatives and programs aimed at maintaining the effectiveness of the Company’s internal controls and management’s disclosure control structure. As part of this process, the Committee continued to monitor the scope and adequacy of the Company’s internal auditing program, reviewing internal audit department staffing levels and steps taken to maintain the effectiveness of internal procedures and controls.

Taking all of these reviews and discussions into account, the Committee members recommended to the Board of Directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2013, for filing with the SEC.
Members of the Audit Committee are: Annette Catino, who serves as Chairman, John Bowen, Karen J. Kessler, Susan Lamberti, and Patrick E. Scura, Jr.
Policy for Approval of Audit and Permitted Non-audit Services
The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent registered public accounting firm, either by approving services prior to the engagement or pursuant to a pre-approval policy with respect to particular services. These services may include audit services, audit-related services, and other services. The Audit Committee has delegated pre-approval authority to the Chairman of the Audit Committee when expediency is necessary. The independent registered public accounting firm and management are required to periodically report to the full Audit Committee regarding the extent of services provided by the independent registered public accounting firm in accordance with this pre-approval, and the fees for the services performed to date.
All audit and all other fees described below were approved either as part of our engagement of KPMG LLP or pursuant to the pre-approval policy described above. The Audit Committee concluded that the provision of such services by KPMG LLP was compatible with the maintenance of that firm’s independence in the conduct of its auditing functions.
Auditor Fees and Services
The following table presents fees for professional services rendered by KPMG LLP for 2013 and 2012.
The aggregate fees included in the Audit Fees category were fees billed or expected to be billed for the calendar years for the audit of our annual financial statements and the review of our quarterly financial statements. The aggregate fees included in each of the other categories were fees billed in the stated calendar years.

	2013	2012
Audit Fees	$451,000	$513,000
Audit-Related Fees	—	329,495
Tax Fees	—	—
All Other Fees	—	—

Audit Fees.   Audit fees of $451,000 for the year ended 2013 and $513,000 for the year ended December 31, 2012, were for professional services rendered for the audits of our consolidated financial statements, review of quarterly financial information, and the internal control attestations required under the Sarbanes-Oxley Act of 2002 and the Federal Deposit Insurance Corporation regulations for the years ended December 31, 2013 and 2012. The December 31, 2012 audit fees include $75,000 for the additional procedures performed related to the acquisition of Flatbush Federal Bancorp, Inc.
Audit-Related Fees.   No audit-related fees were incurred in 2013. The audit-related fees incurred in 2012 were $329,495 and related to the Company’s Form S-1 registration statement filing and related amendments for the mutual-to-stock conversion of Northfield Bancorp, MHC, and for the Form S-4 registration statement filing in conjunction with the acquisition of Flatbush Federal Bancorp, Inc.
Tax Fees.   No tax fees were incurred for 2013 or 2012.
All Other Fees.   No other fees were incurred for 2013 or 2012.
PROPOSAL I — ELECTION OF DIRECTORS
Our Board of Directors consists of twelve members. Our bylaws provide that our Board of Directors shall be divided into three classes, and one class of directors is to be elected annually. Our directors are generally elected to serve for a three-year period, or a shorter period if the director is elected to fill a vacancy, and until their respective successors shall have been elected and shall qualify. Three directors will be elected at the annual meeting and will serve until their successors have been elected and qualified.

The Nominating and Corporate Governance Committee has nominated John W. Alexander, Annette Catino, John P. Connors, Jr., to serve as directors for three-year terms and Steven M. Klein to serve as a director for a two-year term. In May of 2016, two directors will reach mandatory retirement age. Mr. Klein’s two-year term will provide for the 2016 class of directors to remain at three directors. Each of the nominees is currently a member of the Board of Directors.
The Board of Directors recommends a vote “FOR” each of the persons nominated by the Board of Directors.
The table below sets forth certain ownership information regarding our Board of Directors and the Named Executive Officers as of April 1, 2014. It is intended that the proxies solicited on behalf of the Board of Directors (other than proxies in which the vote is withheld as to the nominee) will be voted at the Annual Meeting for the election of the nominees identified above. If the nominees are unable to serve, the shares represented by all such proxies will be voted for the election of such substitute as the Board of Directors may recommend. At this time, the Board of Directors knows of no reason why the nominees might be unable to serve, if elected. Except as indicated herein, there are no arrangements or understandings between the nominees and any other person pursuant to which such nominees were selected.

Name(1)	Positions Held in Northfield Bancorp, Inc.	Shares of Common Stock Beneficially Owned(2)		Percent of Class
John W. Alexander	Director, Chairman of the Board & Chief Executive Officer	986,271	(3)	1.8%
John R. Bowen	Director	128,828	(4)	*
Annette Catino	Director	234,890	(5)	*
Gil Chapman	Director	148,227	(6)	*
John P. Connors, Jr.	Director	188,951	(7)	*
John J. DePierro	Director	151,325	(8)	*
Timothy C. Harrison	Director	—		*
Karen J. Kessler	Director	3,500		*
Steven M. Klein	Director, President & Chief Operating Officer	469,416	(9)	*
Susan Lamberti	Director	149,931	(10)	*
Frank P. Patafio	Director	217,924	(11)	*
Patrick E. Scura, Jr.	Director	148,566	(12)	*
Kenneth J. Doherty	Executive Vice President, Chief Lending Officer	439,061	(13)	*
Michael J. Widmer	Executive Vice President, Operations	335,090	(14)	*
William R. Jacobs	Senior Vice President, Chief Financial Officer	40,571	(15)	*
All Directors and Executive Officers as a group (15 individuals)		3,642,551		6.72	(16)

*
  Less than 1%.
(1)
  The mailing address for each person listed is 581 Main Street, Suite 810, Woodbridge, New Jersey, 07095.
(2)
  See definition of “beneficial ownership” in the table “Voting Securities and Principal Holders Thereof.”
(3)
  Includes 234,173 shares held jointly with Mr. Alexander’s spouse, 40,035 shares held in Mr. Alexander’s IRA accounts, 99,564 shares held by Mr. Alexander’s spouse, and 21,528 shares allocated to Mr. Alexander under Northfield Bank’s ESOP. Also includes 590,971shares that may be acquired within 60 days by exercising options.

(4)
  Includes 7,950 shares held in Mr. Bowen’s IRA account, 5,652 shares held by Mr. Bowen’s spouse, and 5,331 shares held in Northfield Bancorp Inc.’s 401(k) Plan. Also includes 97,220 shares that may be acquired within 60 days by exercising options.
(5)
  Includes 61,280 shares held jointly with Ms. Catino’s spouse, 37,320 shares held in Ms. Catino’s IRA account, and 140 shares held in Ms. Catino’s SEP account. Also includes 97,220 shares that may be acquired within 60 days by exercising options.
(6)
  Includes 7,500 shares held in Mr. Chapman’s IRA accounts, 29,111 shares held jointly with Mr. Chapman’s spouse and 6,610 shares held by Mr. Chapman’s spouse. Also includes 97,220 shares that may be acquired within 60 days by exercising options.
(7)
  Includes 35,222 shares held in Mr. Connors’ IRA accounts, 16,738 shares held jointly with Mr. Connors’ spouse, and 841 shares held by Mr. Connors’ spouse. Also includes 97,220 shares that may be acquired within 60 days by exercising options.
(8)
  Includes 7,564 shares held jointly with Mr. DePierro’s spouse. Also includes 97,220 shares that may be acquired within 60 days by exercising options.
(9)
  Includes 47,188 shares held in Northfield Bank’s 401(k) Plan and 21,528 shares allocated to Mr. Klein under Northfield Bank’s ESOP. Also includes 288,295 shares that may be acquired within 60 days by exercising options.
(10)
  Includes 49,711 shares held jointly with Ms. Lamberti’s spouse and 3,000 shares held by Ms. Lamberti’s spouse as custodian for a grandson. Also includes 97,220 shares that may be acquired within 60 days by exercising options.
(11)
  Includes 112,000 shares held jointly with Mr. Patafio’s spouse and 46,774 shares held by Mr. Patafio’s spouse.
(12)
  Includes 10,521 shares held in Mr. Scura’s IRA account. Includes 97,220 shares that may be acquired within 60 days by exercising options.
(13)
  Includes 27,168 shares held jointly with Mr. Doherty’s spouse, 2,173 shares held by Mr. Doherty’s son, 3,343 shares held by Mr. Doherty’s spouse, 49,766 shares held in Northfield Bank’s 401(k) Plan, and 21,528 shares allocated to Mr. Doherty under Northfield Bank’s ESOP. Also includes 269,356 shares that may be acquired within 60 days by exercising options.
(14)
  Includes 24,029 shares held jointly with Mr. Widmer’s spouse, 9,399 shares held by Mr. Widmer’s spouse, 5,896 shares held in Mr. Widmer’s IRA account, and 20,811 shares allocated to Mr. Widmer under Northfield Bank’s ESOP. Also includes 221,306 shares that may be acquired within 60 days by exercising options.
(15)
  Includes 7,861 shares held in Northfield Bank’s 401(k) Plan, and 8,463 shares allocated to Mr. Jacobs under Northfield’s ESOP. Also includes 843 shares of unvested stock awards over which Mr. Jacobs has voting control and 13,521 shares that may be acquired within 60 days by exercising options.
(16)
  Directors and executive officers beneficially owned 3,642,551 shares of common stock, or 6.72% of the outstanding shares. To calculate ownership percentages of all directors and executive officers as a group, outstanding shares at April 15, 2014 have been increased by 1,966,769 shares representing options held by all directors and executive officers of Northfield Bancorp, Inc. that may be acquired within 60 days by exercising such options.
PROPOSAL II — APPROVAL OF THE
NORTHFIELD BANCORP, INC. 2014 EQUITY INCENTIVE PLAN
The Board of Directors has adopted, subject to stockholder approval, the Northfield Bancorp, Inc. 2014 Equity Incentive Plan (the “Equity Incentive Plan”) to provide additional incentives for our officers, employees and directors to promote our growth and performance and to further align their interests with those of our stockholders. Most of the companies that we compete with for officers, employees and directors are public companies that offer equity compensation as part of their overall compensation programs. By approving the Equity Incentive Plan, our stockholders will give us the flexibility we need to continue to attract, motivate and retain highly qualified officers, employees and directors by offering a competitive compensation program that is linked to the performance of our common stock.
The following is a summary of the material features of the Equity Incentive Plan, which is qualified in its entirety by reference to the provisions of the Equity Incentive Plan, attached hereto as Appendix A.
General
Subject to permitted adjustments for certain corporate transactions, the Equity Incentive Plan authorizes the issuance or delivery to participants of up to 4,978,249 shares of Northfield Bancorp, Inc. common stock pursuant to grants of restricted stock awards, restricted stock units, incentive stock options, and non-qualified stock options. The maximum number of shares that may be issued pursuant to stock options (all of which may be incentive stock options) is 3,555,892, which represents 10% of the number of shares sold in connection with the mutual-to-stock conversion of Northfield Bancorp, MHC, on January 24, 2013 (the “Conversion”). The maximum number of shares that may be issued as restricted stock awards and restricted stock units is 1,422,357, which represents 4% of the number of shares sold in the Conversion.
The Equity Incentive Plan will be administered by the members of our Compensation Committee (the “Committee”) who are “Disinterested Board Members,” as defined in the Equity Incentive Plan. The Committee has power within the limitations set forth in the Equity Incentive Plan to make all decisions and determinations regarding the selection of participants and the granting of awards; establishing the terms and conditions relating to each award; adopting rules, regulations and guidelines for carrying out the Equity Incentive Plan’s purposes; and interpreting and otherwise construing the Equity Incentive Plan. The Board of Directors (or those members of the Board of Directors who are “independent directors” under the corporate governance statutes or rules of any national securities exchange on which we list our securities) may, in its discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Equity Incentive Plan as if done or exercised by the Committee. Notwithstanding anything to the contrary, all awards made by the Committee and any performance criteria established by the Committee with respect to an award shall be subject to the ratification by the Board of Directors. The Equity Incentive Plan also permits the Committee to delegate to one or more persons, including directors who do not qualify as “non-employee directors” within the meaning of Rule 16b-3, the power to: (i) designate officers and employees who will receive awards; and (ii) determine the number of awards to be received by them, provided that such delegation is not prohibited by applicable law or the rules of the stock exchange on which our common stock is traded. Awards intended to be “performance-based” under Section 162(m) of the Internal Revenue Code must be granted by the Committee in order to be exempt from the $1.0 million limit on deductible compensation for tax purposes.
The Committee may grant an award under the Equity Incentive Plan as an alternative to or replacement of an existing award under the Equity Incentive Plan or any other plan of Northfield Bancorp, Inc. or our subsidiaries, or as the form of payment for grants or rights earned or due under any other plan or arrangement of Northfield Bancorp, Inc. or our subsidiaries, including the plan of any entity acquired by Northfield Bancorp, Inc. or our subsidiaries.
Eligibility
Officers, employees and directors of Northfield Bancorp, Inc. or its subsidiaries are eligible to receive awards under the Equity Incentive Plan, except that non-employees may not be granted incentive stock options.
Types of Awards
The Committee may determine the type and terms and conditions of awards under the Equity Incentive Plan, which shall be set forth in an award agreement delivered to each participant. Each award shall be subject to conditions established by the Committee that are set forth in the recipient’s award agreement, and shall be subject to vesting conditions and restrictions as determined by the Committee. Unless the Committee determines otherwise, the award agreements shall specify that no awards shall vest more rapidly than 20% per year over a five-year period with the first installment vesting no earlier than one year after the stockholders approve the Equity Incentive Plan, subject to acceleration upon the occurrence of specific events or in the discretion of the Committee. Awards may be granted in a combination of incentive and non-qualified stock options, restricted stock awards or restricted stock units, as follows:
Stock Options.   A stock option is the right to purchase shares of common stock at a specified price for a specified period of time. The exercise price may not be less than the fair market value of a share of our common stock on the date the stock option is granted. Fair market value for purposes of the Equity Incentive Plan means (i) the final sales price of our common stock as reported on the NASDAQ Global Select Market (or other exchange on which our shares are listed or traded) on the date in question, or if our common stock was not traded on such date, then on the last preceding date on which any reported sale of our common stock occurred, or (ii) if shares of our common stock are not listed on such exchange, fair market value shall mean a price as determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422. Further, the Committee may not grant a stock option with a term that is longer than 10 years.
Stock options are either “incentive” stock options or “non-qualified” stock options. Incentive stock options have certain tax advantages that are not available to non-qualified stock options, and must comply with the requirements of Section 422 of the Internal Revenue Code. Only officers and employees are eligible to receive incentive stock options. Outside directors may only receive non-qualified stock options under the Equity Incentive Plan. Shares of common stock purchased upon the exercise of a stock option must be paid for at the time of exercise either (i) by tendering, either actually or constructively by attestation, shares of stock valued at fair market value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire exercise price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, any minimum required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof.
Restricted Stock.   A restricted stock award is a grant of shares of our common stock to a participant for no consideration or such minimum consideration as may be required by applicable law. Restricted stock awards may be granted only in whole shares of common stock. Prior to their vesting, unless otherwise determined by the Committee, recipients of a restricted stock award are also entitled to vote the shares of restricted stock during the restricted period and to receive any cash dividends and distributions with respect to the common stock at such time as the restricted shares vest.
Restricted Stock Units.   Restricted stock units may be denominated in shares of common stock and are similar to restricted stock awards except that no shares of common stock are actually issued to the award recipient at the time of grant of a restricted stock unit. Restricted stock units granted under the Equity Incentive Plan may be settled in cash, shares of our common stock, or a combination thereof, and are subject to vesting conditions and other restrictions set forth in the Equity Incentive Plan or the award agreement. Participants have no voting rights with respect to any restricted stock units granted under the Equity Incentive Plan. No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, dividend equivalent rights may be paid on Restricted Stock Units. If a Restricted Stock Unit is intended to be performance-based in accordance with Code Section 162(m), payment of dividend equivalent rights to the Award recipient will be conditioned on the satisfaction of the performance criteria. Dividend equivalent rights shall be paid at the same time as the shares subject to such Restricted Stock Unit are distributed to the Participant.
Performance Awards.   A performance award is an award, the vesting of which is subject to the achievement of one or more performance conditions specified by the Committee and set forth in the Equity Incentive Plan. A performance award may be denominated in shares of restricted stock or restricted units. If a performance award is intended to comply with the requirements of Section 16(m) of the Internal Revenue Code, it shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of that Internal Revenue Code Section. At the discretion of the Committee, the vesting of any stock option may also be subject to the achievement of one or more objective performance measures.
Prohibition Against Repricing of Options.   The Equity Incentive Plan provides that neither the Committee nor the Board of Directors is authorized to make any adjustment or amendment that reduces or would have the effect of reducing the exercise price of a stock option previously granted, except for adjustments pursuant to certain corporate transactions.
Limitation on Awards Under the Equity Incentive Plan
The Equity Incentive Plan includes the following limitations:
•
  the maximum number of shares of stock, in the aggregate, that may be issued or delivered to any one employee participant pursuant to the exercise of stock options is 888,973 shares (25% of all shares of stock available for stock option awards under the Equity Incentive Plan), all of which may be issued during any calendar year;
•
  the maximum number of shares of stock, in the aggregate, that may be issued or delivered to any one employee participant pursuant to restricted stock awards and restricted stock units is 355,589 shares (25% of all shares of stock available for restricted stock awards and restricted stock units under the Equity Incentive Plan), all of which may be issued during any calendar year;
•
  the maximum number of shares of stock that may be issued or delivered to any one individual non-employee director pursuant to the exercise of stock options, in the aggregate, shall be 5% of all shares of stock available for stock option awards under the Equity Incentive Plan, and the maximum number of shares that may be issued or delivered to any one individual non-employee director pursuant to restricted stock awards and restricted stock units, in the aggregate, shall be 5% of all shares of stock available for restricted stock awards and restricted stock units under the Equity Incentive Plan; and
•
  the maximum number of shares of stock that may be issued or delivered to all non-employee directors, in the aggregate, pursuant to the exercise of stock options shall be 30% of all shares of stock available for stock option awards under the Equity Incentive Plan, and the maximum number of shares that may be issued or delivered to all non-employee directors in the aggregate pursuant to restricted stock awards and restricted stock units shall be 30% of all shares of stock available for restricted stock awards and restricted stock units under the Equity Incentive Plan.
To the extent any shares of stock covered by an award (including restricted stock awards and restricted stock units) under the Equity Incentive Plan are not delivered to a participant or beneficiary because the award is forfeited or canceled or because a stock option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of stock available for delivery under the Plan.
In the event of a corporate transaction involving the stock of Northfield Bancorp, Inc. (including, without limitation, any stock dividend or other special and non-recurring dividend or distribution (whether in the form of cash, securities, or other property), forward or reverse stock split, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination or exchange of shares), the foregoing share limitations and all outstanding awards will automatically be adjusted proportionally and uniformly to reflect such event to the extent that the adjustment will not affect the award’s status as “performance-based compensation” under Section 162(m) of the Internal Revenue Code, if applicable; provided, however, that the Committee may adjust awards to preserve the benefits or potential benefits of the awards, including the prevention of automatic adjustments, if appropriate.
Performance Features
General.   A federal income tax deduction for Northfield Bancorp, Inc. will generally be unavailable for annual compensation in excess of $1.0 million paid to its chief executive officer or three other most highly compensated officers (other than its chief financial officer). However, amounts that constitute “performance-based compensation” (as that term is used in Section 162(m) of the Internal Revenue Code) are not counted toward the $1.0 million limit. The Equity Incentive Plan is designed so that stock options will be considered performance-based compensation. The Committee may designate whether any restricted stock awards or restricted stock units granted to any participant are intended to be performance-based compensation. Any restricted stock awards or restricted stock units designated as performance-based compensation will be conditioned on the achievement of one or more performance measures, to the extent required by Section 162(m) of the Internal Revenue Code.
Performance Measures.   The performance measures that may be used for such awards will be based on any one or more of the following performance measures, as selected by the Committee: book value or tangible book value per share, basic earnings per share; basic cash earnings per share; diluted earnings per share; diluted cash earnings per share; return on equity; net income or net income before taxes; cash earnings; net interest income; non-interest income; non-interest expense to average assets ratio; cash general and administrative expense to average assets ratio; efficiency ratio; cash efficiency ratio; return on average assets; cash return on average assets; return on average stockholders’ equity; cash return on average stockholders’ equity; return on average tangible stockholders’ equity; cash return on average tangible stockholders’ equity; core earnings; operating income; operating efficiency ratio; net interest rate margin or net interest rate spread; growth in assets, loans, or deposits; loan production volume; non-performing loans; cash flow; strategic business objectives consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or any combination of the foregoing. Performance measures may be based on the performance of Northfield Bancorp, Inc. as a whole or of any one or more subsidiaries or business units of Northfield Bancorp, Inc. or a subsidiary, may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The Committee may adjust performance measures after they have been set, but with respect to awards included to qualify under Section 16(m) of the Internal Revenue Code, only to the extent the Committee exercises negative discretion as permitted under applicable law. In establishing the performance measures, the Committee may provide for the inclusion or exclusion of certain items. Additionally, the grant of an award intended to be performance-based compensation and the establishment of any performance-based measures shall be made during the period required by Section 162(m) of the Internal Revenue Code.
Vesting of Awards
The Committee shall specify the vesting schedule or conditions of each Award. Unless the Committee specifies a different vesting schedule at the time of grant, Awards under the Plan, other than Performance Awards, shall be granted with a vesting rate not exceeding twenty percent (20%) per year, with the first installment vesting no earlier than one year after stockholders approve the Plan. If the vesting of an award under the Equity Incentive Plan is conditioned on the completion of a specified period of service with Northfield Bancorp, Inc. or its subsidiaries, without the achievement of performance measures or objectives, then the required period of service for full vesting shall be determined by the Committee and evidenced in an award agreement. Vesting may be accelerated in the event of death, disability, or upon involuntary termination of employment or service following a change in control or at the discretion of the Committee.
Change in Control
Unless otherwise stated in an award agreement, at the time of an involuntary termination following a change in control, all Stock Options then held by the participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following the participant’s involuntary termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following involuntary termination following a change in control. At the time of an involuntary termination following a change in control, all awards of restricted stock and restricted stock units shall become fully earned and vested immediately. Notwithstanding the above, any Awards, the vesting of which are based on satisfaction of performance-based conditions will be vested. In the event of a change in control, any performance measure attached to a Performance Award under the Plan shall be deemed satisfied as of the date of the change in control.
Forfeiture
The Committee may specify in an award agreement that rights and benefits with respect to an award may be subject to reduction, cancellation, forfeiture or recoupment upon termination of employment for cause; termination of services with us or an affiliate or subsidiary; any material violation of one or more of our policies; breach of noncompetition, confidentiality or other restrictive covenants that apply to the employee or director; or any other conduct that is detrimental to our business or reputation, or that of our affiliates or subsidiaries.
If we are required to prepare an accounting restatement due to our material noncompliance, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse us the amount of any payment in settlement of an award earned or accrued during the twelve-month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement. In addition, in the event of an accounting restatement, the Committee, in its sole and exclusive discretion, may require that any participant reimburse us for all or any part of the amount of any payment in settlement of any award granted hereunder.
Amendment and Termination
The Board of Directors may, as permitted by law, at any time, amend or terminate the Equity Incentive Plan or any award granted under the Equity Incentive Plan. However, except as provided in the Equity Incentive Plan, no amendment or termination may adversely impair the rights of an outstanding award without the participant’s (or affected beneficiary’s) written consent. The Board of Directors may not amend the provision of the Equity Incentive Plan related to repricing, materially increase the aggregate number of securities that may be issued under the Equity Incentive Plan (other than as provided in the Equity Incentive Plan), materially increase the benefits accruing to a participant, or materially modify the requirements for participation in the Equity Incentive Plan, without approval of stockholders. Notwithstanding the foregoing, the Board may, without stockholder approval, amend the Equity Incentive Plan at any time, retroactively or otherwise, to ensure that the Equity Incentive Plan complies with current or future law and the Board of Directors may unilaterally amend the Equity Incentive Plan and any outstanding award, without participant consent, in order to maintain an exemption from, or to comply with, Section 409A of the Code, and its applicable regulations and guidance.
Duration of Plan
The Equity Incentive Plan will become effective upon approval by the stockholders at this meeting. The Equity Incentive Plan will remain in effect as long as any awards under it are outstanding; however, no awards may be granted under the Equity Incentive Plan on or after the 10-year anniversary of the effective date of the Equity Incentive Plan. At any time, the Board of Directors may terminate the Equity Incentive Plan. However, any termination of the Equity Incentive Plan will not affect outstanding awards.
Federal Income Tax Considerations
The following is a summary of the federal income tax consequences that may arise in conjunction with participation in the Equity Incentive Plan.
Non-Qualified Stock Options.   The grant of a non-qualified stock option will not result in taxable income to the participant. Except as described below, the participant will realize ordinary income at the time of exercise in an amount equal to the excess of the fair market value of the shares acquired over the exercise price for those shares, and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of exercise.
Incentive Stock Options.   The grant of an incentive stock option will not result in taxable income to the participant. The exercise of an incentive stock option will not result in taxable income to the participant provided the participant was, without a break in service, an employee of Northfield Bancorp, Inc. or a subsidiary during the period beginning on the date of the grant of the option and ending on the date three months prior to the date of exercise (one year prior to the date of exercise if the participant is disabled, as that term is defined in the Internal Revenue Code). We will not be entitled to a tax deduction upon the exercise of an incentive stock option.
The excess of the fair market value of the shares at the time of the exercise of an incentive stock option over the exercise price is an adjustment that is included in the calculation of the participant’s alternative minimum taxable income for the tax year in which the incentive stock option is exercised. For purposes of determining the participant’s alternative minimum tax liability for the year of disposition of the shares acquired pursuant to the incentive stock option exercise, the participant will have a basis in those shares equal to the fair market value of the shares at the time of exercise.
If the participant does not sell or otherwise dispose of the shares within two years from the date of the grant of the incentive stock option or within one year after the exercise of such stock option, then, upon disposition of such shares, any amount realized in excess of the exercise price will be taxed as a capital gain. A capital loss will be recognized to the extent that the amount realized is less than the exercise price.
If the foregoing holding period requirements are not met, the participant will generally recognize ordinary income at the time of the disposition of the shares in an amount equal to the lesser of (i) the excess of the fair market value of the shares on the date of exercise over the exercise price, or (ii) the excess, if any, of the amount realized upon disposition of the shares over the exercise price, and we will be entitled to a corresponding deduction. If the amount realized exceeds the value of the shares on the date of exercise, any additional amount will be a capital gain. If the amount realized at the time of disposition is less than the exercise price, the participant will recognize no income, and a capital loss will be recognized equal to the excess of the exercise price over the amount realized upon the disposition of the shares.

Restricted Stock.   A participant who has been granted a restricted stock award will not realize taxable income at the time of grant, provided that the stock subject to the award is not delivered at the time of grant, or if the stock is delivered, it is subject to restrictions that constitute a “substantial risk of forfeiture” for federal income tax purposes. Upon the later of delivery or vesting of shares subject to an award, the holder will realize ordinary income in an amount equal to the then fair market value of those shares and we will be entitled to a corresponding deduction for tax purposes. Gains or losses realized by the participant upon disposition of such shares will be treated as capital gains and losses, with the basis in such shares equal to the fair market value of the shares at the time of delivery or vesting. Dividends paid to the holder during the restriction period, if so provided, will also be compensation income to the participant and we will be entitled to a corresponding deduction for tax purposes. A participant who makes an election under Section 83(b) of the Internal Revenue Code will include the full fair market value of the restricted stock award subject to such election in taxable income in the year of grant at the grant date fair market value.
Restricted Stock Units.   A participant who has been granted a restricted stock unit will not realize taxable income at the time of grant and will not be entitled to make an election under Section 83(b) of the Internal Revenue Code since no stock is actually transferred to the recipient on the date of grant. At the time a restricted stock unit vests, assuming the award is distributed at that time, the recipient will recognize ordinary income in an amount equal to the fair market value of the common stock or the amount of cash received. If the restricted stock unit is not distributed at the time it vests, no income will be recognized at that time and taxation will be deferred until the value of the restricted stock unit is distributed. At the time the recipient recognizes taxable income on a restricted stock unit, we will be entitled to a corresponding tax deduction in the same amount recognized by the award recipient.
Withholding of Taxes.   We may withhold amounts from participants to satisfy withholding tax requirements. Except as otherwise provided by the Committee, participants may have shares withheld from awards to satisfy the minimum tax withholding requirements.
Change in Control.   Any acceleration of the vesting or payment of awards under the Equity Incentive Plan in the event of a change in control or termination of service following a change in control may cause part or all of the consideration involved to be treated as an “excess parachute payment” under the Internal Revenue Code, which may subject the participant to a 20% excise tax and preclude deduction by Northfield Bancorp, Inc.
Deduction Limits.   Section 162(m) of the Internal Revenue Code generally limits our ability to deduct for tax purposes compensation in excess of $1.0 million per year for our chief executive officer and the three other most highly compensated executives (excluding the chief financial officer) named in the summary compensation table (“covered employees”), unless the compensation is “qualified performance-based consideration.” “Qualified performance-based compensation” is not subject to this limit and is fully deductible by Northfield Bancorp, Inc. “Qualified performance-based compensation” is compensation that is subject to a number of requirements such as stockholder approval of possible performance goals, and objective quantification of those goals in advance. Restricted stock awards and other awards that are not subject to performance goals would be subject to this deduction limit if income recognized on the awards plus other compensation of the executive that is subject to the limit exceeds $1.0 million. Stock options available for award under the Equity Incentive Plan will be considered “qualified performance-based compensation” even if such awards vest solely due to the passage of time during the performance of services. Accordingly, if an award is not exempt from Section 162(m), income recognized on such award by a covered employee will be subject to the $1.0 million deduction limit on compensation.
In the case of awards granted to a covered employee that are not “qualified performance-based consideration” and are distributed after the covered employee’s retirement or other termination of employment, the $1.0 million deduction limit will not apply and the award will be fully deductible. Performance awards may provide for accelerated vesting upon death, disability, or a change in control and still be considered exempt from the $1.0 million deduction limit. The Equity Incentive Plan is designed so that stock options and performance-based restricted stock awards and restricted stock units that are subject to performance goals may qualify as qualified performance-based compensation that is not subject to the $1.0 million deduction limit. We expect that the Committee will take these deduction limits into account in setting the size and the terms and conditions of awards. However, the Committee may decide to grant awards that result in executive compensation that exceeds the deduction limit.

Tax Advice.   The preceding discussion is based on federal tax laws and regulations presently in effect, which are subject to change, and the discussion does not purport to be a complete description of the federal income tax aspects of the Equity Incentive Plan. A participant may also be subject to state and local taxes in connection with the grant of awards under the Equity Incentive Plan.
Accounting Treatment
Under U.S. generally accepted accounting principles, we are required to recognize compensation expense in our financial statements over the requisite service period or performance period based on the grant date fair value of stock options and other equity-based compensation (such as restricted stock awards, and restricted stock units).
Awards to be Granted
The Board of Directors adopted the Equity Incentive Plan, and the Compensation Committee intends to meet after stockholder approval to determine the specific terms of the awards, including the allocation of awards to officers, employees and non-employee directors. At the present time, no specific determination has been made as to the grant or allocation of awards.
Required Vote and Recommendation of the Board
In order to approve the Equity Incentive Plan, the proposal must receive the affirmative vote of the votes cast at the meeting.
The Board of Directors recommends a vote “FOR” the approval of the
2014 EQUITY INCENTIVE Plan.

PROPOSAL III — Approval of the northfield bancorp, inc.
management Cash Incentive Plan
The Board of Directors has adopted and, at the Annual Meeting, the Company’s stockholders will be asked to approve, the Company’s Management Cash Incentive Compensation Plan (the “Incentive Compensation Plan”).
The purpose of the Incentive Compensation Plan is to: (i) further link executive compensation to the attainment of specific corporate performance objectives, and (ii) provide a competitive reward structure for executive management, while operating the Company in a safe and sound manner and within Board of Directors’ approved risk parameters. The Incentive Compensation Plan is designed so that, after it is approved by the Company’s stockholders, payments made pursuant to awards under the Incentive Compensation Plan will qualify as “performance-based compensation” under Section 162(m) of the Internal Revenue Code of 1986, as amended, and the regulations and interpretations thereunder. Under Internal Revenue Code Section 162(m), the Company generally may not deduct from its income for federal income tax purposes compensation paid to its Chief Executive Officer or any of the four other most highly compensated executive officers of the Company to the extent that any of those persons receives more than $1.0 million of such compensation (including certain equity-related compensation) in any one year. If, however, the compensation is “performance-based,” is paid under a plan approved by the stockholders, and satisfies certain other criteria, the Company can deduct such compensation even to the extent that it exceeds $1.0 million in a year. If the stockholders do not approve the Incentive Compensation Plan, it will terminate and, if we pay cash awards to officers covered by Section 162(m), some or all of such payments may not be tax deductible as performance-based compensation under Section 162(m).
The essential features of the Incentive Compensation Plan are summarized below. The summary does not purport to be a complete description of all the provisions of the Incentive Compensation Plan. A copy of the Incentive Compensation Plan is attached to this Proxy Statement as Appendix B and is incorporated herein by reference. The following summary of the Incentive Compensation Plan is qualified in its entirety by reference to Appendix B.
General
The purpose of the Incentive Compensation Plan is to provide financial incentives for eligible Company officers to meet and exceed pre-determined financial goals for the Company. The Company intends that payments under the Incentive Compensation Plan qualify as performance-based compensation so that the tax deductibility of the payments is not limited by Section 162(m).
Administration
The Incentive Compensation Plan will be administered by the Compensation Committee or another committee of directors as appointed by the Board of Directors in the future. Any committee designated to administer the Incentive Compensation Plan will consist of no fewer than two members of the Company’s Board of Directors, and all of its members will be “outside directors” under Section 162(m). The committee will have broad administrative authority to, among other things: designate participants; establish performance goals; interpret the Incentive Compensation Plan; prescribe, amend, and rescind rules and regulations relating to it; and make all other determinations necessary or advisable in the administration of the Incentive Compensation Plan.
Eligibility and Participation
Officers of the Company and its affiliates at the level of senior vice president and above will be eligible to participate in the Incentive Compensation Plan. However, the Incentive Compensation Plan is designed for officers whose responsibilities significantly influence Company results. The committee, within the time periods specified under Section 162(m), will select the officers who will participate in the Incentive Compensation Plan for each performance period, which will be from 12 to 36 months. The committee may designate concurrent performance periods. As of April 15, 2014, approximately 16 officers would have been eligible for selection to participate in the Incentive Compensation Plan.

Determination and Payment of Awards
For each performance period designated by the committee, within the time periods specified under Section 162(m), the committee will assign each participant a target award and prescribe all other factors to be used for determining the amount of the awards, if any, to be paid to participants pursuant to the Incentive Compensation Plan for such period. The performance period will generally be the calendar year, but may be up to three years. The committee will also prescribe the percentage of the target award for each participant that will be determined based upon Company performance factors and the percentage that will be determined based upon individual performance factors. Target awards will be expressed as a percentage of the participant’s base salary.
Performance factors to be used by the committee for measurement of Company performance may include any or all of the following: book value or tangible book value per share, basic earnings per share, basic cash earnings per share, diluted earnings per share, diluted cash earnings per share, net income or net income before taxes, cash earnings, net interest income, non-interest income, non-interest expense to average assets ratio, cash, general and administrative expense to average assets ratio, efficiency ratio, cash efficiency ratio, return on average assets, cash return on average assets, return on average stockholders’ equity, cash return on average stockholders’ equity, return on average tangible stockholders’ equity, cash return on average tangible stockholders’ equity, core earnings, operating income, operating efficiency ratio, net interest rate margin or net interest rate spread, growth in assets, loans, or deposits, loan production volume, non-performing loans, cash flow, strategic business objectives (consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management), or any combination of the foregoing.
The committee may also prescribe levels of achievement that will result in an award higher or lower than the target award and set minimum achievement thresholds, below which no award based on participants’ performance goals will be earned. The maximum award payable to a participant pursuant to the Incentive Compensation Plan for any performance period is 150% of the target award.
Payments to Participants and Reimbursements to the Company
Any awards earned under the Incentive Compensation Plan will be paid in cash after the end of the performance period(s). Participants may elect to defer any or all of such awards under the terms of any available Company deferred compensation plan. Prior to the payment of any awards, the committee will certify in writing the level of achievement for each Company performance goal for the fiscal year and the level of achievement by each participant with respect to any individual performance goals applicable to such participant’s award and the level of payment for each participant. The committee may, in its sole discretion, adjust the amount of an award for any or all participants if it determines that circumstances (including, but not limited to, the subjective appraisal of the participant’s performance for the performance period) warrant; provided, however, that in the case of a “covered employee” within the meaning of Section 162(m), any such adjustment will only result in a reduced, but not an increased, payment. Notwithstanding any contrary provision of the Incentive Compensation Plan, if a participant experiences a termination of employment prior to the end of a fiscal year (after satisfying the performance measures in whole or in part), the committee, in its sole discretion, may reduce or eliminate the award to be paid to such Participant for such fiscal year pursuant to the Incentive Compensation Plan.
Awards paid under this Plan that are later found to be based upon materially inaccurate financial information, the correction of which causes the amounts previously paid to be deemed an overpayment, must be repaid by the Participant, in whole or in part, in the sole discretion of the committee. The committee cannot exercise such discretion, and each Participant agrees to reimburse the Company, with respect to any Award received under the Plan to the extent required by any clawback or recoupment requirements of Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or as otherwise required by applicable law.
Amendment and Termination of the Plan
The Board of Directors, in its sole discretion, may alter, amend, or terminate the Incentive Compensation Plan, or any part thereof, at any time and for any reason. Amendments will be subject to stockholder approval to the extent that such amendment is required to ensure that payments under the Incentive Compensation Plan continue to be qualified under Section 162(m) as “performance-based compensation.”
Federal Income Tax Consequences
The following is a brief description of the federal income tax consequences generally arising with respect to awards that may be paid under the Incentive Compensation Plan. This discussion is intended for the information of stockholders considering how to vote at the Annual Meeting and not as tax guidance to participants in the Incentive Compensation Plan.
Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received under the Incentive Compensation Plan at the time of its receipt. Although the Company will normally be entitled to deduct amounts paid under the Incentive Compensation Plan constituting ordinary income to participants, Section 162(m) imposes a limit of $1.0 million on the amount of compensation that may be paid to certain officers of the Company in a calendar year. Amounts in excess of such limit are not deductible. Certain types of compensation are exempt from Section 162(m) and are not counted for purposes of this limit. Incentive Compensation Plan awards are designed to satisfy this exemption. Therefore, as long as the Awards paid pursuant to the Incentive Compensation Plan satisfy the requirements for the exemption from the Section 162(m) limit, the $1.0 million limit will not apply. It is the Company’s intention that the Incentive Compensation Plan be administered in a manner that preserves the deductibility of compensation paid pursuant to the Incentive Compensation Plan by continuing to comply with the requirements of Section 162(m).
New Plan Benefits
The amounts that Incentive Compensation Plan participants may receive under the Incentive Compensation Plan, if the plan is approved by the stockholders, are not presently determinable.
The Board of directors unanimously recommends a vote “FOR” the approval of the northfield bancorp, inc. management cash incentive plan.
PROPOSAL IV — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Our independent registered public accounting firm for the year ended December 31, 2013, was KPMG LLP. Our Audit Committee has approved the engagement of KPMG LLP to be our independent registered public accounting firm for the year ending December 31, 2014, subject to the ratification of the engagement by our stockholders. At the annual meeting, the stockholders will consider and vote on the ratification of the engagement of KPMG LLP for the year ending December 31, 2014. Representatives of KPMG LLP are expected to attend the annual meeting to respond to appropriate questions and to make a statement if they so desire.
Even if the selection is ratified, the Audit Committee, in its discretion, may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such change is in the best interest of Northfield Bancorp, Inc. and its stockholders.
The Audit Committee of the Board of Directors recommends a vote “FOR” the ratification of KPMG LLP as the independent registered public accounting firm for the year ending December 31, 2014.

PROPOSAL V — Advisory Vote on Executive Compensation
The compensation of our Principal Executive Officer, our Principal Financial Officer and our three other most highly compensated executive officers of the Company (“Named Executive Officers”) is described under “EXECUTIVE COMPENSATION — Compensation Discussion and Analysis.” Stockholders are encouraged to read that section of the Proxy Statement, which discusses our compensation philosophy, objectives, and process for determining compensation with respect to our Named Executive Officers.
In accordance with Section 14A of the Exchange Act, stockholders will be asked at the Annual Meeting to provide their support with respect to the compensation of our Named Executive Officers by voting on the following advisory, non-binding resolution:
   “RESOLVED, that the compensation paid to the Company’s Named Executive Officers, as disclosed in this proxy statement pursuant to Item 402 of Securities and Exchange Commission Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”
This advisory vote, commonly referred to as a “say-on-pay” advisory vote, is non-binding on the Board of Directors. Although non-binding, the Board of Directors and the Compensation Committee value constructive dialogue on executive compensation and other important governance topics with our stockholders and encourage all stockholders to vote their shares on this matter. The Board of Directors and the Compensation Committee will review the voting results and take them into consideration when making future decisions regarding our executive compensation.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR”
THE RESOLUTION SET FORTH IN PROPOSAL V.
OTHER INFORMATION
Section 16(a) Beneficial Ownership Reporting Compliance
The common stock is registered pursuant to Section 12(b) of the Securities Exchange Act of 1934. Executive officers and directors of Northfield Bancorp, Inc. and beneficial owners of greater than 10% of our shares of common stock (“10% beneficial owners”) are required to file reports on Forms 3, 4, and 5 with the SEC disclosing beneficial ownership and changes in beneficial ownership. SEC rules require disclosure in our Proxy Statement and Annual Report on Form 10-K of the failure of an officer, director, or 10% beneficial owner of the shares of common stock to file a Form 3, 4, or 5 on a timely basis. Based on our review of such ownership reports, we believe that no officer, director or 10% beneficial owner of Northfield Bancorp, Inc. failed to file such ownership reports on a timely basis for the year ended December 31, 2013.
Proxy Solicitation Costs
The cost of solicitation of proxies will be borne by Northfield Bancorp, Inc. We will reimburse brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy materials to the beneficial owners of shares of common stock. In addition to solicitations by mail, our directors, officers, and regular employees may solicit proxies personally, by telegraph, telephone, or other forms of communication without additional compensation. Our Annual Report on Form 10-K for the year ended December 31, 2013, has been mailed or made available online to all stockholders of record as of April 15, 2014. Any stockholder who has not received a copy of such Annual Report may obtain a copy by writing us.
Voting by Benefit Plans
If you participate in the Northfield Bank Employee Stock Ownership Plan (the “ESOP”) or if you hold Northfield Bancorp, Inc. common stock through the Northfield Bank Employee Savings Plan (the “401(k) Plan”), you will receive vote authorization forms for the plans that reflect all shares you may direct the trustees to vote on your behalf under the plans. Under the terms of the ESOP, the ESOP trustee votes all shares held by the ESOP, but each ESOP participant may direct the trustee how to vote the shares of common stock allocated to his or her account. The ESOP trustee, subject to the exercise of its fiduciary responsibilities, will vote all unallocated shares of Northfield Bancorp common stock held by the ESOP and allocated shares for which no voting instructions are received or an instruction to “abstain” is received in the same proportion as shares for which it has received timely voting instructions. Under the terms of the 401(k) Plan, a participant is entitled to provide voting instructions for all shares credited to his or her 401(k) Plan account and held in the Northfield Bancorp, Inc. Stock Fund. Shares for which no voting instructions are given or for which instructions were not timely received will be voted in the same proportion as shares for which voting instructions were received. The deadline for returning your ESOP and 401(k) Plan voting instructions is May 21, 2014.
Other Matters
The Board of Directors is not aware of any business to come before the annual meeting other than the matters described above in the Proxy Statement. However, if any matters should properly come before the Annual Meeting, it is intended that the holders of the proxies will act in accordance with their best judgment.
IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS
The Notice and Proxy Statement, Annual Report on Form 10-K, Summary Annual Report and Proxy Card are available at www.enorthfield.com/proxy.
Householding of Proxy Statements and Annual Reports
If you request a copy of the Annual Report on Form 10-K and Proxy Statement, we intend to deliver only one copy of each to multiple registered stockholders sharing the same address unless we receive contrary instructions from one or more of the stockholders. If individual stockholders wish to receive a separate copy of the Annual Report or Proxy Statement, they may call or write and request separate copies currently or in the future as follows:
Investor Relations
Northfield Bancorp, Inc.
581 Main Street
Woodbridge, New Jersey 07095
Phone: (732) 499-7200, ext. 2515
Fax: (732) 634-0737
Registered stockholders sharing the same address and receiving multiple copies of the Annual Report and Proxy Statement may request the delivery of a single copy by writing or calling the above address or phone number.

By Order of the Board of Directors
M. Eileen Bergin Vice President, Corporate Secretary

Woodbridge, New Jersey
April 25, 2014

Appendix A
NORTHFIELD BANCORP, INC.
2014 EQUITY INCENTIVE PLAN
ARTICLE 1 — GENERAL
Section 1.1       Purpose, Effective Date and Term.   The purpose of the Northfield Bancorp, Inc. 2014 Equity Incentive Plan (the “Plan”) is to promote the long-term financial success of Northfield Bancorp, Inc. (the “Company”), and its Subsidiaries, including Northfield Bank (the “Bank”), by providing a means to attract, retain and reward individuals who contribute to such success and to further align their interests with those of the Company’s stockholders through the ownership of additional common stock of the Company. The “Effective Date” of the Plan shall be the date the Plan satisfies the applicable shareholder approval requirements. The Plan shall remain in effect as long as any Awards are outstanding; provided, however, that no Awards may be granted under the Plan after the day immediately prior to the ten-year anniversary of the Effective Date.
Section 1.2      Administration.   The Plan shall be administered by the Compensation Committee of the Company’s Board of Directors (the “Committee”), in accordance with Section 5.1.
Section 1.3      Participation.   Each Employee or Director of the Company or any Subsidiary of the Company who is granted an Award in accordance with the terms of the Plan shall be a “Participant” in the Plan. The grant of Awards shall be limited to Employees and Directors of the Company or any Subsidiary.
Section 1.4      Definitions.   Capitalized terms used in this Plan are defined in Article 8 and elsewhere in this Plan.
ARTICLE 2 — AWARDS
Section 2.1      General.   Any Award under the Plan may be granted singularly or in combination with another Award (or Awards). Each Award under the Plan shall be subject to the terms and conditions of the Plan and such additional terms, conditions, limitations and restrictions as the Committee shall provide with respect to such Award and as evidenced in the Award Agreement. Subject to the provisions of Section 2.8, an Award may be granted as an alternative to or replacement of an existing Award under the Plan or any other plan of the Company or any Subsidiary or as the form of payment for grants or rights earned or due under any other compensation plan or arrangement of the Company or its Subsidiaries, including without limitation the plan of any entity acquired by the Company or any Subsidiary. The types of Awards that may be granted under the Plan include:
(a)       Stock Options.   A Stock Option means a grant under Section 2.2 that represents the right to purchase shares of Stock at an Exercise Price established by the Committee. Any Stock Option may be either an Incentive Stock Option (an “ISO”) that is intended to satisfy the requirements applicable to an “Incentive Stock Option” described in Code Section 422(b), or a Non-Qualified Stock Option (a “Non-Qualified Option”) that is not intended to be an ISO; provided, however, that no ISOs may be granted: (i) after the day immediately prior to the ten-year anniversary of the Effective Date or the date the Plan is approved by the Board, whichever is earlier; or (ii) to a non-Employee. Unless otherwise specifically provided by its terms, any Stock Option granted to an Employee under this Plan shall be an ISO to the maximum extent permitted. Any ISO granted under this Plan that does not qualify as an ISO for any reason (whether at the time of grant or as the result of a subsequent event) shall be deemed to be a Non-Qualified Option. In addition, any ISO granted under this Plan may be unilaterally modified by the Committee to disqualify such Stock Option from ISO treatment such that it shall become a Non-Qualified Option; provided, however, that any such modification shall be ineffective if it causes the Award to be subject to Code Section 409A (unless, as modified, the Award complies with Code Section 409A).
(b)      Restricted Stock Awards.   A Restricted Stock Award means a grant of shares of Stock under Section 2.3 for no consideration or such minimum consideration as may be required by applicable law, either alone or in addition to other Awards granted under the Plan, subject to a vesting schedule or the satisfaction of market conditions or performance conditions.

(c)      Restricted Stock Units.   A Restricted Stock Unit means a grant under Section 2.4 denominated in shares of Stock that is similar to a Restricted Stock Award except no shares of Stock are actually awarded on the date of grant of a Restricted Stock Unit. A Restricted Stock Unit is subject to a vesting schedule or the satisfaction of market conditions or performance conditions and shall be settled in shares of Stock, provided, however, that in the sole discretion of the Committee, determined at the time of settlement, a Restricted Stock Unit may be settled in cash based on the Fair Market Value of a share of the Company’s Stock multiplied by the number of Restricted Stock Units being settled.
(d)      Performance Awards.   A Performance Award means an Award under Section 2.5 that is granted and will vest upon the achievement of one or more specified performance measures set forth in Section 2.5. A Performance Award may or may not be intended to satisfy the requirements of Code Section 162(m).
Section 2.2      Stock Options.
(a)      Grant of Stock Options.   Each Stock Option shall be evidenced by an Award Agreement that shall: (i) specify the number of Stock Options covered by the Award; (ii) specify the date of grant of the Stock Option; and (iii) specify the vesting period or conditions to vesting. In addition, the Award Agreement may contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company as the Committee may, in its discretion, prescribe.
(b)      Terms and Conditions.   A Stock Option shall be exercisable in accordance with such terms and conditions and during such periods as may be established by the Committee. In no event, however, shall a Stock Option expire later than ten (10) years after the date of its grant (or five (5) years with respect to ISOs granted to an Employee who is a 10% Stockholder). The “Exercise Price” of each Stock Option shall not be less than 100% of the Fair Market Value of a share of Stock on the date of grant (or, if greater, the par value of a share of Stock); provided, however, that the Exercise Price of an ISO shall not be less than 110% of Fair Market Value of a share of Stock on the date of grant if granted to a 10% Stockholder; provided further, that the Exercise Price may be higher or lower in the case of Stock Options granted or exchanged in replacement of existing Awards held by an Employee or Director of, or service provider to, an acquired entity. The payment of the Exercise Price of a Stock Option shall be by cash or, subject to limitations imposed by applicable law, by such other means as the Committee may from time to time permit, including: (i) by tendering, either actually or constructively by attestation, shares of Stock valued at Fair Market Value as of the day of exercise; (ii) by irrevocably authorizing a third party, acceptable to the Committee, to sell shares of Stock (or a sufficient portion of the shares) acquired upon exercise of the Stock Option and to remit to the Company a sufficient portion of the sale proceeds to pay the entire Exercise Price and any tax withholding resulting from such exercise; (iii) by a net settlement of the Stock Option, using a portion of the shares obtained on exercise in payment of the Exercise Price of the Stock Option (and if applicable, any minimum required tax withholding); (iv) by personal, certified or cashier’s check; (v) by other property deemed acceptable by the Committee; or (vi) by any combination thereof. The total number of shares that may be acquired upon the exercise of a Stock Option shall be rounded down to the nearest whole share, with cash-in-lieu paid by the Company, at its discretion, for the value of any fractional share.
Section 2.3 Restricted Stock.
(a)      Grant of Restricted Stock.   Each Restricted Stock Award shall be evidenced by an Award Agreement that shall: (i) specify the number of shares of Stock covered by the Restricted Stock Award; (ii) specify the date of grant of the Restricted Stock Award; (iii) specify the vesting period; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Service with the Company. All Restricted Stock Awards shall be in the form of issued and outstanding shares of Stock that, at the discretion of the Committee, shall be either: (x) registered in the name of the Participant and held by or on behalf of the Company, together with a stock power executed by the Participant in favor of the Company, pending the vesting or forfeiture of the Restricted Stock; or (y) registered in the name of, and delivered to, the Participant. In any event, the certificates evidencing the Restricted Stock Award shall at all times prior to the applicable vesting date bear the following legend:
The Stock evidenced hereby is subject to the terms of an Award Agreement with Northfield Bancorp, Inc. dated [Date], made pursuant to the terms of the Northfield Bancorp, Inc. 2014 Equity Incentive Plan, copies of which are on file at the executive offices of Northfield Bancorp, Inc., and may not be sold, encumbered, hypothecated or otherwise transferred except in accordance with the terms of such Plan and Award Agreement, or such other restrictive legend as the Committee, in its discretion, may specify. Notwithstanding the foregoing, the Company may in its sole discretion issue Restricted Stock in any other approved format (e.g., electronically) in order to facilitate the paperless transfer of such Awards. In the event Restricted Stock is not issued in certificate form, the Company and the transfer agent shall maintain appropriate bookkeeping entries that evidence Participants’ ownership of such Awards. Restricted Stock that is not issued in certificate form shall be subject to the same terms and conditions of the Plan as certificated shares, including the restrictions on transferability and the provision of a stock power executed by the Participant in favor of the Company, until the satisfaction of the conditions to which the Restricted Stock Award is subject.
(b)       Terms and Conditions.   Each Restricted Stock Award shall be subject to the following terms and conditions:
(i)      Dividends.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, any cash dividends or distributions declared with respect to shares of Stock subject to the Restricted Stock Award shall be delayed and distributed to the Participant at the time that the Restricted Stock vests. The Committee shall cause the dividend to be distributed to the Participant no later than two and one-half months following the date on which the Restricted Stock vests. Similarly, no dividends shall be paid with respect to any Restricted Stock Awards subject to performance-based vesting conditions unless and until the Participant vests in such Restricted Stock Award. Upon the vesting of a performance-based Restricted Stock Award under Section 2.5, any dividends declared but not paid during the vesting period shall be paid within thirty (30) days following the vesting date. Any stock dividends declared on shares of Stock subject to a Restricted Stock Award shall be subject to the same restrictions and shall vest at the same time as the shares of Restricted Stock from which said dividends were derived.
(ii)      Voting Rights.   Unless the Committee determines otherwise with respect to any Restricted Stock Award and specifies such determination in the relevant Award Agreement, a Participant shall have voting rights related to the unvested, non-forfeited Restricted Stock and such voting rights shall be exercised by the Participant in his or her discretion.
(iii)      Tender Offers and Merger Elections.   Each Participant to whom a Restricted Stock Award is granted shall have the right to respond, or to direct the response, with respect to the related shares of Restricted Stock, to any tender offer, exchange offer, cash/stock merger consideration election or other offer made to, or elections made by, the holders of shares of Stock. Such a direction for any such shares of Restricted Stock shall be given by proxy or ballot (if the Participant is the beneficial owner of the shares of Restricted Stock for voting purposes) or by completing and filing, with the inspector of elections, the trustee or such other person who shall be independent of the Company as the Committee shall designate in the direction (if the Participant is not such a beneficial owner), a written direction in the form and manner prescribed by the Committee. If no such direction is given, then the shares of Restricted Stock shall not be tendered.
Section 2.4      Restricted Stock Units.
(a)      Grant of Restricted Stock Unit Awards.   Each Restricted Stock Unit shall be evidenced by an Award Agreement which shall: (i) specify the number of Restricted Stock Units covered by the Award; (ii) specify the date of grant of the Restricted Stock Units; (iii) specify the vesting period or market conditions or performance conditions that must be satisfied in order to vest in the Award; and (iv) contain such other terms and conditions not inconsistent with the Plan, including the effect of termination of a Participant’s employment or Services with the Company. Restricted Stock Unit Awards shall be paid in shares of Stock, or in the sole discretion of the Committee determined at the time of settlement, in cash or a combination of cash and shares of Stock.
(b)      Terms and Conditions.   Each Restricted Stock Unit Award shall be subject to the following terms and conditions:
(i)      A Restricted Stock Unit Award shall be similar to a Restricted Stock Award except that no shares of Stock are actually awarded to the recipient on the date of grant. Each Restricted Stock Unit shall be evidenced by an Award Agreement that shall specify the Restriction Period (defined below), the number of Restricted Stock Units granted, and such other provisions, including the effect of termination of a Participant’s employment or Service with the Company, as the Committee shall determine. The Committee shall impose such other conditions and/or restrictions on any Restricted Stock Unit Award granted pursuant to the Plan as it may deem advisable including, without limitation, a requirement that Participants pay a stipulated purchase price for each Restricted Stock Unit, time-based restrictions and vesting following the attainment of performance measures set forth in Section 2.5(a) hereof, restrictions under applicable laws or under the requirements of any Exchange or market upon which such shares may be listed, or holding requirements or sale restrictions placed by the Company upon vesting of such Restricted Stock Units.
(ii)      The Committee may, in connection with the grant of Restricted Stock Units, designate them as “performance based compensation” within the meaning of Code Section 162(m), in which event it shall condition the vesting thereof upon the attainment of one or more performance measures set forth in Section 2.5(a) hereof. Regardless of whether Restricted Stock Units are subject to the attainment of one or more performance measures, the Committee may also condition the vesting thereof upon the continued Service of the Participant. The conditions for grant or vesting and the other provisions of Restricted Stock Units (including without limitation any applicable performance measures) need not be the same with respect to each recipient. An Award of Restricted Stock Units shall be settled as and when the Restricted Stock Units vest or, in the case of Restricted Stock Units subject to performance measures, after the Committee has determined that the performance goals have been satisfied.
(iii)      Subject to the provisions of the Plan and the applicable Award Agreement, during the period, if any, set by the Committee, commencing with the date of such Restricted Stock Unit for which such Participant’s continued Service is required (the “Restriction Period”), and until the later of (A) the expiration of the Restriction Period and (B) the date the applicable performance measures (if any) are satisfied, the Participant shall not be permitted to sell, assign, transfer, pledge or otherwise encumber Restricted Stock Units.
(iv)      A Participant shall have no voting rights with respect to any Restricted Stock Units granted hereunder. No dividends shall be paid on Restricted Stock Units. In the sole discretion of the Committee, exercised at the time of grant, Dividend Equivalent Rights may be paid on Restricted Stock Units. If a Restricted Stock Unit is intended to be performance-based in accordance with Code Section 162(m), payment of Dividend Equivalent Rights to the Award recipient will be conditioned on the satisfaction of the performance criteria. In such case, the Dividend Equivalent Right shall be paid at the same time as the shares subject to such Restricted Stock Unit are distributed to the Participant.
Section 2.5      Performance Awards.   The vesting of a Performance Award consisting of a Restricted Stock Award or a Restricted Stock Unit Award that is intended to be “performance-based compensation” within the meaning of Code Section 162(m) shall be conditioned on the achievement of one or more objective performance measures set forth in sub-section (a) below, as may be determined by the Committee. The grant of any Performance Award and the establishment of performance measures that are intended to be performance-based compensation within the meaning of Code Section 162(m) shall be made during the period required under Code Section 162(m) and shall comply with all applicable requirements of that Code Section. At the discretion of the Committee, the vesting of any Stock Option also may be subject to the achievement of one or more objective performance measures, although such performance-based vesting is not necessary to satisfy the requirement of Code Section 162(m) with respect to Stock Options. Notwithstanding anything herein to the contrary, in the discretion of the Committee, Performance Awards that do not comply with the requirements of Code Section 162(m) may be granted to Covered Employees and/or to persons other than Covered Employees.
(a)      Performance Measures.   Such performance measures may be based on any one or more of the following:
(i)
  book value or tangible book value per share;
(ii)
  basic earnings per share;
(iii)
  basic cash earnings per share;
(iv)
  diluted earnings per share;
(v)
  diluted cash earnings per share;
(vi)
  return on equity;
(vii)
  net income or net income before taxes;
(viii)
  cash earnings;
(ix)
  net interest income;
(x)
  non-interest income;
(xi)
  non-interest expense to average assets ratio;
(xii)
  cash general and administrative expense to average assets ratio;
(xiii)
  efficiency ratio;
(xiv)
  cash efficiency ratio;
(xv)
  return on average assets;
(xvi)
  cash return on average assets;
(xvii)
  return on average stockholders’ equity;
(xviii)
  cash return on average stockholders’ equity;
(xix)
  return on average tangible stockholders’ equity;
(xx)
  cash return on average tangible stockholders’ equity;
(xxi)
  core earnings;
(xxii)
  operating income;
(xxiii)
  operating efficiency ratio;
(xxiv)
  net interest rate margin or net interest rate spread;
(xxv)
  growth in assets, loans, or deposits;
(xxvi)
  loan production volume;
(xxvii)
  non-performing loans;
(xxviii)
  cash flow;
(xxix)   strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or
(xxx)
  any combination of the foregoing.

Performance measures may be based on the performance of the Company as a whole or on any one or more Subsidiaries or business units of the Company or a Subsidiary and may be measured relative to a peer group, an index or a business plan and may be considered as absolute measures or changes in measures. The terms of an Award may provide that partial achievement of performance measures may result in partial payment or vesting of the award or that the achievement of the performance measures may be measured over more than one period or fiscal year. In establishing any performance measures, the Committee may provide for the exclusion of the effects of the following items, to the extent the exclusion is set forth in the Participant’s Award Agreement and identified in the audited financial statements of the Company, including footnotes, or in the Management’s Discussion and Analysis section of the Company’s annual report or in the Compensation Discussion and Analysis Section, if any, of the Company’s annual proxy statement: (i) extraordinary, unusual, and/or nonrecurring items of gain or loss; (ii) gains or losses on the disposition of a business; (iii) changes in tax or accounting principles, regulations or laws; or (iv) expenses incurred in connection with a merger, branch acquisition or similar transaction.
(b)      Adjustments.   Pursuant to this Section 2.5, in certain circumstances the Committee may adjust performance measures; provided, however, no adjustment may be made with respect to an Award that is intended to be performance-based compensation within the meaning of Code Section 162(m), except to the extent the Committee exercises such negative discretion as is permitted under applicable law for purposes of an exception under Code Section 162(m). Subject to the foregoing sentence, if the Committee determines that a change in the business, operations, corporate structure or capital structure of the Company or the manner in which the Company or its Subsidiaries conducts its business or other events or circumstances render current performance measures to be unsuitable, the Committee may modify such performance measures, in whole or in part, as the Committee deems appropriate, provided, that no Award intended to be subject to Code Section 162(m) is enhanced as a result of a modified performance measure. Notwithstanding anything to the contrary herein, performance measures relating to any Award hereunder will be modified, to the extent applicable, to reflect a change in the outstanding shares of Stock of the Company by reason of any stock dividend or stock split, or a corporate transaction, such as a merger of the Company into another corporation, any separation of a corporation or any partial or complete liquidation by the Company or a Subsidiary. If a Participant is promoted, demoted or transferred to a different business unit during a performance period, the Committee may determine that the selected performance measures or applicable performance period are no longer appropriate, in which case, the Committee, in its sole discretion, may: (i) adjust, change or eliminate the performance measures or change the applicable performance period; or (ii) cause to be made a cash payment to the Participant in an amount determined by the Committee.
(c)      Treatment on Retirement.   Notwithstanding anything herein to the contrary, no Restricted Stock Award or Restricted Stock Unit that is intended to be considered performance-based compensation under Code Section 162(m) shall be granted under terms that will permit its accelerated vesting upon Retirement or other termination of Service (other than death or Disability). Notwithstanding anything to the contrary herein, in the sole discretion of the Committee exercised at the time of grant of an Award under this Section 2.5, in the event of Retirement of a Participant during the performance period, the Award Agreement may provide for the vesting of all or a portion of such Award, so long as the vesting is not accelerated but shall occur at the end of the performance period, and will be prorated, based on the period of the Participant’s active employment and the level of achievement of the performance measures during the period of the Participant’s active employment.
Section 2.6      Vesting of Awards.   The Committee shall specify the vesting schedule or conditions of each Award. Unless the Committee specifies a different vesting schedule at the time of grant, Awards under the Plan (other than Performance Awards granted under Section 2.5) shall be granted with a vesting rate not exceeding twenty percent (20%) per year, with the first installment vesting no earlier than one year after stockholders approve the Plan. If the right to become vested in an Award under the Plan (including the right to exercise a Stock Option) is conditioned on the completion of a specified period of Service with the Company or its Subsidiaries, without achievement of performance measures or other performance objectives being required as a condition of vesting, and without it being granted in lieu of, or in exchange for, other compensation, then the required period of Service for full vesting shall be determined by the

Committee and evidenced in the Award Agreement (subject to acceleration of vesting, to the extent permitted by the Committee or set forth in the Award Agreement, in the event of the Participant’s death, Disability or Involuntary Termination following a Change in Control).
Section 2.7      Deferred Compensation.   If any Award would be considered “deferred compensation” as defined under Code Section 409A (“Deferred Compensation”), the Committee reserves the absolute right (including the right to delegate such right) to unilaterally amend the Plan or the Award Agreement, without the consent of the Participant, to maintain exemption from, or to comply with, Code Section 409A. Any amendment by the Committee to the Plan or an Award Agreement pursuant to this Section shall maintain, to the extent practicable, the original intent of the applicable provision without violating Code Section 409A. A Participant’s acceptance of any Award under the Plan constitutes acknowledgement and consent to such rights of the Committee, without further consideration or action. Any discretionary authority retained by the Committee pursuant to the terms of this Plan or pursuant to an Award Agreement shall not be applicable to an Award which is determined to constitute Deferred Compensation, if such discretionary authority would contravene Code Section 409A.
Section 2.8      Prohibition Against Option Repricing.   Except for adjustments pursuant to Section 3.4, and reductions of the Exercise Price approved by the Company’s stockholders, neither the Committee nor the Board shall have the right or authority to make any adjustment or amendment that reduces or would have the effect of reducing the Exercise Price of a Stock Option previously granted under the Plan, whether through amendment, cancellation (including cancellation in exchange for a cash payment in excess of the Stock Option’s in-the-money value or in exchange for Options or other Awards) or replacement grants, or other means.
Section 2.9.      Effect of Termination of Service on Awards.   The Committee shall establish the effect of a Termination of Service on the continuation of rights and benefits available under an Award and, in so doing, may make distinctions based upon, among other things, the cause of Termination of Service and type of Award. Unless otherwise specified by the Committee and set forth in an Award Agreement between the Company and the Participant or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee, the following provisions shall apply to each Award granted under this Plan:
(a)      Upon a Participant’s Termination of Service for any reason other than due to Disability, death, Retirement or termination for Cause, Stock Options shall be exercisable only as to those shares that were immediately exercisable by such Participant at the date of termination, and Stock Options may be exercised only for a period of three (3) months following termination and any Restricted Stock Award and Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.
(b)      In the event of a Termination of Service for Cause, all Stock Options granted to a Participant that have not been exercised and all Restricted Stock Awards and Restricted Stock Units granted to a Participant that have not vested shall expire and be forfeited.
(c)      Upon Termination of Service for reason of Disability or death, all Stock Options shall be exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, and all Restricted Stock Awards and Restricted Stock Units shall vest as to all shares subject to an outstanding Award, whether or not otherwise immediately vested, at the date of Termination of Service. Stock Options may be exercised for a period of one year following Termination of Service due to death or Disability or (II) the remaining unexpired term of the Stock Option, if less; provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than one year following Termination of Service due to Disability and provided, further, in order to obtain ISO treatment for Stock Options exercised by heirs or devisees of an optionee, the optionee’s death must have occurred while employed or within three months of Termination of Service. In the event of Termination of Service due to Retirement, a Participant’s vested Stock Options shall be exercisable for one year following Termination of Service, provided that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three months following Termination of Service due to Retirement and any Stock Option, Restricted Stock Award or Restricted Stock Unit that has not vested as of the date of Termination of Service shall expire and be forfeited.

(d)      Notwithstanding anything herein to the contrary, no Stock Option shall be exercisable beyond the last day of the original term of such Stock Option.
(e)      Notwithstanding the provisions of this Section 2.9, the effect of a Change in Control on the vesting/exercisability of Stock Options, Restricted Stock Awards and Restricted Stock Units is as set forth in Article 4.
ARTICLE 3 — SHARES SUBJECT TO PLAN
Section 3.1      Available Shares.   The shares of Stock with respect to which Awards may be made under the Plan shall be shares currently authorized but unissued, currently held or, to the extent permitted by applicable law, subsequently acquired by the Company, including shares purchased in the open market or in private transactions.
Section 3.2      Share Limitations.
(a)      Share Reserve.   Subject to the following provisions of this Section 3.2, the maximum number of shares of Stock that may be delivered to Participants and their beneficiaries under the Plan shall be equal to Four Million Nine Hundred Seventy-Eight Thousand Two Hundred Forty-Nine (4,978,249) shares of Stock. The maximum number of shares of Stock that may be delivered pursuant to the exercise of Stock Options (all of which may be granted as ISOs) is Three Million Five Hundred Fifty-Five Thousand Eight Hundred Ninety-Two (3,555,892) shares of Stock, which represents ten percent (10%) of the number of shares sold in connection with the mutual-to-stock conversion of Northfield Bancorp, MHC on January 24, 2013 (the “Conversion”). The maximum number of shares of Stock that may be issued as Restricted Stock Awards and Restricted Stock Units is One Million Four Hundred Twenty-Two Thousand Three Hundred Fifty-Seven (1,422,357) shares of Stock, which represents four percent (4%) of the number of shares sold in the Conversion. The aggregate number of shares available for grant under this Plan and the number of shares of Stock subject to outstanding awards shall be subject to adjustment as provided in Section 3.4.
(b)      Computation of Shares Available.   For purposes of this Section 3.2, the number of shares of Stock available for the grant of additional Stock Options, Restricted Stock Awards or Restricted Stock Units shall be reduced by the number of shares of Stock previously granted, subject to the following. To the extent any shares of Stock covered by an Award (including Restricted Stock Awards and Restricted Stock Units) under the Plan are not delivered to a Participant or beneficiary for any reason, including because the Award is forfeited or canceled or because a Stock Option is not exercised, then such shares shall not be deemed to have been delivered for purposes of determining the maximum number of shares of Stock available for delivery under the Plan. To the extent (i) a Stock Option is exercised by using an actual or constructive exchange of shares of Stock to pay the Exercise Price, or (ii) shares of Stock are withheld to satisfy withholding taxes upon exercise or vesting of an Award granted hereunder, or (iii) shares are withheld to satisfy the exercise price of Stock Options in a net settlement of Stock Options, then the number of shares of Stock available shall be reduced by the gross number of Stock Options exercised rather than by the net number of shares of Stock issued.
Section 3.3      Limitations on Grants to Individuals.
To the extent required by applicable law or regulations or in the absence of an applicable regulatory waiver:
(a)      Stock Options — Employees.   The maximum number of shares of Stock, in the aggregate, that may be covered by Stock Option granted to any one Employee pursuant to Section 3.2 shall not exceed Eight Hundred Eighty Eight Thousand Nine Hundred Seventy Three (888,973). All such Awards may be granted during any one calendar year. Such maximum amount represents twenty-five percent (25%) of the maximum number of shares of Stock that may be delivered pursuant to Stock Options under Section 3.2.
(b)      Restricted Stock Awards and Restricted Stock Units  — Employees.   The maximum number of shares of Stock, in the aggregate, that may be subject to Restricted Stock Awards and Restricted Stock Units granted to any one Employee Participant under the Plan shall be Three Hundred Fifty-Five Thousand Five Hundred Eighty-Nine (355,589) all of which may be granted during any calendar year. Such maximum amount represents twenty-five percent (25%) of the maximum number of shares of Stock that may be issued as Restricted Stock Awards and Restricted Stock Units.

(c)      Stock Options — Directors.   The maximum number of shares of Stock, in the aggregate, that may be subject to Stock Options granted to any one individual non-Employee Director under the Plan shall be One Hundred Seventy-Seven Thousand Seven Hundred Ninety-Four (177,794) all of which may be granted during any calendar year and, in addition, all non-Employee Directors, in the aggregate, may not receive more than One Million Sixty-Six Thousand Seven Hundred Sixty-Seven (1,066,767) all of which may be granted during any calendar year. Such maximum amounts represent five percent (5%) and thirty percent (30%), respectively, of the maximum number of shares of Stock that may be delivered pursuant to Stock Options under Section 3.2.
(d)      Restricted Stock Awards and Restricted Stock Units — Directors.   The maximum number of shares of Stock, in the aggregate, that may be subject to Restricted Stock Awards or Restricted Stock Units granted to any one individual non-Employee Director under the Plan shall be Seventy-One Thousand One Hundred Seventeen (71,117) all of which may be granted during any calendar year and, in addition, all non-Employee Directors, in the aggregate, may not receive more than Four Hundred Twenty-Six Thousand Seven Hundred Seven (426,707) all of which may be granted during any calendar year. Such maximum amounts represent five percent (5%) and thirty percent (30%), respectively, of the maximum number of shares of Stock that may be issued as Restricted Stock Awards or Restricted Stock Units.
(e)      The aggregate number of shares available for grant under this Plan and the number of shares subject to outstanding Awards, including the limit on the number of Awards available for grant under this Plan described in this Section 3.3, shall be subject to adjustment as provided in Section 3.4.
Section 3.4      Corporate Transactions.
(a)      General.   In the event any recapitalization, forward or reverse stock split, reorganization, merger, consolidation, spin-off, combination, repurchase, or exchange of shares of Stock or other securities, stock dividend or other special and nonrecurring dividend or distribution (whether in the form of cash, securities or other property), liquidation, dissolution, or other similar corporate transaction or event, affects the shares of Stock such that an adjustment is appropriate in order to prevent dilution or enlargement of the rights of Participants under the Plan and/or under any Award granted under the Plan, then the Committee shall, in an equitable manner, adjust any or all of (i) the number and kind of securities deemed to be available thereafter for grants of Stock Options, Restricted Stock Awards and Restricted Stock Units in the aggregate to all Participants and individually to any one Participant, (ii) the number and kind of securities that may be delivered or deliverable in respect of outstanding Stock Options, Restricted Stock Awards and Restricted Stock Units, and (iii) the Exercise Price of Stock Options. In addition, the Committee is authorized to make adjustments in the terms and conditions of, and the criteria included in, Stock Options, Restricted Stock Awards and Restricted Stock Units (including, without limitation, cancellation of Stock Options, Restricted Stock Awards and Restricted Stock Units in exchange for the in-the-money value, if any, of the vested portion thereof, or substitution or exchange of Stock Options, Restricted Stock Awards and Restricted Stock Units using stock of a successor or other entity) in recognition of unusual or nonrecurring events (including, without limitation, events described in the preceding sentence) affecting the Company or any parent or Subsidiary or the financial statements of the Company or any parent or Subsidiary, or in response to changes in applicable laws, regulations, or accounting principles. Unless otherwise determined by the Committee, any such adjustment to an Award intended to qualify as “performance-based compensation” shall conform to the requirements of Code Section 162(m) and the regulations thereunder then in effect.
(b)      Merger in which Company is Not Surviving Entity.   In the event of any merger, consolidation, or other business reorganization (including, but not limited to, a Change in Control) in which the Company is not the surviving entity, unless otherwise determined by the Committee at any time at or after grant and prior to the consummation of such merger, consolidation or other business reorganization, any Stock Options granted under the Plan which remain outstanding shall be converted into Stock Options to purchase voting common equity securities of the business entity which survives such merger, consolidation or other business reorganization having substantially the same terms and conditions as the outstanding Stock Options under this Plan and reflecting the same economic benefit (as measured by the difference between the aggregate Exercise Price and the value exchanged for outstanding shares of Stock in such merger, consolidation or other business reorganization), all as determined by the Committee prior to the consummation of such merger; provided, however, that the Committee may, at any time prior to the consummation of such merger, consolidation or other business reorganization, direct that all, but not less than all, outstanding Stock Options be canceled as of the effective date of such merger, consolidation or other business reorganization in exchange for a cash payment per share of Stock equal to the excess (if any) of the value exchanged for an outstanding share of Stock in such merger, consolidation or other business reorganization over the Exercise Price of the Stock Option being canceled.
Section 3.5      Delivery of Shares.   Delivery of shares of Stock or other amounts under the Plan shall be subject to the following:
(a)      Compliance with Applicable Laws.   Notwithstanding any other provision of the Plan, the Company shall have no obligation to deliver any shares of Stock or make any other distribution of benefits under the Plan unless such delivery or distribution complies with all applicable laws (including, the requirements of the Securities Act), and the applicable requirements of any Exchange or similar entity.
(b)      Certificates.   To the extent that the Plan provides for the issuance of shares of Stock, the issuance may be effected on a non-certificated basis, to the extent not prohibited by applicable law or the applicable rules of any Exchange.
ARTICLE 4 — CHANGE IN CONTROL
Section 4.1      Consequence of a Change in Control.   Subject to the provisions of Section 2.6 (relating to vesting and acceleration) and Section 3.4 (relating to the adjustment of shares), and except as otherwise provided in the Plan or as determined by the Committee and set forth in the terms of any Award Agreement or as set forth in an employment agreement entered into by and between the Company and/or the Bank and an Employee:
(a)      At the time of an Involuntary Termination following a Change in Control, all Stock Options then held by the Participant shall become fully earned and exercisable (subject to the expiration provisions otherwise applicable to the Stock Option). All Stock Options may be exercised for a period of one year following the Participant’s Involuntary Termination, provided, however, that no Stock Option shall be eligible for treatment as an ISO in the event such Stock Option is exercised more than three (3) months following Involuntary Termination following a Change in Control.
(b)      At the time of an Involuntary Termination following a Change in Control, all Awards of Restricted Stock described in Section 2.1(b) and Restricted Stock Units described in Section 2.1(c) shall become fully earned and vested immediately. Notwithstanding the above, any Awards, the vesting of which are based on satisfaction of performance-based conditions will be vested as specified in subsection (c) hereof.
(c)      In the event of a Change in Control, any performance measure attached to a Performance Award under the Plan shall be deemed satisfied as of the date of the Change in Control.
Section 4.2      Definition of Change in Control.   For purposes of the Plan, unless otherwise provided in an Award Agreement, a “Change in Control” shall be deemed to have occurred upon the earliest to occur of the following:
(a)      Merger:   The Company or the Bank merges into or consolidates with another entity, or merges another bank or corporation into the Company or the Bank, and as a result, less than a majority of the combined voting power of the resulting corporation immediately after the merger or consolidation is held by persons who were stockholders of the Company or the Bank immediately before the merger or consolidation;
(b)      Acquisition of Significant Share Ownership:   A person or persons acting in concert has or have become the beneficial owner of 25% or more of a class of the Company’s or the Bank’s voting securities; provided, however, this clause (b) shall not apply to beneficial ownership of the Company’s or the Bank’s voting shares held in a fiduciary capacity by an entity of which the Company directly or indirectly beneficially owns 50% or more of its outstanding voting securities;

(c)      Change in Board Composition:   During any period of two consecutive years, individuals who constitute the Company’s or the Bank’s Board of Directors at the beginning of the two-year period cease for any reason (other than for attaining normal retirement age, or voluntary resignation) to constitute at least a majority of the Company’s or the Bank’s Board of Directors; provided, however, that for purposes of this clause (c), each director who is first elected by the board (or first nominated by the board for election by the stockholders) by a vote of at least two-thirds (2/3) of the directors who were directors at the beginning of the two-year period shall be deemed to have also been a director at the beginning of such period; or
(d)      Sale of Assets:   The Company or the Bank sells to a third party all or substantially all of its assets.
Notwithstanding the foregoing, a Change in Control shall not be deemed to occur solely because any Person (the “Subject Person”) acquired beneficial ownership of more than the permitted amount of the then outstanding common stock or Voting Securities as a result of a change in the number of shares of Stock or Voting Securities then outstanding, which thereby increases the proportional number of shares beneficially owned by the Subject Person; provided, however, that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of Stock or Voting Securities by the Company, and after such share acquisition by the Company, the Subject Person becomes the beneficial owner of any additional Stock or Voting Securities which increases the percentage of the then outstanding Stock or Voting Securities beneficially owned by the Subject Person, then a Change in Control shall occur. In the event that an Award constitutes Deferred Compensation, and the settlement of, or distribution of benefits under, such Award is to be triggered solely by a Change in Control, then with respect to such Award, a Change in Control shall be defined as required under Code Section 409A, as in effect at the time of such transaction.
ARTICLE 5 — COMMITTEE
Section 5.1      Administration.   The Plan shall be administered by the members of the Compensation Committee of the Company who are Disinterested Board Members. If the Committee consists of fewer than three Disinterested Board Members, then the Board shall appoint to the Committee such additional Disinterested Board Members as shall be necessary to provide for a Committee consisting of at least three Disinterested Board Members. Any members of the Committee who do not qualify as Disinterested Board Members shall abstain from participating in any discussion or decision to make or administer Awards that are made to Participants who at the time of consideration for such Award: (i) are persons subject to the short-swing profit rules of Section 16 of the Exchange Act, or (ii) are reasonably anticipated to be Covered Employees during the term of the Award. The Board (or if necessary to maintain compliance with the applicable listing standards, those members of the Board who are “independent directors” under the corporate governance statutes or rules of any national Exchange on which the Company lists, has listed or seeks to list its securities) may, in their discretion, take any action and exercise any power, privilege or discretion conferred on the Committee under the Plan with the same force and effect under the Plan as if done or exercised by the Committee.
Section 5.2      Powers of Committee.   The administration of the Plan by the Committee shall be subject to the following:
(a)      The Committee will have the authority and discretion to select from among the Company’s and its Subsidiaries’ Employees and Directors those persons who shall receive Awards, to determine the time or times of receipt, to determine the types of Awards and the number of shares covered by the Awards, to establish the terms, conditions, features (including automatic exercise in accordance with Section 7.18 hereof), performance criteria, restrictions (including without limitation, provisions relating to non-competition, non-solicitation and confidentiality), and other provisions of such Awards (subject to the restrictions imposed by Article 6), to cancel or suspend Awards and except with respect to Performance Awards intended to be subject to Code Section 162(m), to reduce, eliminate or accelerate any restrictions or vesting requirements applicable to an Award at any time after the grant of the Award or to extend the time period to exercise a Stock Option, provided that such extension is consistent with Code Section 409A.
(b)      The Committee will have the authority and discretion to interpret the Plan, to establish, amend and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c)      The Committee will have the authority to define terms not otherwise defined herein.
(d)      Any interpretation of the Plan by the Committee and any decision made by it under the Plan is final and binding on all persons.
(e)      In controlling and managing the operation and administration of the Plan, the Committee shall take action in a manner that conforms to the charter and bylaws of the Company and applicable corporate law.
Section 5.3      Delegation by Committee.   Except to the extent prohibited by applicable law, the applicable rules of an Exchange upon which the Company lists its shares or the Plan, or as necessary to comply with the exemptive provisions of Rule 16b-3 promulgated under the Exchange Act or Code Section 162(m), the Committee may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it, including: (a) delegating to a committee of one or more members of the Board who are not “outside directors” within the meaning of Code Section 162(m), the authority to grant Awards under the Plan to eligible persons who are not persons with respect to whom the Company wishes to comply with Code Section 162(m); or (b) delegating to a committee of one or more members of the Board who are not “non-employee directors,” within the meaning of Rule 16b-3, the authority to grant Awards under the Plan to eligible persons who are not then subject to Section 16 of the Exchange Act; or (c) delegating to a committee of one or more members of the Board who would be eligible to serve on the Compensation Committee of the Company pursuant to the listing requirements imposed by any national securities exchange on which the Company lists, has listed or seeks to list its securities, the authority to grant awards under the Plan. The acts of such delegates shall be treated hereunder as acts of the Committee and such delegates shall report regularly to the Committee regarding the delegated duties and responsibilities and any Awards so granted. Any such allocation or delegation may be revoked by the Committee at any time.
Section 5.4      Information to be Furnished to Committee.   As may be permitted by applicable law, the Company and its Subsidiaries shall furnish the Committee with such data and information as it determines may be required for it to discharge its duties. The records of the Company and its Subsidiaries as to a Participant’s employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined by the Committee to be manifestly incorrect. Subject to applicable law, Participants and other persons entitled to benefits under the Plan must furnish the Committee such evidence, data or information as the Committee considers desirable to carry out the terms of the Plan.
Section 5.5      Committee Action.   The Committee shall hold such meetings, and may make such administrative rules and regulations, as it may deem proper. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of all of the members of the Committee without holding a meeting, shall be deemed to be actions of the Committee. Subject to Section 5.1, all actions of the Committee shall be final and conclusive and shall be binding upon the Company, Participants and all other interested parties. Any person dealing with the Committee shall be fully protected in relying upon any written notice, instruction, direction or other communication signed by a member of the Committee or by a representative of the Committee authorized to sign the same in its behalf.
ARTICLE 6 — AMENDMENT AND TERMINATION
Section 6.1      General.   The Board may, as permitted by law, at any time, amend or terminate the Plan, and may amend any Award Agreement, provided that no amendment or termination (except as provided in Section 2.7, Section 3.4 and Section 6.2) may cause the Award to violate Code Section 409A, may cause the repricing of a Stock Option, or, in the absence of written consent to the change by the affected Participant (or, if the Participant is not then living, the affected beneficiary), adversely impair the rights of any Participant or beneficiary under any Award granted under the Plan prior to the date such amendment is adopted by the Board; provided, however, that, no amendment may (a) materially increase the benefits accruing to Participants under the Plan, (b) materially increase the aggregate number of securities which may be issued under the Plan, other than pursuant to Section 3.4, or (c) materially modify the requirements for participation in the Plan, unless the amendment under (a), (b) or (c) above is approved by the Company’s stockholders.
Section 6.2      Amendment to Conform to Law and Accounting Changes.   Notwithstanding any provision in this Plan or any Award Agreement to the contrary, the Committee may amend the Plan or any Award Agreement, to take effect retroactively or otherwise, as deemed necessary or advisable for the purpose of (i) conforming the Plan or the Award Agreement to any present or future law relating to plans of this or similar nature (including, but not limited to, Code Section 409A), or (ii) avoiding an accounting treatment resulting from an accounting pronouncement or interpretation thereof issued by the SEC or Financial Accounting Standards Board subsequent to the adoption of the Plan or the making of the Award affected thereby, which, in the sole discretion of the Committee, may materially and adversely affect the financial condition or results of operations of the Company. By accepting an Award under this Plan, each Participant agrees and consents to any amendment made pursuant to this Section 6.2 or Section 2.7 to any Award granted under the Plan without further consideration or action.
ARTICLE 7 — GENERAL TERMS
Section 7.1      No Implied Rights.
(a)      No Rights to Specific Assets.   Neither a Participant nor any other person shall by reason of participation in the Plan acquire any right in or title to any assets, funds or property of the Company or any Subsidiary whatsoever, including any specific funds, assets, or other property which the Company or any Subsidiary, in its sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the shares of Stock or amounts, if any, payable or distributable under the Plan, unsecured by any assets of the Company or any Subsidiary, and nothing contained in the Plan shall constitute a guarantee that the assets of the Company or any Subsidiary shall be sufficient to pay any benefits to any person.
(b)      No Contractual Right to Employment or Future Awards.   The Plan does not constitute a contract of employment, and selection as a Participant will not give any participating Employee the right to be retained in the employ of the Company or any Subsidiary or any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan. No individual shall have the right to be selected to receive an Award under the Plan, or, having been so selected, to receive a future Award under the Plan.
(c)      No Rights as a Stockholder. Except as otherwise provided in the Plan or in the Award Agreement, no Award under the Plan shall confer upon the holder thereof any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights.
Section 7.2      Transferability.   Except as otherwise so provided by the Committee, ISOs under the Plan are not transferable except (i) as designated by the Participant by will or by the laws of descent and distribution, (ii) to a trust established by the Participant, if under Code Section 671 and applicable state law, the Participant is considered the sole beneficial owner of the Stock Option while held in trust, or (iii) between spouses incident to a divorce or pursuant to a domestic relations order, provided, however, in the case of a transfer within the meaning of this Section 7.2(iii), the Stock Option shall not qualify as an ISO as of the day of such transfer. The Committee shall have the discretion to permit the transfer of vested Stock Options (other than ISOs) under the Plan; provided, however, that such transfers shall be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and; provided, further, that such transfers are not made for consideration to the Participant.
Awards of Restricted Stock shall not be transferable prior to the time that such Awards vest in the Participant. A Restricted Stock Unit Award is not transferable, except in the event of death, prior to the time that the Restricted Stock Unit Award vests and is earned and the property in which the Restricted Stock Unit is denominated is distributed to the Participant or the Participant’s Beneficiary.

Section 7.3      Designation of Beneficiaries.   A Participant hereunder may file with the Company a written designation of a beneficiary or beneficiaries under this Plan and may from time to time revoke or amend any such designation (“Beneficiary Designation”). Any designation of beneficiary under this Plan shall be controlling over any other disposition, testamentary or otherwise (unless such disposition is pursuant to a domestic relations order); provided, however, that if the Committee is in doubt as to the entitlement of any such beneficiary to any Award, the Committee may determine to recognize only the legal representative of the Participant, in which case the Company, the Committee and the members thereof shall not be under any further liability to anyone.
Section 7.4      Non-Exclusivity.   Neither the adoption of this Plan by the Board nor the submission of the Plan to the stockholders of the Company for approval shall be construed as creating any limitations on the power of the Board or the Committee to adopt such other incentive arrangements as either may deem desirable, including, without limitation, the granting of Restricted Stock Awards, Restricted Stock Units or Stock Options otherwise than under the Plan or an arrangement that is or is not intended to qualify under Code Section 162(m), and such arrangements may be either generally applicable or applicable only in specific cases.
Section 7.5      Award Agreement.   Each Award granted under the Plan shall be evidenced by an Award Agreement signed by the Participant. A copy of the Award Agreement, in any medium chosen by the Committee, shall be provided (or made available electronically) to the Participant.
Section 7.6      Form and Time of Elections/Notification Under Code Section 83(b).   Unless otherwise specified herein, each election required or permitted to be made by any Participant or other person entitled to benefits under the Plan, and any permitted modification or revocation thereof, shall be filed with the Company at such times, in such form, and subject to such restrictions and limitations, not inconsistent with the terms of the Plan, as the Committee shall require. Notwithstanding anything herein to the contrary, the Committee may, on the date of grant or at a later date, as applicable, prohibit an individual from making an election under Code Section 83(b). If the Committee has not prohibited an individual from making this election, an individual who makes this election shall notify the Committee of the election within ten (10) days of filing notice of the election with the Internal Revenue Service. This requirement is in addition to any filing and notification required under the regulations issued under the authority of Code Section 83(b).
Section 7.7      Evidence.   Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information upon which the person is acting considers pertinent and reliable, and signed, made or presented by the proper party or parties.
Section 7.8      Tax Withholding.   Where a Participant is entitled to receive shares of Stock upon the vesting or exercise of an Award, the Company shall have the right to require such Participant to pay to the Company the amount of any tax that the Company is required to withhold with respect to such vesting or exercise, or, in lieu thereof, to retain, or to sell without notice, a sufficient number of shares of Stock to cover the minimum amount required to be withheld. To the extent determined by the Committee and specified in an Award Agreement, a Participant may be provided the opportunity to direct the Company to satisfy the minimum required federal, state and local tax withholding by: (i) with respect to a Stock Option, reducing the number of shares of Stock subject to the Stock Option (without issuance of such shares of Stock to the Stock Option holder) by a number equal to the quotient of (a) the total minimum amount of required tax withholding divided by (b) the excess of the Fair Market Value of a share of Stock on the exercise date over the Exercise Price per share of Stock; and (ii) with respect to Restricted Stock Awards and Restricted Stock Units, withholding a number of shares (based on the Fair Market Value on the vesting date) otherwise vesting that would satisfy the minimum amount of required tax withholding, provided there are no adverse accounting consequences to the Company (a requirement to have liability classification of an award under Financial Accounting Standards Board Accounting Standards Codification (ASC) Topic 718 is an adverse consequence).
Section 7.9      Action by Company or Subsidiary.   Any action required or permitted to be taken by the Company or any Subsidiary shall be by resolution of its board of directors, or by action of one or more members of the Board (including a committee of the Board) who are duly authorized to act for the Board, or (except to the extent prohibited by applicable law or applicable rules of the Exchange on which the Company lists its securities) by a duly authorized officer of the Company or such Subsidiary.

Section 7.10      Successors.   All obligations of the Company under the Plan shall be binding upon and inure to the benefit of any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation or otherwise, of all or substantially all of the business, stock, and/or assets of the Company.
Section 7.11      Indemnification.   To the fullest extent permitted by law and the Company’s governing documents, each person who is or shall have been a member of the Committee, or of the Board, or an officer of the Company to whom authority was delegated in accordance with Section 5.3, or an Employee of the Company, shall be indemnified and held harmless by the Company against and from any loss (including amounts paid in settlement), cost, liability or expense (including reasonable attorneys’ fees) that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf, unless such loss, cost, liability, or expense is a result of his or her own willful misconduct or except as expressly provided by statute or regulation. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s charter or bylaws, as a matter of law, or otherwise, or any power that the Company may have to indemnify them or hold them harmless. The foregoing right to indemnification shall include the right to be paid by the Company the expenses incurred in defending any such proceeding in advance of its final disposition, provided, however, that, if required by applicable law, an advancement of expenses shall be made only upon delivery to the Company of an undertaking, by or on behalf of such persons to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses.
Section 7.12      No Fractional Shares.   Unless otherwise permitted by the Committee, no fractional shares of Stock shall be issued or delivered pursuant to the Plan or any Award. The Committee shall determine whether cash or other property shall be issued or paid in lieu of fractional shares or whether such fractional shares or any rights thereto shall be forfeited or otherwise eliminated by rounding down.
Section 7.13      Governing Law.   The Plan, all Awards granted hereunder, and all actions taken in connection herewith shall be governed by and construed in accordance with the laws of the State of New Jersey without reference to principles of conflict of laws, except as superseded by applicable federal law. The federal and state courts located in the State of New Jersey, shall have exclusive jurisdiction over any claim, action, complaint or lawsuit brought under the terms of the Plan. By accepting any award under this Plan, each Participant and any other person claiming any rights under the Plan agrees to submit himself or herself and any legal action that the Participant brings under the Plan, to the sole jurisdiction of such courts for the adjudication and resolution of any such disputes.
Section 7.14      Benefits Under Other Plans.   Except as otherwise provided by the Committee or as set forth in a Qualified Retirement Plan, Awards to a Participant (including the grant and the receipt of benefits) under the Plan shall be disregarded for purposes of determining the Participant’s benefits under, or contributions to, any Qualified Retirement Plan, non-qualified plan and any other benefit plans maintained by the Participant’s employer. The term “Qualified Retirement Plan” means any plan of the Company or a Subsidiary that is intended to be qualified under Code Section 401(a).
Section 7.15      Validity.   If any provision of this Plan is determined to be illegal or invalid for any reason, said illegality or invalidity shall not affect the remaining parts hereof, but this Plan shall be construed and enforced as if such illegal or invalid provision has never been included herein.

Section 7.16      Notice.   Unless otherwise provided in an Award Agreement, all written notices and all other written communications to the Company provided for in the Plan or in any Award Agreement, shall be delivered personally or sent by registered or certified mail, return receipt requested, postage prepaid (provided that international mail shall be sent via overnight or two-day delivery), or sent by facsimile, email or prepaid overnight courier to the Company at its principal executive office. Such notices, demands, claims and other communications shall be deemed given:
(a)      in the case of delivery by overnight service with guaranteed next day delivery, the next day or the day designated for delivery;
(b)      in the case of certified or registered U.S. mail, five days after deposit in the U.S. mail; or
(c)      in the case of facsimile or email, the date upon which the transmitting party received confirmation of receipt; provided, however, that in no event shall any such communications be deemed to be given later than the date they are actually received, provided they are actually received.
In the event a communication is not received, it shall only be deemed received upon the showing of an original of the applicable receipt, registration or confirmation from the applicable delivery service. Communications that are to be delivered by U.S. mail or by overnight service to the Company shall be directed to the attention of the Company’s Corporate Secretary, unless otherwise provided in the Participant’s Award Agreement.
Section 7.17      Forfeiture Events.
(a)      The Committee may specify in an Award Agreement that the Participant’s rights, payments, and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events include, but are not limited to, termination of employment for cause, termination of the Participant’s provision of Services to the Company or any Subsidiary, violation of material Company or Subsidiary policies, breach of noncompetition, confidentiality, or other restrictive covenants that may apply to the Participant, or other conduct of the Participant that is detrimental to the business or reputation of the Company or any Subsidiary.
(b)      If the Company is required to prepare an accounting restatement due to the material noncompliance of the Company, as a result of misconduct, with any financial reporting requirement under the federal securities laws, any Participant who is subject to automatic forfeiture under Section 304 of the Sarbanes-Oxley Act of 2002 shall reimburse the Company the amount of any payment in settlement of an Award earned or accrued during the twelve month period following the first public issuance or filing with the SEC (whichever first occurred) of the financial document embodying such financial reporting requirement.
In addition, Awards granted hereunder are subject to any clawback policy adopted by the Board from time to time.
Section 7.18      Automatic Exercise. In the sole discretion of the Committee exercised in accordance with Section 5.2(a) above, any Stock Options that are exercisable but unexercised as of the day immediately before the tenth anniversary of the date of grant may be automatically exercised, in accordance with procedures established for this purpose by the Committee, but only if the exercise price is less than the Fair Market Value of a share of Stock on such date and the automatic exercise will result in the issuance of at least one (1) whole share of Stock to the Participant after payment of the exercise price and any applicable minimum tax withholding requirements. Payment of the exercise price and any applicable tax withholding requirements shall be made by a net settlement of the Stock Option whereby the number of shares of Stock to be issued upon exercise are reduced by a number of shares having a Fair Market Value on the date of exercise equal to the exercise price and any applicable minimum tax withholding.
Section 7.19      Regulatory Requirements.   The grant and settlement of Awards under this Plan shall be conditioned upon and subject to compliance with Section 18(k) of the Federal Deposit Insurance Act, 12 U.S.C. 1828(k), and the rules and regulations promulgated thereunder.

ARTICLE 8 — DEFINED TERMS; CONSTRUCTION
Section 8.1      In addition to the other definitions contained herein, unless otherwise specifically provided in an Award Agreement, the following definitions shall apply:
(a)      “10% Stockholder” means an individual who, at the time of grant, owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Company.
(b)      “Award” means any Stock Option, Restricted Stock, Restricted Stock Unit, Performance Award or any or all of them, or any other right or interest relating to stock or cash, granted to a Participant under the Plan.
(c)      “Award Agreement” means the document (in whatever medium prescribed by the Committee) which evidences the terms and conditions of an Award under the Plan. Such document is referred to as an agreement, regardless of whether a Participant’s signature is required.
(d)      “Board” means the Board of Directors of the Company.
(e)      If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of termination for “Cause,” then, for purposes of this Plan, the term “Cause” shall have meaning set forth in such agreement. In the absence of such a definition, “Cause” means termination because of a Participant’s personal dishonesty, incompetence, willful misconduct, breach of fiduciary duty involving personal profit, material breach of the Bank’s Code of Ethics, material violation of the Sarbanes-Oxley requirements for officers of public companies that in the reasonable opinion of the Chief Executive Officer of the Bank or the Board will likely cause substantial financial harm or substantial injury to the reputation of the Bank, willfully engaging in actions that in the reasonable opinion of the Board will likely cause substantial financial harm or substantial injury to the business reputation of the Bank, intentional failure to perform stated duties, willful violation of any law, rule or regulation (other than routine traffic violations or similar offenses) or final cease-and-desist order, or material breach of any provision of the contract.
(f)      “Change in Control” has the meaning ascribed to it in Section 4.2.
(g)      “Code” means the Internal Revenue Code of 1986, as amended, and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
(h)      “Code Section 409A” means the provisions of Section 409A of the Code and any rules, regulations and guidance promulgated thereunder, as modified from time to time.
(i)      “Committee” means the Committee acting under Article 5.
(j)      “Covered Employee” has the meaning given the term in Code Section 162(m), and shall also include any other Employee who may become a Covered Employee before an Award vests, as the Committee may determine in its sole discretion.
(k)      “Director” means a member of the Board of Directors of the Company or a Subsidiary.
(l)      If the Participant is subject to a written employment agreement (or other similar written agreement) with the Company or a Subsidiary that provides a definition of “Disability” or “Disabled,” then, for purposes of this Plan, the terms “Disability” or “Disabled” shall have meaning set forth in such agreement. In the absence of such a definition, “Disability” shall be defined in accordance with the Bank’s long-term disability plan. To the extent that an Award hereunder is subject to Code Section 409A, “Disability” or “Disabled” shall mean that a Participant: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve months, receiving income replacement benefits for a period of not less than three months under an accident and health plan covering Employees. Except to the extent prohibited under Code Section 409A, if applicable, the Committee shall have discretion to determine if a termination due to Disability has occurred.

(m)      “Disinterested Board Member” means a member of the Board who: (a) is not a current Employee of the Company or a Subsidiary; (b) is not a former employee of the Company or a Subsidiary who receives compensation for prior Services (other than benefits under a tax-qualified retirement plan) during the taxable year; (c) has not been an officer of the Company or a Subsidiary; (d) does not receive compensation from the Company or a Subsidiary, either directly or indirectly, for services as a consultant or in any capacity other than as a Director except in an amount for which disclosure would not be required pursuant to Item 404 of SEC Regulation S-K in accordance with the proxy solicitation rules of the SEC, as amended or any successor provision thereto; and (e) does not possess an interest in any other transaction, and is not engaged in a business relationship for which disclosure would be required pursuant to Item 404(a) of SEC Regulation S-K under the proxy solicitation rules of the SEC, as amended or any successor provision thereto. The term Disinterested Board Member shall be interpreted in such manner as shall be necessary to conform to the requirements of section 162(m) of the Code, Rule 16b-3 promulgated under the Exchange Act and the corporate governance standards imposed on compensation committees under the listing requirements imposed by any Exchange on which the Company lists or seeks to list its securities.
(n)      “Dividend Equivalent Rights” means the right, associated with a Restricted Stock Unit, to receive a payment, in cash or stock, as applicable, equal to the amount of dividends paid on a share of the Company’s Stock, as specified in the Award Agreement.
(o)      “Employee” means any person employed by the Company or any Subsidiary. Directors who are also employed by the Company or a Subsidiary shall be considered Employees under the Plan.
(p)      “Exchange” means any national securities exchange on which the Stock may from time to time be listed or traded.
(q)      “Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time.
(r)      “Exercise Price” means the price established with respect to a Stock Option pursuant to Section 2.2.
(s)      “Fair Market Value” on any date, means (i) if the Stock is listed on an Exchange, the closing sales price on such Exchange or over such system on such date or, in the absence of reported sales on such date, the closing sales price on the immediately preceding date on which sales were reported, or (ii) if the Stock is not listed on a securities exchange, “Fair Market Value” shall mean a price determined by the Committee in good faith on the basis of objective criteria consistent with the requirements of Code Section 422 and applicable provisions of Section 409A.
(t)      A termination of employment by an Employee Participant shall be deemed a termination of employment for “Good Reason” as a result of the Participant’s resignation from the employ of the Company or any Subsidiary upon the occurrence of any of the following events:
(i)      a material diminution in Participant’s base compensation;
(ii)      a material diminution in Participant’s authority, duties or responsibilities;
(iii)      a change in the geographic location at which Participant must perform his duties that is more than thirty-five (35) miles from the location of Participant’s principal workplace on the date of this Agreement; or
(iv)      in the event a Participant is a party to an employment or change in control agreement that provides a definition for “Good Reason” or a substantially similar term, then the occurrence of any event set forth in such definition.
(u)      “Immediate Family Member” means with respect to any Participant: (a) any of the Participant’s children, stepchildren, grandchildren, parents, stepparents, grandparents, spouses, former spouses, siblings, nieces, nephews, mothers-in-law, fathers-in-law, sons-in-law, daughters-in-law, brothers-in-law or sisters-in-law, including relationships created by adoption; (b) any natural person sharing the Participant’s household (other than as a tenant or employee, directly or indirectly, of the Participant); (c) a trust in which any combination of the Participant and persons described in section (a) and (b) above own more than fifty percent (50%) of the beneficial interests; (d) a foundation in which any combination of the Participant and persons described in sections (a) and (b) above control management of the assets; or (e) any other corporation, partnership, limited liability company or other entity in which any combination of the Participant and persons described in sections (a) and (b) above control more than fifty percent (50%) of the voting interests.
(v)      “Involuntary Termination” means the Termination of Service of a Participant by the Company or Subsidiary (other than termination for Cause) or termination of employment by an Employee Participant for Good Reason.
(w)      “ISO” has the meaning ascribed to it in Section 2.1(a).
(x)      “Non-Qualified Option” means the right to purchase shares of Stock that is either (i) granted to a Participant who is not an Employee, or (ii) granted to an Employee and either is not designated by the Committee to be an ISO or does not satisfy the requirements of Section 422 of the Code.
(y)      “Participant” means any individual who has received, and currently holds, an outstanding Award under the Plan.
(z)      “Performance Award” has the meaning ascribed to it in Sections 2.1(d) and 2.5.
(aa)      “Restricted Stock” or “Restricted Stock Award” has the meaning ascribed to it in Sections 2.1(b) and 2.3.
(bb)      “Restricted Stock Unit” has the meaning ascribed to it in Sections 2.1(c) and 2.4.
(cc)      “Restriction Period” has the meaning set forth in Section 2.4(b)(iii).
(dd)      “Retirement” means, unless otherwise specified in an Award Agreement, retirement from employment as an Employee on or after the attainment of age 65, or Termination of Service as a Director on or after the attainment of the latest age at which a Director is eligible for election or appointment as a voting member of the Employer’s Board of Directors under the Employer’s charter, provided, however, that unless otherwise specified in an Award Agreement, an Employee who is also a Director shall not be deemed to have terminated due to Retirement for purposes of vesting of Awards and exercise of Stock Options until both Service as an Employee and Service as a Director has ceased. A non-Employee Director will be deemed to have terminated due to Retirement under the provisions of this Plan only if the non-Employee Director has terminated Service on the Board(s) of Directors of the Company and any Subsidiary or affiliate in accordance with applicable Company policy, following the provision of written notice to such Board(s) of Directors of the non-Employee Director’s intention to retire. A non-employee Director who continues in Service as a director emeritus or advisory director shall be deemed to be in Service of the Employer for purposes of vesting of Awards and exercise of Stock Options.
(ee)      “SEC” means the United States Securities and Exchange Commission.
(ff)      “Securities Act” means the Securities Act of 1933, as amended from time to time.
(gg)      “Service” means service as an Employee or non-employee Director of the Company or a Subsidiary, as the case may be, and shall include service as a director emeritus or advisory director. Service shall not be deemed interrupted in the case of sick leave, military leave or any other absence approved by the Company or a Subsidiary, in the case of transferees between payroll locations or between the Company, a Subsidiary or a successor.
(hh)      “Stock” means the common stock of the Company, $0.01 par value per share.
(ii)      “Stock Option” has the meaning ascribed to it in Section 2.1(a) and 2.2.
(jj)      “Subsidiary” means any corporation, affiliate, bank or other entity which would be a subsidiary corporation with respect to the Company as defined in Code Section 424(f) and, other than with respect to an ISO, shall also mean any partnership or joint venture in which the Company and/or other Subsidiary owns more than 50% of the capital or profits interests.

(kk)      “Termination of Service” means the first day occurring on or after a grant date on which the Participant ceases to be an Employee or Director (including a director emeritus or advisory director) of the Company or any Subsidiary, regardless of the reason for such cessation, subject to the following:
(i)      The Participant’s cessation as an Employee shall not be deemed to occur by reason of the transfer of the Participant between the Company and a Subsidiary or between two Subsidiaries.
(ii)      The Participant’s cessation as an Employee shall not be deemed to occur by reason of the Participant’s being on a bona fide leave of absence from the Company or a Subsidiary approved by the Company or Subsidiary otherwise receiving the Participant’s Services, provided such leave of absence does not exceed six months, or if longer, so long as the Employee retains a right to reemployment with the Company or Subsidiary under an applicable statute or by contract. For these purposes, a leave of absence constitutes a bona fide leave of absence only if there is a reasonable expectation that the Employee will return to perform Services for the Company or Subsidiary. If the period of leave exceeds six months and the Employee does not retain a right to reemployment under an applicable statute or by contract, the employment relationship is deemed to terminate on the first day immediately following such six month period. For purposes of this sub-section, to the extent applicable, an Employee’s leave of absence shall be interpreted by the Committee in a manner consistent with Treasury Regulation Section 1.409A-1(h)(1).
(iii)      If, as a result of a sale or other transaction, the Subsidiary for whom Participant is employed (or to whom the Participant is providing Services) ceases to be a Subsidiary, and the Participant is not, following the transaction, an Employee of the Company or an entity that is then a Subsidiary, then the occurrence of such transaction shall be treated as the Participant’s Termination of Service caused by the Participant being discharged by the entity for whom the Participant is employed or to whom the Participant is providing Services.
(iv)      Except to the extent Section 409A of the Code may be applicable to an Award, and subject to the foregoing paragraphs of this sub-section, the Committee shall have discretion to determine if a Termination of Service has occurred and the date on which it occurred. In the event that any Award under the Plan constitutes Deferred Compensation (as defined in Section 2.7 hereof), the term Termination of Service shall be interpreted by the Committee in a manner consistent with the definition of “Separation from Service” as defined under Code Section 409A and under Treasury Regulation Section 1.409A-1(h)(ii). For purposes of this Plan, a “Separation from Service” shall have occurred if the Bank and Participant reasonably anticipate that no further Services will be performed by the Participant after the date of the Termination of Service (whether as an employee or as an independent contractor) or the level of further Services performed will be less than 50% of the average level of bona fide Services in the 36 months immediately preceding the Termination of Service. If a Participant is a “Specified Employee,” as defined in Code Section 409A and any payment to be made hereunder shall be determined to be subject to Code Section 409A, then if required by Code Section 409A, such payment or a portion of such payment (to the minimum extent possible) shall be delayed and shall be paid on the first day of the seventh month following Participant’s Separation from Service.
(v)      With respect to a Participant who is a director, cessation as a Director will not be deemed to have occurred if the Participant continues as a director emeritus or advisory director. With respect to a Participant who is both an Employee and a Director, termination of employment as an Employee shall not constitute a Termination of Service for purposes of the Plan so long as the Participant continues to provide Service as a Director or director emeritus or advisory director.
(ll)      “Voting Securities” means any securities which ordinarily possess the power to vote in the election of directors without the happening of any pre-condition or contingency.
Section 8.2       In this Plan, unless otherwise stated or the context otherwise requires, the following uses apply:
(a)      actions permitted under this Plan may be taken at any time and from time to time in the actor’s reasonable discretion;
(b)      references to a statute shall refer to the statute and any successor statute, and to all regulations promulgated under or implementing the statute or its successor, as in effect at the relevant time;

(c)      in computing periods from a specified date to a later specified date, the words “from” and “commencing on” (and the like) mean “from and including,” and the words “to,” “until” and “ending on” (and the like) mean “to, but excluding”;
(d)      references to a governmental or quasi-governmental agency, authority or instrumentality shall also refer to a regulatory body that succeeds to the functions of the agency, authority or instrumentality;
(e)      “indications of time of day mean Eastern Time;
(f)      “including” means “including, but not limited to”;
(g)      all references to sections, schedules and exhibits are to sections, schedules and exhibits in or to this Plan unless otherwise specified;
(h)      all words used in this Plan will be construed to be of such gender or number as the circumstances and context require;
(i)      the captions and headings of articles, sections, schedules and exhibits appearing in or attached to this Plan have been inserted solely for convenience of reference and shall not be considered a part of this Plan nor shall any of them affect the meaning or interpretation of this Plan or any of its provisions;
(j)      any reference to a document or set of documents in this Plan, and the rights and obligations of the parties under any such documents, shall mean such document or documents as amended from time to time, and any and all modifications, extensions, renewals, substitutions or replacements thereof; and
(k)      all accounting terms not specifically defined herein shall be construed in accordance with GAAP.
* * * * *

Appendix B

MANAGEMENT CASH INCENTIVE PLAN
1.
  Purpose of the Plan
The purpose of the Management Cash Incentive Plan (the “Plan”) is to (i) motivate, recognize, and reward designated management team members for their contributions to the sustained performance and success of Northfield Bancorp, Inc. and its subsidiaries (the “Company” or the “Bank”) and (ii) link executive compensation to the attainment of specific corporate performance. The Plan serves as a critical component of a competitive total compensation package that enables the Company to attract and retain talent needed to drive the Company’s future success.
The Company intends that Awards under this Plan satisfy the applicable requirements of Section 162(m) of the Code in order to preserve the tax deductibility of such Performance Awards. It is intended that the Plan shall be operated and interpreted such that Performance Awards remain tax deductible by the Company
2.
  Definitions
Affiliate means Northfield Bank, or any other entity controlled by the Company.
Award means a cash payment made to a Participant pursuant to the terms of this Plan.
Base Salary means, as to a Performance Period, a Participant’s actual salary rate in effect as of the last business day of the Performance Period. Such salary shall be before (i) deductions for taxes and benefits, and (ii) deferrals of compensation pursuant to Company- or Affiliate-sponsored plans.
Board means the Board of Directors of the Company.
Code means the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated there under, and any comparable provision of any future legislation or regulation amending, supplementing or superseding, such section or regulation.
Committee means the Compensation Committee of the Company’s Board of Directors, or any other committee appointed by the Board pursuant to Section 3.1 of the Plan.
Company means Northfield Bancorp, Inc, a Delaware corporation.
Determination Date means, as to a Performance Period, the date upon which the Committee sets forth in writing the Performance Measures attributable to a Participant or the Participants. The Determination Date shall be no later than the earlier of (i) 90 days after the commencement of the Performance Period or (ii) the date on which 25 percent of the Performance Period has elapsed, provided, in either case, that the outcome is substantially uncertain at the time the Committee actually establishes the Performance Measures.
Participant means, as to any Performance Period, an officer of the Company or an Affiliate at the level of senior vice president or above who has been selected by the Committee for participation in the Plan for such Performance Period.
Performance Measure means the performance criteria set forth in Section 5.4 of the Plan.
Performance Period means a period of not less than 12 months and not greater than 36 months that is designated by the Committee for the purposes specified herein. Subject to Code Section 162(m), the Committee may designate one or more Performance Periods which may or may not run concurrently.

Termination of Employment means the time when the employee-employer relationship between the Participant and the Company and its Affiliates is terminated for any reason, including, but not limited to, a termination by resignation, discharge, death, permanent disability, or retirement, but excluding any such termination where there is a simultaneous reemployment by either the Company or an Affiliate.
3.
  Administration of the Plan
3.1   The Plan shall be administered by a committee consisting of at least two of the members of the Compensation Committee of the Company who are independent as defined by the stock exchange rules in which the Company’s is subject to, and qualify as “outside directors” within the meaning of Code Section 162(m) or such other committee designated by the Board of Directors of the Company consisting of at least two “outside directors” within the meaning of Code Section 162(m) and are independent as defined by the stock exchange rules in which the Company is subject to.
3.2   Subject to the provisions of the Plan, the Committee shall have exclusive authority to select the Plan Participants for a Performance Period, determine the relative percentages of the Award based upon Company performance and individual performance, and determine the Award levels and the performance thresholds that must be achieved prior to payment of Awards. For each Performance Period, all such actions shall be taken by the Determination Date. Not withstanding anything to the contrary herein, all Awards made by the Committee and any performance criteria established by the Committee with respect to an Award, shall be subject to the ratification of the Board of Directors.
3.3   The Committee shall have all discretion and authority necessary or appropriate to administer the Plan, including, but not limited to, the power to interpret the Plan, to prescribe, amend, and rescind rules and regulations relating to it and to make all other determinations necessary or advisable in the administration of the Plan. Such determination shall be final and binding upon all persons having an interest in the Plan.
3.4   A majority of the Committee shall constitute a quorum, and the acts of a majority of the members present at a meeting at which a quorum is present, or any action taken without a meeting by a writing executed by a majority of the Committee, shall constitute the act of the Committee.
3.5   All expenses and liabilities incurred by the Committee in the administration of the Plan shall be borne by the Company. The Committee may employ attorneys, consultants, accountants, or other persons, and the Committee, the Company and its officers and directors shall be entitled to rely upon the advice, opinion, or valuations of any such persons, in accordance with the Committee’s charter approved by the Board of Directors. No member of the Committee shall be personally liable for, and all members of the Committee shall be fully protected by the Company in respect of, any action, determination, or interpretation taken or made with respect to the Plan, unless such action, determination, or interpretation constitutes criminal misconduct, willful negligence, or demonstrates bad faith.
4.
  Eligibility and Participation
The Plan is designed for the benefit of those senior officers of the Company and its Affiliates whose responsibilities and performance significantly influence Company results. Plan Participants shall be selected by the Committee for each Performance Period prior to or on the Determination Date for such Performance Period. Participation in the Plan is on a Performance Period basis only and in the sole discretion of the Committee. No Participant with respect to a specific Performance Period shall be entitled to participate in the Plan in a subsequent Performance Period unless selected as a Participant for such Performance Period by the Committee.
5.
  Determination of Awards
5.1   Prior to or on the Determination Date, the Committee, in its sole discretion, shall assign each Participant a target Award and prescribe all other factors to be used for determining the amount of the Awards to be paid to Participants pursuant to the Plan for a Performance Period. The Committee shall also prescribe the percentage of the target Award for each Participant that will be determined based upon Company Performance Measures and the percentage that will be determined based upon individual performance factors. Target Awards shall be expressed as a percentage of Base Salary. Notwithstanding any other provision of the Plan, the maximum Award payable pursuant to the Plan to a Participant for any Performance Period shall be 150% of the Target Award.
5.2   The Committee shall prescribe what portion of the target Award will be determined based upon each type of Performance Measure to be used for a Performance Period, and the level of achievement of each such goal for the Performance Period that must be reached to earn the portion of the target Award related to such goal. The Committee may also prescribe levels of achievement that will result in an Award higher or lower than the target Award and set minimum achievement thresholds below which no Award based on the particular performance goal will be paid.
5.3   Actual corporate performance will determine the amount of the portion of the Award related to Company performance for each individual Participant that has been earned based on the extent to which the pre-determined thresholds are achieved or exceeded by the Company. All calculations related to the Performance Measures listed in Sections 5.4 shall be made in accordance with generally accepted accounting principles and may exclude any significant non-recurring items that are specified by the Committee. Specifically, (i) Performance Measures based upon cash earnings or cash returns may refer to, or be calculated based upon, net income adjusted to exclude non-cash charges for goodwill amortization and non-cash amortization expenses relating to employee stock ownership plans and restricted stock plans and (if applicable) related tax benefits and (ii) Performance Measures based upon cash operating expenses shall refer to operating expenses, calculated in accordance with GAAP, adjusted to eliminate non-cash charges for goodwill amortization and non-cash amortization expenses relating to employee stock ownership plans and restricted stock plans and (if applicable) related tax benefits.
5.4   The Committee, in its sole discretion, may select the Performance Measures for any Performance Period from among the following:
(i)
  Book value or tangible book value per share
(ii)
  basic earnings per share;
(iii)
  basic cash earnings per share;
(iv)
  diluted earnings per share;
(v)
  diluted cash earnings per share;
(vi)
  net income or net income before taxes;
(vii)
  cash earnings;
(viii)
  net interest income;
(ix)
  non-interest income;
(x)
  non-interest expense to average assets ratio;
(xi)
  efficiency ratio;
(xii)
  cash efficiency ratio;
(xiii)
  return on average assets;
(xiv)
  cash return on average assets;
(xv)
  return on average stockholders' equity;
(xvi)
  cash return on average stockholders' equity;
(xvii)
  return on average tangible stockholders' equity;
(xviii)
  cash return on average tangible stockholders' equity;
(xix)
  core earnings;
(xx)
  operating income;

(xxi)
  operating efficiency ratio;
(xxii)
  net interest rate margin or net interest rate spread;
(xxiii)
  growth in assets, loans, or deposits;
(xxiv)
  loan production volume;
(xxv)
  non-performing loans;
(xxvi)
  cash flow;
(xxvii)  strategic business objectives, consisting of one or more objectives based upon meeting specified cost targets, business expansion goals, and goals relating to acquisitions or divestitures, or goals relating to capital raising and capital management; or
(xxviii)
  any combination of the foregoing.
5.5   The Committee shall prescribe the portion of the target Award that will be determined based upon each type of individual performance goal to be used for a Performance Period, and the levels of achievement of each such goal for the Performance Period that must be reached to earn the portion of the target Award related to such goal. The Committee may also prescribe levels of achievement that will result in an Award higher or lower than the target Award and set minimum achievement thresholds below which no Award based on the particular performance goal will be earned. The portion of the Award related to individual performance goals shall be based upon satisfactory achievement of the individual performance goals established by the Committee. The Committee shall take into consideration the advice of the Chief Executive Officer and President of the Company for this purpose, but the Committee shall make the final determination.
5.6   Except as provided in this Section 5.6, Performance Measures established for a specified Performance Period shall not thereafter be subject to revision or alteration. In the event the Committee determines that a revision or alteration of the target Awards or Performance Measures for a specified Performance Period is appropriate, the Committee shall reestablish such target Awards or Performance Measures to maintain as closely as possible the previously established expected level of overall performance, taken as a whole, as is practicable. Notwithstanding the foregoing, any adjustments to the target Awards or Performance Measures applicable to a “covered employee” within the meaning of Section 162(m) shall conform to the requirements of Code Section 162(m) of the Code and the regulations promulgated thereunder. In connection with a possible revision or alteration of Performance Measures, the Committee may consider factors including, but not limited to, the occurrence of a business combination involving the Company, the declaration and distribution of stock dividends or stock splits, mergers, consolidation or reorganizations, acquisitions or dispositions of a material business units, or infrequently occurring or extraordinary gains or losses.
5.7   The Committee may, in its sole discretion, adjust the amount of an Award for any or all Participants if it determines that circumstances (including, but not limited to, the subjective appraisal of the Participant’s performance for the Performance Period) warrant; provided, however, that in the case of a “covered employee” within the meaning of Section 162(m), any such adjustment meant to conform to the requirements of Code Section 162(m) of the Code and the regulations promulgated thereunder, shall only result in a reduced, but not an increased, payment.
5.8   Any provision of this Plan to the contrary notwithstanding, in the event that an individual becomes employed by the Company or an Affiliate after the beginning of the Performance Period and the Committee, in its sole discretion, selects such individual for participation in the Plan for such initial Performance Period of employment, the Committee may designate a short performance period (instead of the Performance Period) for purposes of this Plan for such Participant that ends on the last day of such Performance Period but begins on a date that is later than the first day of such Performance Period. In such event, the Committee shall establish levels of achievement for the short performance period for those performance factors selected by the Committee for such Participant under the preceding provisions of this Article 5. References in the Plan to the “Performance Period” with respect to any such Participant shall refer to the short performance period established by the Committee pursuant to this Section 5.6 and references in the Plan to the “Determination Date” with respect to such Participant shall mean the latest date possible that will not jeopardize the amounts paid under the Plan as “performance-based compensation” under Code Section 162(m) with respect to such short performance period. In no event shall an individual who is a “covered employee” within the meaning of Section 162(m) be added to the Plan as a Participant after the eighth month of the Performance Period.
6.
  Payments To Participants and Reimbursements to the Company
Prior to the payment of any Awards, the Committee shall certify in writing the level of achievement for each Company performance goal for the Performance Period and the level of achievement by each Participant with respect to any individual performance goals applicable to such Participant’s award and determine the amount of the Award, if any, payable to each Participant. Payment of Awards shall be made in cash as soon as administratively practicable following the Committee’s certification. Participants shall be entitled to elect, prior to a date specified by the Compensation Committee, to defer receipt of a cash payment in accordance with the terms of any Company deferred compensation plan in effect at the time and applicable to such cash payment. Notwithstanding any contrary provision of the Plan, (a) if a Participant experiences a Termination of Employment prior to the end of a Performance Period and the established performance goals have been satisfied fully or partially, the Committee, in its sole discretion, may reduce or eliminate the Award to be paid to such Participant for such Performance Period pursuant to this Plan and the Award, if any, paid to such a Participant will be paid at the same time as applicable to all Participants, and (b) no provision of the Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. The Company shall withhold all applicable taxes required by law from any payment, including any federal, FICA, state, and local taxes.
Awards paid under this Plan that are later found to be based upon materially inaccurate financial information, the correction of which causes the amounts previously paid to be deemed an overpayment, must be repaid by the Participant, in whole or in part, in the sole discretion of the Committee. The Committee cannot exercise such discretion, and each Participant agrees to reimburse the Company, with respect to any Award received under the Plan to the extent required by any clawback or recoupment requirements of Section 304 of the Sarbanes-Oxley Act of 2002, Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, or as otherwise required by applicable law.
7.
  Employment Rights
Nothing in the Plan shall confer upon any Participant the right to continue in the employ of the Company or its Affiliates or shall interfere with or restrict in any way the rights of the Participant’s employer to discharge or change the terms of employment of any Participant at any time for any reason whatsoever, with or without cause.
8.
  Effect Upon Other Plans
The adoption of the Plan shall not affect any other equity or other compensation or incentive plan in effect for the Company or any Affiliate, and the Plan shall not preclude the Board from establishing any other forms of incentive compensation for employees of the Company or its Affiliates.
9.
  Governing Law
The Plan shall be construed, administered, and enforced according to the laws of the State of New Jersey, without giving effect to the conflict of laws principles thereof, except to the extent that such laws are preempted by federal law.
10.
  Notices
Any communication required or permitted to be given under the Plan, including any notice, direction, designation, comment, instruction, objection, or waiver, shall be in writing and shall be deemed to have been given at such time as it is delivered personally or five (5) days after mailing if mailed, postage prepaid, by registered or certified mail, return receipt requested, addressed to the Committee, at the Company’s principal executive offices, and to a Participant, to the Participant’s address as shown in the Company’s personnel records.

11.
  Successors and Assigns
The provisions of the Plan shall inure to the benefit of and be binding upon, the Participants and their respective legal representatives and testate or intestate distributes, and the Company, its Affiliates, and their respective successors and assigns, including any successor by merger or consolidation or a statutory receiver or any other person or firm or corporation to which all or substantially all of the assets and business of the Company may be sold or otherwise transferred.
12.
  Amendment, Suspension, or Termination of the Plan
The Board, in its sole discretion, may alter, amend, or terminate the Plan, or any part thereof, at any time and for any reason; provided, however, that if and to the extent required to ensure the Plan’s qualification under Code Section 162(m) as “performance-based compensation,” any such amendment shall be subject to shareholder approval.
13.
  Severability
If any provision of the Plan is or becomes or is deemed to be invalid, illegal, or unenforceable in any jurisdiction, such provision shall be construed or deemed amended to conform to applicable laws, or if it cannot be so construed or deemed amended without, in the determination of the Committee, materially altering the purpose or intent of the Plan, such provision shall be stricken as to such jurisdiction, and the remainder of the Plan shall remain in full force and effect.
14.
  Qualified Performance-based Compensation
With regard to compensation paid to Participants under this Plan, all of the terms and conditions of the Plan shall be interpreted in such a manner as to qualify all compensation paid hereunder as “qualified performance-based compensation” within the meaning of Code Section 162(m).
15.
  Effective Date; Term
The Plan shall be effective upon adoption by the Board of Directors of the Company, subject to approval by Stockholders. If the Plan is not approved by the stockholders, the Plan shall terminate and all actions taken under the Plan shall be null and void and no payments shall be made under the Plan. The Plan shall expire after the completion of the Performance Period ending December 31, 2019 and the payment of Awards, if any, payable with respect to such Performance Period.

REVOCABLE PROX YNORTHFIELD BANCORP, INC. YOUR VOTE IS IMPORTANT! PROXY VOTING INSTRUCTIONS Stockholders of record have three ways to vote:1. By Telephone (using a Touch-Tone Phone); or2. By Internet; or3. By Mail. To Vote by Telephone: Call 1-855-666-8600 Toll-Free on a Touch-Tone Phone anytime prior to 3:00 a.m., May 28, 2014.To Vote by Internet:Go to https://www.rtcoproxy.com/nfbk prior to 3:00 a.m., May 28, 2014.Please note that the last vote received from a stockholder, whether by telephone, by Internet or by mail, will be the vote counted. Mark here if you plan to attend the meeting. Mark here for address change. IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL MEETING OF STOCKHOLDERS The Notice and Proxy Statement, Annual Report on Form 10-K and Proxy Card are available at www.enorthfield.com/proxy. FOLD HERE IF YOU ARE VOTING BY MAIL PLEASE DO NOT DETACH PLEASE MARK VOTES X AS IN THIS EXAMPLE1. The election as Directors of all nominees listed below each to serve for the term shown:Nominees:(01) John W. Alexander –  Three-Year Term(02) Annette Catino – Three-Year Term(03) John P. Connors, Jr. – Three-Year Term(04) Steven M. Klein – Two-Year Term With- For All For hold Except2. The approval of the Northfield Bancorp, Inc. 2014 Equity Incentive Plan.3. The approval of the Northfield Bancorp Inc. Management Cash Incentive Plan.4. The ratification of the appointment of KPMG LLP as independent registered public accounting firm for the year ending December 31, 2014.5. An advisory (non-binding) resolution to approve the executive compensation described in the Proxy Statement. For Against Abstain For Against Abstain For Against Abstain For Against Abstain INSTRUCTION: To withhold your vote for fewer than all of the nominees, vote “For All Except” and write the name of the nominee(s) on the line(s) below. The Board of Directors recommends a vote “FOR” proposals 1, 2, 3, 4, and 5.THIS PROXY WILL BE VOTED AS DIRECTED, BUT IF NO INSTRUCTIONS ARE SPECIFIED, THIS PROXY WILL BE VOTED FOR EACH OF THE PROPOSALS STATED ABOVE. IF ANY OTHER BUSINESS IS PRESENTED AT THE ANNUAL MEETING, THIS PROXY WILL BE VOTED BY THE ABOVE-NAMED PROXIES AT THE DIRECTION OF A MAJORITY OF THE BOARD OF DIRECTORS. AT THE PRESENT TIME, THE BOARD OF DIRECTORS KNOWS OF NO OTHER BUSINESS TO BE PRESENTED AT THE ANNUAL MEETING. Please be sure to date and sign this proxy card in the box below. Date Sign above Co-holder (if any) sign above Please sign exactly as your name appears on this card. When signing as attorney, executor, administrator, trustee or guardian, please give your full title. If shares are held jointly, each holder should sign.7706

NORTHFIELD BANCORP, INC. — ANNUAL MEETING, MAY 28, 2014yOUR VOTE IS IMPORTANT! Annual Meeting Materials are available on-line at:http://www.enorthfield.com/proxyyou can vote in one of three ways:1. Call toll free 1-855-666-8600 on a Touch-Tone Phone. There is NO? CHARGE to you for this call.or2. Via the Internet at https://www.rtcoproxy.com/nfbk and follow the instructions.or3. Mark, sign and date your proxy card and return it promptly in the enclosed envelope. PLEASE SEE REVERSE SIDE FOR VOTING INSTRUCTIONS (Continued, and to be marked, dated and signed, on the other side) REVOCABLE PROXY NORTHFIELD BANCORP, INC. ANNUAL MEETING OF STOCKHOLDERS May 28, 2014 10:00 a.m. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS The undersigned hereby appoints the full Board of Directors (other than those listed as nominees in this proxy), with full powers of substitution, to act as attorneys and proxies for the undersigned to vote all shares of common stock of Northfield Bancorp, Inc. (the “Company”) which the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held at the Hilton Garden Inn, located at 1100 South Avenue, Staten Island, New York, 10314, at 10:00 a.m. (local time) on May 28, 2014. The proxy committee is authorized to cast all votes to which the undersigned is entitled as follows: Should the stockholder be present and elect to vote at the annual meeting or at any adjournment thereof and after notification to the Secretary of Northfield Bancorp, Inc. at the annual meeting of the stockholder’s decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect. This proxy may also be revoked by sending written notice to the Secretary of Northfield Bancorp, Inc. at the address set forth on the Notice of Annual Meeting of Stockholders, or by the filing of a later proxy prior to a vote being taken on a particular proposal at the annual meeting. The stockholder acknowledges receipt from Northfield Bancorp, Inc. prior to the execution of this proxy of notice of the annual meeting, audited financial statements and a proxy statement dated April 25, 2014.PLEASE PROVIDE YOUR INSTRUCTIONS TO VOTE By TELEPHONE OR THE INTERNET OR COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE. 7706